                                              Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 33-43278

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 13, 2000
(TO PROSPECTUS DATED SEPTEMBER 13, 2000)

                                  $352,800,000

                      HOME EQUITY LOAN-BACKED TERM NOTES,
                                 SERIES 2000-1

                      IRWIN HOME EQUITY LOAN TRUST 2000-1
                                     ISSUER

                         IRWIN HOME EQUITY CORPORATION
                                   ORIGINATOR

                      IRWIN UNION BANK AND TRUST COMPANY
                                MASTER SERVICER

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR


                                    NOTES

                                    The Irwin Home Equity Loan Trust 2000-1
----------------------------------  includes four groups of residential mortgage loans consisting of fixed-rate home equity
                                    loans and adjustable-rate home equity lines
 YOU SHOULD CONSIDER CAREFULLY      of credit. The trust will also include funds
 THE RISK FACTORS BEGINNING ON      on deposit in an account to be used to
 PAGE S-16 IN THIS PROSPECTUS       acquire home equity loans and home equity
 SUPPLEMENT AND PAGE 3 IN THE       lines of credit subsequent to the date of
 PROSPECTUS.                        issuance of the notes. The trust will issue
                                    nine classes of term notes, the variable
                                    funding notes and the certificates. Only the
 THE TERM NOTES WILL REPRESENT      nine classes of term notes are offered
 OBLIGATIONS OF THE TRUST CREATED   hereby. You can find a list of these classes
 FOR SERIES 2000-1 AND WILL NOT     of term notes, together with certain other
 REPRESENT OWNERSHIP INTERESTS IN   characteristics, on Page S-5 of this
 OR OBLIGATIONS OF BEAR STEARNS     prospectus supplement.
 ASSET BACKED SECURITIES, INC.,
 IRWIN UNION BANK AND TRUST
 COMPANY OR ANY OF THEIR            CREDIT ENHANCEMENT
 AFFILIATES.
                                    Credit enhancement for the notes consists
                                    of:
 THIS PROSPECTUS SUPPLEMENT MAY
 BE USED TO OFFER AND SELL          o the portion of interest paid by the
 THE TERM NOTES OFFERED HEREBY        borrowers on the loans in excess of what
 ONLY IF ACCOMPANIED BY THE           is necessary to pay interest earned on
 PROSPECTUS.                          the notes and certain expenses of the
                                      trust;

----------------------------------  o overcollateralization and limited cross-collateralization, to the extent
                                      developed herein; and

                                    o an irrevocable and unconditional financial
                                      guaranty insurance policy issued by Ambac
                                      Assurance Corporation.


                               [GRAPHIC OMITTED]


UNDERWRITING

-------------------------------------------------------------------------------------------------------------------
                                        INITIAL
                                       TERM NOTE                              PRICE TO             PROCEEDS TO
                                       BALANCE(1)         NOTE RATE           PUBLIC(2)            DEPOSITOR(3)
-------------------------------------------------------------------------------------------------------------------
 Class A-1 Term Notes ..........      $100,000,000         7.710%              99.99888%            99.69888%
-------------------------------------------------------------------------------------------------------------------
 Class A-2 Term Notes ..........      $ 42,117,000        Variable            100.00000%            99.70000%
-------------------------------------------------------------------------------------------------------------------
 Class A-3 Term Notes ..........      $ 34,321,000         7.460%              99.97728%            99.67728%
-------------------------------------------------------------------------------------------------------------------
 Class A-4 Term Notes ..........      $ 17,221,000         7.660%              99.98882%            99.68882%
-------------------------------------------------------------------------------------------------------------------
 Class A-5 Term Notes ..........      $ 16,163,000         7.780%              99.94679%            99.64679%
-------------------------------------------------------------------------------------------------------------------
 Class A-6 Term Notes ..........      $ 27,178,000         7.960%              99.94684%            99.64684%
-------------------------------------------------------------------------------------------------------------------
 Class A-7 Term Notes ..........      $ 50,000,000         7.650%              99.91882%            99.61882%
-------------------------------------------------------------------------------------------------------------------
 Class A-8 Term Notes ..........      $ 65,800,000        Variable            100.00000%            99.70000%
-------------------------------------------------------------------------------------------------------------------
 Class IO-2 Term Notes .........           (4)             8.000%              17.59375%            17.41386%
-------------------------------------------------------------------------------------------------------------------
  Total ........................      $352,800,000                         $355,659,635.90       $354,571,235.90
-------------------------------------------------------------------------------------------------------------------

---------
(1)   Plus or minus 5%.

(2) Plus accrued interest, if any, from September 1, 2000, except with respect to the Class A-2 and Class A-8 Term Notes.

(3)   Before deducting expenses, estimated to be approximately $350,000.

(4) The Class IO-2 Term Notes will be interest-only Notes. Interest will accrue on a notional balance of $16,677,000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TERM NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

     The underwriter listed below will offer the term notes subject to certain conditions. See "Method of Distribution" in this prospectus supplement. Delivery of the term notes is expected to be made in book entry form on or about September 26, 2000. The term notes will be offered in the United States and Europe.


                            BEAR, STEARNS & CO. INC.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

         We provide information to you about the term notes in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of term notes; and

     o this prospectus supplement, which describes the specific terms of your series of term notes.

IF THE DESCRIPTION OF YOUR TERM NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used both in the prospectus and prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page 89 in the accompanying prospectus and under the caption "Index of Defined Terms" beginning on page S-101 in this prospectus supplement.

The Depositor's principal offices are located at 245 Park Avenue, New York, New York 10167, and its phone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                  Page

SUMMARY...........................................S-3
RISK FACTORS......................................S-16
INTRODUCTION......................................S-21
DESCRIPTION OF THE MORTGAGE LOANS.................S-21
IRWIN FUNDING CORP................................S-55
IRWIN HOME EQUITY CORPORATION.....................S-55
PREPAYMENT AND YIELD CONSIDERATIONS...............S-59
THE MASTER SERVICER...............................S-72
SERVICING OF THE MORTGAGE LOANS...................S-73
THE ISSUER........................................S-76
THE OWNER TRUSTEE.................................S-77
THE INDENTURE TRUSTEE.............................S-77
DESCRIPTION OF THE SECURITIES.....................S-77
DESCRIPTION OF THE MORTGAGE LOAN SALE
  AGREEMENT AND THE PURCHASE AND SALE AGREEMENT...S-89
DESCRIPTION OF THE SALE AND SERVICING AGREEMENT...S-92
DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE..S-93
DESCRIPTION OF THE POLICY.........................S-96
THE ENHANCER......................................S-97
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........S-98
ERISA CONSIDERATIONS..............................S-99
LEGAL INVESTMENT..................................S-99
METHOD OF DISTRIBUTION............................S-99
EXPERTS...........................................S-100
LEGAL MATTERS.....................................S-101
RATINGS...........................................S-101
INDEX OF DEFINED TERMS............................S-3
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES..........................A-I-1


                                                      PROSPECTUS

                                                  Page

RISK FACTORS.........................................3
DESCRIPTION OF THE SECURITIES........................8
THE TRUST FUNDS.....................................13
ENHANCEMENT.........................................22
SERVICING OF LOANS..................................25
THE AGREEMENTS......................................32
CERTAIN LEGAL ASPECTS OF THE LOANS..................42
THE DEPOSITOR.......................................53
USE OF PROCEEDS.....................................53
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...........53
STATE TAX CONSIDERATIONS............................76
FASIT SECURITIES....................................76
ERISA CONSIDERATIONS................................81
LEGAL MATTERS.......................................85
FINANCIAL INFORMATION...............................85
AVAILABLE INFORMATION...............................86
INCORPORATION OF CERTAIN INFORMATION
  BY REFERENCE......................................86
RATING..............................................86
LEGAL INVESTMENT....................................87
PLAN OF DISTRIBUTION................................87
INDEX OF DEFINED TERMS..............................89

                                     SUMMARY

         The following summary is a general overview of the term notes offered hereby and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the term notes, you should read carefully this entire document and the accompanying prospectus.

Title of the offered securities.....  Home Equity Loan-Backed Term Notes, Series
                                      2000-1.

Issuer..............................  Irwin Home Equity Loan Trust 2000-1.

Depositor...........................  Bear Stearns Asset Backed Securities, Inc.

Transferor..........................  Irwin Funding Corp.

Originator..........................  Irwin Home Equity Corporation.

Master servicer.....................  Irwin Union Bank and Trust Company.

Owner trustee.......................  Wilmington Trust Company.

Indenture trustee...................  Wells Fargo Bank Minnesota, National
                                      Association.

Enhancer............................  Ambac Assurance Corporation.

Mortgage loans......................  Initially, mortgage loans with an aggregate principal balance of
                                      approximately $193,604,082.81, as of the cut-off date, consisting of 1,882 closed-end, fixed-rate home equity loans with combined loan-to-value ratios generally less than or equal to 100%, 2,251 closed-end, fixed-rate home equity loans with combined loan-to-value ratios generally less than or equal to 125%, and 870 adjustable-rate home equity lines of credit with combined loan-to-value ratios generally less than or equal to 100%, secured, in each case, by first, second or more junior mortgages or deeds of trust on one- to four-family residential properties. Along with the initial mortgage loans, the issuer will also purchase from Irwin Union Bank and Trust Company, mortgage loans consisting of fixed-rate home equity loans and adjustable-rate home equity lines of credit prior to March 31, 2001 and additional draws on previously acquired home equity lines of credit prior to September 30, 2004.

Cut-off date........................  The close of business on August 31, 2000 will be the initial cut-off date. In the case of any mortgage loan originated after that date and sold to the trust, the applicable date as of which such mortgage loan is sold to the Trust.

Closing date........................  On or about September 26, 2000.

Payment dates.......................  Beginning in October 2000 on the 25th day
                                      of each month or, if the 25th day is not a business day, on the next business day.

Form of term notes..................  Book-entry form, same day funds through
                                      DTC, Clearstream, Luxembourg or Euroclear.

                                   TERM NOTES

---------------------------------------------------------------------------------------------------------
                               INITIAL
                NOTE          TERM NOTE      INITIAL RATING      FINAL SCHEDULED
CLASS           RATE           BALANCE      (MOODY'S/S&P)(1)     PAYMENT DATE(2)        DESIGNATIONS
---------------------------------------------------------------------------------------------------------
A-1           7.710%(3)      $100,000,000       Aaa/AAA         February 25, 2010    Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------
A-2           Variable(4)    $ 42,117,000       Aaa/AAA         September 25, 2002   Senior/ Variable
                                                                                     Rate
---------------------------------------------------------------------------------------------------------
A-3           7.460%         $ 34,321,000       Aaa/AAA         November 25, 2004    Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------
A-4           7.660%         $ 17,221,000       Aaa/AAA          August 25, 2006     Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------
A-5           7.780%         $ 16,163,000       Aaa/AAA         December 25, 2008    Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------
A-6           7.960%(3)      $ 27,178,000       Aaa/AAA            May 25, 2012      Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------
A-7           7.650%(3)      $ 50,000,000       Aaa/AAA          January 25, 2012    Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------
A-8           Variable(5)    $ 65,800,000       Aaa/AAA          October 25, 2009    Senior/Variable
                                                                                     Rate
---------------------------------------------------------------------------------------------------------
IO-2          8.000%(6)          (7)            Aaa/AAA           March 25, 2003     Senior/Fixed
                                                                                     Rate/Interest Only
---------------------------------------------------------------------------------------------------------
Total
Term                         $352,800,000
Notes
---------------------------------------------------------------------------------------------------------

(1)  See "Ratings" in this prospectus supplement.

(2) Based on the assumption that the Master Servicer has exercised its option to repurchase all of the mortgage loans in the related loan group and the other assumptions described in this prospectus supplement. See "Prepayment and Yield Considerations" herein. Due to losses and prepayments on the mortgage loans in each loan group, the final payment dates on each class of term notes may be substantially earlier than such dates. Under certain circumstances, the final payment dates on each class of term notes may be later than such dates.

(3) The note rate will increase by 0.50% per annum after the related Step-Up Date. The "STEP-UP DATE" for each loan group and the related notes is the first payment date on which the aggregate outstanding principal balance of the mortgage loans in such loan group is less than 10% of the sum of (x) the aggregate principal balance of the mortgage loans in such loan group as of the cut-off date and (y) the amount on deposit in the pre-funding account on the closing date that is available to be used to purchase mortgage loans for such loan group.

(4) On any payment date, equal to the lesser of (i) LIBOR plus 0.120% (or, for any payment after the related Step-Up Date, LIBOR plus 0.240%) per annum, and (ii) 10.00% per annum.

(5) On any payment date, equal to the least of (i) LIBOR plus 0.240% (or, for any payment after the related Step-Up Date, LIBOR plus 0.480%) per annum,
     (ii) the weighted average net mortgage interest rate of the mortgage loans in loan group IV, and (iii) 14.00% per annum.

(6) The Class IO-2 Term Notes will be interest only notes. Interest will accrue on the notional balance of the Class IO-2 Term Notes.

(7) The Class IO-2 Term Notes will have a notional balance of $16,677,000. The Class IO-2 Term Notes will not have a principal balance.

THE TRUST

The depositor will establish the Irwin Home Equity Loan Trust 2000-1, a Delaware business trust. The trust will be established pursuant to a trust agreement, dated as of August 31, 2000, between the depositor and the owner trustee. The trust will issue the notes pursuant to an indenture dated as of August 31, 2000, between the issuer and the indenture trustee. The assets of the trust will include:

o the unpaid principal balance of the mortgage loans as of the close of business on the initial cut-off date;

o the unpaid principal balance as of the related cut-off date of mortgage loans added to the property of the trust after the closing date; and

o any additions to the home equity lines of credit as a result of draws or new advances of money made pursuant to the applicable loan agreement after the cut-off date or related subsequent cut-off date.

The unpaid principal balance of a home equity line of credit on any day will be equal to:

o    its cut-off date balance,

o plus any additional balances relating to that home equity line of credit sold to the issuer before that day,

o minus all collections credited against the principal balance of that home equity line of credit in accordance with the related loan agreement since the cut-off date or related subsequent cut-off date. The principal balance of a liquidated home equity line of credit after the final recovery of related liquidation proceeds will be zero.

In addition to the mortgage loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts, including the pre-funding account, the funding account, and other collections on the mortgage loans. The trust will also include a financial guaranty insurance policy provided by Ambac Assurance Corporation, which will guarantee certain payments on the notes.

Payments of interest and principal on the notes will be made only from payments received in connection with the mortgage loans and the financial guaranty insurance policy to the extent described herein.


MORTGAGE LOANS

The statistical information presented in this prospectus supplement reflects the pool of initial mortgage loans as of the cut-off date.

The mortgage loans to be acquired by the trust on the closing date will include initial mortgage loans with the following characteristics as of the cut-off date:

o fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally less than or equal to 100%, secured by first, second or more junior mortgages or deeds of trust on residential properties with original terms to maturity of up to 30 years. No more than approximately 98.41% of these home equity loans (by cut-off date balance) are secured by second or more junior mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. These home equity loans are expected to have an aggregate principal balance of approximately $74,772,510.69 as of the cut-off date;

o fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally less than or equal to 125%, secured by first, second or more junior mortgages or deeds of trust on residential properties. No more than approximately 99.92% of these mortgage loans (by cut-off date balances) are secured by second or more junior mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. These mortgage loans are expected to have an aggregate principal balance of approximately $78,024,245.26 as of the cut-off date;

o adjustable-rate home equity lines of credit evidenced by the related loan agreements, with combined loan-to-value ratios of up to 100%, secured by first, second or more junior mortgages or deeds of trust on residential properties. No more than approximately 99.83% of these mortgage loans (by cut-off date balances) are secured by second or more junior mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. These mortgage loans are expected to have an aggregate principal balance of approximately $40,807,326.86 as of the cut-off date;

MORTGAGE LOAN GROUPS

The mortgage loans assigned and transferred to the issuer and pledged to the indenture trustee as of the closing date will be divided into four loan groups.

Loan group I is expected to include initial mortgage loans which have an aggregate principal balance of approximately $54,310,211.24 as of the cut-off date and which consist solely of fixed-rate, closed-end home equity loans secured by first, second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 100%.

Loan group II is expected to include initial mortgage loans which have an aggregate principal balance of approximately $68,487,921.38 as of the cut-off date and which consist solely of fixed-rate, closed-end home equity loans secured by second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally in excess of 100% and less than or equal to 125% or, in certain cases, less than or equal to 100%.

Loan group III is expected to include initial mortgage loans which have an aggregate principal balance of approximately $29,998,623.33 as of the cut-off date and which consist solely of fixed-rate, closed-end home equity loans secured by first or second mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 125%.

Loan group IV is expected to include initial mortgage loans which have an aggregate principal balance of approximately $40,807,326.86 as of the cut-off date and which consist solely of adjustable-rate home equity lines of credit secured by first, second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 100%.

In the case of the mortgage loans to be included in loan groups I and III, the original principal balance of each such mortgage loan will not exceed the current loan limits for mortgages eligible for purchase by Freddie Mac.

Approximately 2.19% of the mortgage loans in loan group I, as of the cut-off date, are secured by first mortgages or deeds of trust, and the remainder are secured by second or more junior mortgages or deeds of trust. In addition, the mortgage loans in loan group I have the following characteristics as of the cut-off date:

Range of principal balances                    $1,808.82 to
                                               $181,434.87
Average principal balance                      $34,417.12
Range of mortgage interest rates               7.900% to 20.650%
Weighted average mortgage interest rate        12.408%
Range of original terms to maturity            60 to 360 months
Weighted average original term to maturity     210 months
Range of remaining terms to maturity           57 to 357 months
Weighted average remaining term to
   maturity                                    209 months
Range of combined loan-to-value ratios         10.00% to 100.00%
Weighted average combined loan-to-value
   ratios                                      91.46%


None of the mortgage loans in loan group II, as of the cut-off date, are secured by first mortgages or deeds of trust, and the remainder are secured by second or more junior mortgages or deeds of trust. In addition, the mortgage loans in loan group II have the following characteristics as of the cut-off date:


Range of principal balances                    $3,600.00 to
                                               $224,709.71
Average principal balance                      $41,109.20
Range of mortgage interest rates               8.400% to 21.600%
Weighted average mortgage interest rate        14.205%
Range of original terms to maturity            108 to 300 months
Weighted average original term to maturity     219 months
Range of remaining terms to maturity           92 to 300 months
Weighted average remaining term to
   maturity                                    216 months
Range of combined loan-to-value ratios         41.05% to 125.00%
Weighted average combined loan-to-value
   ratios                                      109.00%


Approximately 0.20% of the mortgage loans in loan group III, as of the cut-off date, are secured by first mortgages or deeds of trust, and the remainder are secured by second mortgages or deeds of trust. In addition, the mortgage loans in loan group III have the following characteristics as of the cut-off date:

Range of principal balances                     $4,000.00 to $99,630.69
Average principal balance                       $33,744.23
Range of mortgage interest rates                9.900% to 21.600%
Weighted average mortgage interest rate         15.113%
Range of original terms to maturity             120 to 360 months
Weighted average original term to maturity      202 months
Range of remaining terms to maturity            112 to 339 months
Weighted average remaining term to
   maturity                                     199 months
Range of combined loan-to-value ratios          102.86% to 125.20%
Weighted average combined loan-to-value
   ratios                                       117.71%

Approximately 1.18% of the mortgage loans in loan group IV, as of the cut-off date, are secured by first mortgages or deeds of trust, and the remainder are secured by second or more junior mortgages or deeds of trust. In addition, the mortgage loans in loan group IV have the following characteristics as of the cut-off date:

Range of principal balances                      $944.67 to $500,000.00

Average principal balance                        $46,904.97

Range of mortgage interest rates                 8.500% to 18.900%

Weighted average mortgage interest rate          12.140%

Range of maximum mortgage interest rates         15.900 to 25.900%

Range of minimum mortgage interest rates         5.900% to 15.900%

Range of gross margins                           -0.100% to 9.400%

Weighted average maximum mortgage
interest rates                                   19.715%

Weighted average minimum mortgage
interest rates                                   9.566%

Weighted average gross margin                    2.681%

Original term to maturity (all loans)            240 months

Range of remaining terms to maturity             195 to 240 months

Weighted average remaining  term to
   maturity                                      237 months

Range of combined loan-to-value ratios           7.14% to 100.00%

Weighted average combined loan-to-value
   ratios                                        88.66%

See "Description of the Mortgage Loans" in this prospectus supplement.

The Class A-1 Term Notes generally will be entitled to receive collections on the mortgage loans in loan group I; the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Term Notes (referred to collectively as the "GROUP 2 TERM NOTES") generally will be entitled to receive collections on the mortgage loans in loan group II; the Class A-7 Term Notes generally will be entitled to receive collections on the mortgage loans in loan group III; and the Class A-8 Term Notes and variable funding notes generally will be entitled to receive collections on the mortgage loans in loan group IV. The Class IO-2 Term Notes will be entitled to receive collections on (i) those mortgage loans in loan group II with combined loan-to-value ratios generally in excess of 100% and less than or equal to 125%, and (ii) all of the mortgage loans in loan group III.

THE VARIABLE FUNDING NOTES

In addition to the term notes, the trust will also issue Home Equity Loan-Backed Variable Funding Notes, Series 2000-1. The variable funding notes will not be offered by this prospectus supplement.

THE CERTIFICATES

The trust will also issue Home Equity Loan-Backed Certificates, Series 2000-1, which will not be offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

PRE-FUNDING ACCOUNT

On the closing date, an amount equal to the excess of the aggregate initial principal balance of the term notes plus the initial overcollateralization amount, if any, required by the enhancer, over the aggregate principal balance of the initial mortgage loans acquired by the trust on the closing date will be deposited from the proceeds of the sale of the term notes into a pre-funding account. Approximately $46,853,167.62 will be allocated to purchasing subsequent home equity loans for loan group I, approximately $68,745,889.64 will be allocated to purchasing subsequent home equity loans for loan group II, approximately $20,001,376.67 will be allocated to purchasing subsequent home equity loans for loan group III and approximately $25,994,703.60 will be allocated to purchasing subsequent home equity lines of credit for loan group
IV. The transferor will be obligated to sell mortgage loans to the trust after the closing date and the trust will be obligated, subject to the consent of the enhancer, to purchase such subsequent mortgage loans from funds on deposit in the pre-funding account during the period from the closing date until the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $100,000, (ii) March 31, 2001 and (iii) the occurrence, if any, of a servicer default under the sale and servicing agreement, a managed amortization event or a rapid amortization event, as further described herein. The subsequent mortgage loans, as well as the initial mortgage loans, will conform to certain specified characteristics. Amounts on deposit in the pre-funding account will be invested in permitted investments specified in the indenture. Any amount remaining in the pre-funding account at the end of the pre-funding period described above that was allocated to purchase subsequent mortgage loans for loan groups I, II and III will be paid to the related class of noteholders (other than the holders of the Class IO-2 Term Notes) as a payment of principal. Any amount remaining in the pre-funding account at the end of the pre-funding period described above that was allocated to purchase subsequent home equity lines of credit for loan group IV will be used to purchase additional balances through the end of the managed amortization period for the Class A-8 Term Notes, as described in this prospectus supplement, subject to certain conditions and thereafter will be paid to the related class of noteholders as a payment of principal.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

CAPITALIZED INTEREST ACCOUNT

On the closing date, the transferor, if required by the enhancer, will make a cash deposit from the proceeds of the sale of the notes into a capitalized interest account held by the indenture trustee, unless a letter of credit evidencing the availability of such amount is delivered to the indenture trustee on the closing date. Any letter of credit must be in form and substance, and from a provider, acceptable to the enhancer. Amounts on deposit in the capitalized interest account will be withdrawn, or drawings under such letter of credit will be made, on each payment date during the pre-funding period to fund portions of the interest payments on the notes to the extent set forth in the indenture and the sale and servicing agreement.

We refer you to "Description of the Securities , Capitalized Interest Account" in this prospectus supplement for further information.

FUNDING ACCOUNT

An account designated the "funding account" will be set up with the indenture trustee on the closing date. On each payment date during the revolving period for the Class A-1 Term Notes, the indenture trustee will deposit principal collections related to group I for the related collection period into the funding account and will apply such collections to buy more home equity loans for loan group I, to the extent they are available. On each payment date during the period beginning at the end of the pre-funding period described above and terminating at the end of the managed amortization period for the Class A-8 Term Notes, the indenture trustee, from any amounts transferred from the pre-funding account to the funding account at the end of the pre-funding period that had been allocated to purchase subsequent home equity lines of credit, will apply such amounts to buy additional balances for loan group IV, to the extent they are available. To the extent that any amounts deposited in the funding account have not been applied to buy mortgage loans and additional balances at the end of the revolving period or the managed amortization period, as the case may be, for the related Class of notes, the amount left in the funding account will be paid to the related noteholders as a payment of principal.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

INTEREST PAYMENTS

Interest payments on each class of the notes will be made monthly on each payment date, beginning in October 2000, at the respective note rates described on page S-5 in this prospectus supplement. The Class IO-2 Term Notes, which will be interest only notes, will only receive interest payments up to and including the payment date in March 2003. The interest period for the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7

Term Notes for each payment date will be the calendar month preceding the month in which that payment date occurs. Interest on the Class A-2 and Class A-8 Term Notes for each payment date will accrue from the preceding payment date (or, in the case of the first payment date, from the closing date) through the day before that payment date, on the basis of the actual number of days in that interest period and a 360-day year.

All interest payments on the notes for any payment date will be allocated to the notes based on their respective interest accruals. Interest will accrue on the Class IO-2 Term Notes on the notional balance thereof. The initial notional balance of the Class IO-2 Term Notes will be $16,677,000 and will not be subject to reduction unless the aggregate principal balance of (i) all of the home equity loans in loan group II secured by second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally in excess of 100% and less than or equal to 125% and (ii) all of the home equity loans in loan group III is reduced below $16,677,000 on or before March 1, 2003. All interest payments on the Class A-8 Term Notes and the variable funding notes will be allocated to such classes of notes pro rata based on their respective interest accruals. The interest rate on the variable funding notes for any payment date will not significantly exceed the note rate on the Class A-8 Term Notes for the related interest period.

PRINCIPAL PAYMENTS

On each payment date during the revolving period for the Class A-1 Term Notes, no principal will be paid on the Class A-1 Term Notes, and all principal collections for the related loan group will be deposited into the funding account and used to purchase subsequent home equity loans for such loan group. Only the Class A-1 Term Notes will have a revolving period.

On each payment date during the managed amortization period for the Class A-8 Term Notes, the aggregate amount payable as principal of the Class A-8 Term Notes will be equal to principal collections for loan group IV for that payment date, less any additional balances created with respect to mortgage loans in loan group IV, as further described in this prospectus supplement. Only the Class A-8 Term Notes will have a managed amortization period.

On each payment date during the rapid amortization period for each class of notes, the aggregate amount payable as principal on such class of notes will be equal to principal collections for that payment date for the related loan group. In addition, on each payment date, to the extent of funds available for that purpose, holders of the related class of term notes and the holders of the variable funding notes will be entitled to receive certain additional amounts in reduction of the note balance of the related notes, generally equal to liquidation loss amounts, as further described in this prospectus supplement.

All principal allocated to the Group 2 Term Notes will be paid sequentially to the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Term Notes, in that order, until the outstanding term note balance of each such class has been paid in full. No principal will be paid to the Class IO-2 Term Notes, which are interest only notes.

All principal payments on the Class A-8 Term Notes and the variable funding notes will be allocated to such classes of notes pro rata based on the outstanding term note balances or variable funding balances thereof until paid in full.

In no event will principal payments on each class of notes on any payment date exceed the related term note balance (or the variable funding balance in the case of the variable funding notes) of those notes on that payment date. On the final payment date, principal will be due and payable on the notes in an amount equal to the related term note balance (or the variable funding balance in the case of the variable funding notes) remaining outstanding on that payment date.

As to the Class A-1 Term Notes, the revolving period will be the period beginning on the closing date and ending on the earlier of January 31, 2001 and the occurrence of certain rapid amortization events; and the rapid amortization period will be the period beginning on the first payment date following the end of the revolving period and ending upon the termination of the issuer.

As to the Group 2 Term Notes and the Class A-7 Term Notes, the rapid amortization period will be the period beginning on the closing date and ending upon the termination of the issuer.

As to the Class A-8 Term Notes, the managed amortization period will be the period beginning on the closing date and ending on the earlier of September 30, 2004 and the occurrence of certain rapid amortization events; and the rapid amortization period will be the period beginning on the earlier of (i) the first payment date following the end of the managed amortization period and (ii) the occurrence of certain rapid amortization events, and ending upon the termination of the issuer.

The amortization periods refer to the rapid amortization period, in the case of the Class A-1, Group 2 and Class A-7 Term Notes, and to the managed and rapid amortization periods in the case of the Class A-8 Term Notes.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of the allocation of principal payments on the term notes.

RESERVE ACCOUNT

An account designated the "reserve account" will be set up with the indenture trustee on the closing date. On each payment date, if the aggregate overcollateralization amount for all loan groups is less than the aggregate overcollateralization target amount for all loan groups, the amount of any remaining excess spread for each loan group will be deposited in the reserve account to be applied to cover any unpaid current interest with respect to the term notes backed by any loan group and any liquidation losses for each loan group not otherwise covered by principal and interest collections from such loan group. To the extent that the aggregate overcollateralization amount for all loan groups (including amounts, if any, on deposit in the funding account, the pre-funding account and the reserve account) equals or exceeds the aggregate overcollateralization target amount for all loan groups, any funds on deposit in the reserve account above the amount required to achieve such overcollateralization target amount, as of such date, will be released to the holder of the certificates and will no longer be available to cover unpaid current interest or liquidation losses.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for further information.

PRIORITY OF PAYMENTS ON THE NOTES

Payments of principal and interest on the mortgage loans will be collected each month. After retaining its master servicing fee and amounts that reimburse the master servicer or the subservicer for reimbursable expenses, the master servicer will forward all collections on the mortgage loans to the indenture trustee.

The aggregate amount of such monthly collections is described under the heading "Description of the Sale and Servicing Agreement, Collections" in this prospectus supplement.

o With respect to each payment date, the portion of interest collections for each loan group available to be applied towards the payment of interest on the related class of notes will equal interest collections for such loan group for such payment date.

o With respect to each payment date, the portion of principal collections for each loan group available to be applied towards the payment of principal on the related class of notes will equal:

     o    at any time during the applicable revolving period, if any, zero,

     o at any time during the applicable managed amortization period, if any, net principal collections on the home equity lines of credit for such payment date and

     o at any time during the rapid amortization periods, principal collections for such loan group for such payment date.

During the revolving period for the Class A-1 Term Notes, principal collections for the related loan group will be applied by the trust to buy mortgage loans for such loan group, to the extent mortgage loans are available. During the period from the closing date to the end of the managed amortization period for the Class A-8 Term Notes, principal collections will be applied to purchase additional balances for the related loan group, to the extent additional balances are available. Principal collections will no longer be applied to acquire mortgage loans after the end of the revolving period for the Class A-1 Term Notes and will no longer be applied to buy additional balances after the end of the managed amortization period for the Class A-8 Term Notes.

On each payment date, principal and interest collections with respect to each loan group will be allocated, together with any insured payment by the enhancer, as follows:
--------------------------------------------------------------------------------
                                     Step 1

To pay any prepayment penalties collected on the mortgage loans in such loan group to the holder of the certificates;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Step 2

To pay the enhancer the accrued and unpaid premium for the policy, and then to pay the indenture trustee any accrued and unpaid indenture trustee fees;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 3

To pay accrued and unpaid interest due on the related class of term notes (including, in the case of loan groups II and III, the Class IO-2 Term Notes) pro rata, and in the case of loan group IV, the variable funding notes, pro rata;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 4

To the holders of the Class A-1 Term Notes during the rapid amortization period for such notes, the principal distribution amount for loan group I, until the term note balance thereof has been reduced to zero; to the holders of the Group 2 Term Notes, the principal distribution amount for loan group II, to be applied to the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Term Notes, in that order, until the term note balance of each such class has been reduced to zero; to the holders of the Class A-7 Term Notes, the principal distribution amount for loan group III, until the term note balance thereof has been reduced to zero; and to the holders of the Class A-8 Term Notes during the managed amortization period for such notes, the principal distribution amount for loan group IV, and to the holders of the Class A-8 Term Notes and variable funding notes during the rapid amortization period for such notes, the principal distribution amount for loan group IV, pro rata, until the respective note balances thereof or variable funding balance, as applicable, have been reduced to zero;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 5

To reimburse the enhancer for any prior draws on the policy;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 6

During the revolving period for the Class A-1 Term Notes, to the funding account, the amount (but not in excess of the related excess spread) necessary to be applied on such payment date so that the over-collateralization amount for the related loan group is not less than the over-collateralization target amount for such loan group;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 7

During the amortization periods for each class of term notes, to the note payment account, the amount (but not in excess of the related excess spread for the related loan group) necessary to be applied on such payment date so that the overcollateralization amount for such loan group is not less than the overcollateralization target amount for such loan group;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 8

If the aggregate overcollateralization amount for all loan groups is less than the aggregate overcollateralization target amount for all loan groups, the remaining excess spread for each loan group shall be deposited in the reserve account to be applied pursuant to step 9 below or, at such time, if any, that the aggregate overcollateralization amount for all loan groups equals or exceeds the aggregate overcollateralization target amount for all loan groups, the remaining excess spread for each loan group, together with any funds on deposit in the reserve account, shall be applied pursuant to steps 10 through 13 below;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 9

From any funds on deposit in the reserve account, the amount (but not in excess of the amount on deposit in the reserve account) of any current interest not paid pursuant to step 3 above or liquidation loss amounts for each loan group not otherwise covered by payments pursuant to steps 4, 6 and 7 above, for payment to the holders of the related class of term notes and, if applicable, variable funding notes, pro rata, based on the amount of the unpaid current interest or liquidation loss amounts;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 10

To pay the enhancer any other amounts owed pursuant to the insurance agreement;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 11

To the extent remaining unpaid by the master
servicer, to pay the indenture trustee any amount owing it under the indenture;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 12

To pay the holders of the Class A-8 Term Notes and
variable funding notes, pro rata, any interest carry-forward amounts from any prior payment date, together with interest thereon at the applicable note rate; and
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Step 13

To pay any remaining amount to the holder of the certificates.
--------------------------------------------------------------------------------

Principal payments on the term notes will be made in the amounts and in the order described under "Description of the Notes, Priority of Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the notes consists of:

EXCESS SPREAD. The weighted average mortgage loan rate is generally expected to be higher than the sum of (a) the servicing fees, (b) the trustee fees, (c) the premium payable to the enhancer and (d) the weighted average term note rate. On each payment date, excess spread generated during the related collection period will be available to cover losses and build overcollateralization.

OVERCOLLATERALIZATION, LIMITED CROSS-COLLATERALIZATION AND RESERVE ACCOUNT. During the revolving period for the Class A-1 Term Notes, principal collections and excess spread, to the extent available, will be deposited in the funding account to be applied towards acquiring subsequent mortgage loans such that the overcollateralization amount for loan group I is not less than the overcollateralization target amount for such loan group. In addition, during the amortization periods, a portion or all of the excess spread, to the extent available, will be applied to make principal payments on the notes; such application will cause the aggregate note balance of the notes to amortize more rapidly than the mortgage loans, resulting in overcollateralization.

As described in step 9 above, the indenture will require any remaining excess spread for a loan group to be deposited into the reserve account to be available to be applied to cover any remaining current interest or liquidation losses on other loan groups that are not otherwise covered by interest collections and liquidation collections for such other loan groups. Such application of any remaining excess spread will continue until the aggregate overcollateralization amount for all loan groups equals or exceeds the aggregate overcollateralization target amount for all loan groups.

FINANCIAL GUARANTY INSURANCE POLICY. The enhancer will unconditionally and irrevocably guarantee, subject to the provisions in the policy: (a) timely payment of current interest, (b) the amount of any losses not covered by excess spread, overcollateralization, cross-collateralization or withdrawals from the reserve account, and (c) the payment of any outstanding principal on the term notes and the variable funding notes on the final insured payment date of April 25, 2032. The financial guaranty insurance policy is not cancelable for any reason.

See "Description of the Policy" in this prospectus supplement and "Enhancement" in the prospectus.

OPTIONAL REDEMPTION

With respect to each of the four loan groups, the master servicer may, at its option repurchase all but not less than all of the mortgage loans in such loan group on any payment date on which the aggregate outstanding principal balance of the mortgage loans in such loan group (after applying payments received in the related collection period), is less than 10% of the sum of (x) the aggregate principal balance of the mortgage loans in such loan group as of the related cut-off date and (y) the amount on deposit in the pre-funding account on the closing date that is available to be used to purchase mortgage loans for such loan group. No such optional repurchase will be permitted without the prior written consent of the enhancer if it would result in a draw on the financial guaranty insurance policy.

An exercise of the optional redemption for any loan group will cause the aggregate outstanding note balance of the related class or classes of notes to be paid in full with accrued interest sooner than it otherwise would have been paid.

See "Description of the Securities , Maturity and Optional Redemption" in this prospectus supplement and "The Agreements , Termination" in the prospectus.

RATINGS

When issued, the term notes will receive the ratings shown on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or the likelihood of the payment of any interest carry-forward amounts. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the term notes.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The term notes will not be "MORTGAGE RELATED SECURITIES" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the term notes constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the term notes by regulated institutions.

ERISA CONSIDERATIONS

Subject to important considerations, the depositor expects that the term notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the term notes.

See "ERISA Considerations" in the prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the term notes will be treated as debt. The trust itself will not be subject to tax.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Considerations" in the accompanying prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a term note.


UNPREDICTABILITY OF PREPAYMENTS    Approximately 13.53% of the mortgagors may,
AND ITS EFFECT ON YIELDS           without penalty, prepay their loans in whole
                                   or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. Further, revolving credit loans such as the home equity lines of credit have been originated in significant volume only during the past few years and neither the originator nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment thereof.

                                   During the revolving period for the Class
                                   A-1 term notes, if Irwin Union Bank and
                                   Trust Company does not have a sufficient amount of mortgage loans to sell to the trust, amounts on deposit in the funding account relating to the Class A-1 term notes will not be fully applied to the purchase of subsequent mortgage loans for loan group I by the trust by the end of the revolving period. Such remaining amounts will be paid to the Class A-1 noteholders as principal on the first payment date following the end of the revolving period.

                                   A prepayment of a mortgage loan would result in a prepayment on the related term notes.

                                   o    If you purchase your term notes at a
                                        discount and principal is repaid slower
                                        than you anticipate, then your yield may be lower than you anticipate.

                                   o    If you purchase your term notes at a
                                        premium and principal is repaid faster
                                        than you anticipate, then your yield may be lower than you anticipate.

                                   o    The rate of prepayments on the mortgage
                                        loans will be sensitive to prevailing
                                        interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans are likely to decrease.

                                   o    So long as credit enhancement is
                                        available, liquidations of defaulted
                                        mortgage loans generally will have the
                                        same effect on the related term notes as a prepayment of a mortgage loan.

                                   o If the rate of default and the amount of losses on the mortgage loans related to your term note is higher than you expect, then your yield may be lower than you expect.

RISK OF MORTGAGE INTEREST RATES    The note rate on the class A-8 term notes
REDUCING THE CLASS A-8 NOTE RATE   will be a floating rate equal to the least of

                                   (i) one-month LIBOR plus a fixed margin;
                                   (ii) the weighted average net mortgage
                                   interest rate of the mortgage loans in loan group IV and (iii) 14.00% per annum. Substantially all of the mortgage loans in loan group IV have mortgage interest rates that are based on the highest prime rate as published in the "Money Rates" section of The Wall Street Journal plus a specified margin. As a result, it is possible that mortgage interest rates on the mortgage loans in loan group IV may decline while one-month LIBOR is stable or rising. It is also possible that mortgage interest rates on the mortgage loans in loan group IV and one-month LIBOR may decline or increase during the same period, but that one-month LIBOR may decline more slowly or increase more rapidly. Furthermore, substantially all of the mortgage loans in loan group IV have minimum and maximum limitations on adjustments to the related mortgage interest rate. As a result of these factors and the foregoing limitations on the note rate for the class A-8 term notes, holders of the class A-8 term notes may receive interest at a rate less than one-month LIBOR plus the specified margin. In addition, the net mortgage interest rate of the mortgage loans in all the loan groups will change, and may decrease, over time due to scheduled amortization of the mortgage loans and prepayments of the mortgage loans. There can be no assurance that the weighted average mortgage interest rate of any loan group will not decrease after the closing date.

LIMITED OPERATING HISTORY OF THE   The originator of the mortgage loans, Irwin
ORIGINATOR                         Home Equity Corporation, was incorporated in
                                   September 1994. Because the originator began originating mortgage loans only in January
                                   1995, and has developed significant unique origination procedures for mortgage loans including some of the mortgage loans transferred to the Issuer, it does not have significant historical delinquency, bankruptcy, foreclosure or default information that would be helpful to you in trying to estimate the future delinquency and loss experience of such loans.

UNDERWRITING STANDARDS             The master servicer's second mortgage
                                   products are targeted primarily as debt
                                   consolidation loans for repeat, frequent or seasoned borrowers with strong credit ratings. These products are offered pursuant to programs developed by the originator. The originator's home equity lines of credit are targeted at borrowers with average or better credit ratings, but who are less frequent borrowers. Such borrowers have historically been solicited primarily by mail. More recently, loan brokers have also been used to procure customer leads. Lenders other than the master servicer or the originator originated a portion of the mortgage loans being sold to the trust. Since the mortgage loans are originated primarily by mail solicitation and by loan brokers, you should be aware that delinquencies and defaults with respect to the pool of mortgage loans may differ from those of a pool of similar mortgage loans originated through other means of solicitation. In addition, because the original combined loan-to-value ratio of the mortgage loans may be high relative to that of other similar mortgage loans, recoveries on defaulted mortgage loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans. There can be no assurance as to the level of delinquencies and defaults that may be experienced by the mortgage loans.

                                   Under the home equity program of the
                                   originator relating to the home equity lines of credit, mortgagors are generally qualified based on an assumed payment that reflects a mortgage interest rate significantly lower than the related maximum mortgage interest rate. The repayment of any home equity line of credit may thus be dependent on the ability of the related mortgagor to make larger interest payments following the adjustment of the mortgage interest rate thereof during the life of such home equity line of credit.

HOME EQUITY LINES OF CREDIT HAVE   In general, the home equity lines of credit
INTEREST-ONLY FEATURE DURING THE   may be drawn upon during the related draw
DRAW PERIOD                        period. During such draw period, the related
                                   mortgagor will be obligated to make monthly payments on the related home equity line of credit, which minimum payment amounts will generally be equal to the finance charge for such billing cycle plus any applicable fees.
                                   The minimum payment due during the repayment period will be an amount necessary to amortize the balance due, plus interest and fees. Scheduled principal amortization (but not necessarily principal from other sources, including prepayments) may be de minimis during the related draw periods such that little, if any, principal payments based on scheduled principal amortization may be paid to the noteholders during such draw periods. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of the related mortgagors.

GEOGRAPHIC CONCENTRATION           When measured by aggregate principal balance
                                   of the related loan group as of the cut-off date, mortgaged properties located in the following states secure the approximate percentages of mortgage loans in each of the indicated loan groups:

                                      State       Loan Group I     Loan Group II    Loan Group III    Loan Group IV
                                      -----       ------------     -------------    --------------    -------------
                                   California        36.03%            38.77%            18.24%           50.36%
                                   Florida            6.00%             5.36%             6.77%            3.39%
                                   Virginia           3.43%             5.23%             6.41%            4.45%
                                   New Jersey         2.40%             1.82%             1.70%            1.42%
                                   Illinois           4.41%             4.20%             5.48%            2.91%
                                   Ohio               3.19%             2.55%             5.51%            2.78%
                                   Michigan           4.31%             2.94%             4.85%            2.22%
                                   Washington         5.53%             4.39%             4.00%            4.13%
                                   Maryland           2.46%             4.66%             5.30%            2.38%
                                   Georgia            4.93%             5.00%             8.36%            5.51%

                                   This geographic concentration might magnify the effect on the mortgage pool of adverse economic conditions or of special hazards in these areas and therefore might increase the rate of delinquencies, defaults and losses on the mortgage loans in the related loan group more than would be the case if the mortgaged properties were more geographically diversified. Further, mortgage loans in the State of California are subject to "one action" and "anti-deficiency" laws which generally means that in the event of default on mortgage loans in that state, the lender, in this case the master servicer, on behalf of the trustee, must elect either (i) to seek a judicial foreclosure of the related mortgaged property and, in the event the loan balance exceeds the sales price at the foreclosure sale, seek a deficiency judgment against the borrower or (ii) to seek a non-judicial foreclosure, in which case any such deficiency would be waived.

HIGH COMBINED LOAN-TO-VALUE        A majority of the group II mortgage loans and
RATIOS                             substantially all of the group III mortgage
                                   loans (in each case based on principal
                                   balance on the cut-off date) had combined loan-to-value ratios at origination in excess of 100%. Based on the appraised value, stated value or purchase price of the related mortgaged property at the time of origination of a mortgage loan with a combined loan-to-value ratio at origination greater than 100%, the value or price of the related mortgaged property was less than the sum of the principal balance of the mortgage loan and the principal balance of any related senior mortgage(s). Mortgage loans with high combined loan-to-value ratios, in particular those mortgage loans with original combined loan-to-value ratios in excess of 100%, will be more sensitive to declining property values than those loans with lower combined loan-to-value ratios and may present a greater risk of loss upon liquidation.

AMOUNT OF BORROWER'S EQUITY        Approximately 87.81% of the group I mortgage
                                   loans, approximately 94.76% of the group II mortgage loans, approximately 100.00% of the group III mortgage loans and approximately
                                   78.00% of the group IV mortgage loans (based on principal balance on the cut-off date) had combined loan-to-value ratios at origination that were greater than 80%. The value of the mortgaged properties may have declined since those mortgage loans were originated or the borrowers may have obtained additional financing on the properties. If a borrower on one of those mortgage loans defaults, there may not be enough value in the property to repay the mortgage loan and the trust may suffer a loss.

SEASONING OF MORTGAGE LOANS        Defaults on mortgage loans tend to occur at
                                   higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans were originated within twelve months prior to sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

SUBORDINATE LOANS                  Approximately 97.81% of the group I mortgage
                                   loans, approximately 100.00% of the group II mortgage loans, approximately 99.80% of the group III mortgage loans and approximately
                                   98.82% of the group IV mortgage loans (based on principal balance on the cut-off date) evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any foreclosure costs. In circumstances where the master servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the master servicer may write off the entire outstanding principal balance of the related loan as bad debt. The foregoing considerations will be particularly applicable to junior loans that have high combined loan-to-value ratios because in such cases, the master servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the notes.

POTENTIAL INADEQUACY OF CREDIT     Each group of mortgage loans is expected to
ENHANCEMENT                        generate more interest than is needed to pay
                                   interest on the related group of notes
                                   because the weighted average interest rate on the related mortgage loans is expected to be higher than the weighted average interest rate on the related group of notes. If the related mortgage loans generate more interest than is needed to pay interest on the related group of notes and certain fees and expenses of the trust, the remaining interest will be used to compensate for losses on the related mortgage loans. After these financial obligations of the trust have been satisfied, any available excess interest will be used to create and maintain overcollateralization within the related group and then deposited into a reserve account until certain overcollateralization targets have been met. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.

                                   The excess interest available on any payment date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage interest rates resulting from prepayments and liquidations of the related mortgage loans.

                                   The sale and servicing agreement requires the trustee to make a claim for an insured payment under the financial guaranty insurance policy not later than the second business day prior to any payment date as to which the trustee has determined that an insured payment will be necessary. Investors in the term notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

                                   If the protection afforded by
                                   overcollateralization is insufficient and if the enhancer is unable to meet its obligations under the policy, then the holders of the term notes could experience a loss on their investment.

                                  INTRODUCTION

         The Irwin Home Equity Loan Trust 2000-1 (the "ISSUER" or the "TRUST") will be formed pursuant to a trust agreement (the "TRUST AGREEMENT"), dated as of August 31, 2000 between Bear Stearns Asset Backed Securities, Inc. (the "DEPOSITOR") and Wilmington Trust Company, the Owner Trustee. The Issuer will issue $352,800,000 aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 2000-1 (the "TERM NOTES"). The Term Notes will be issued pursuant to an Indenture (the "INDENTURE"), to be dated as of August 31, 2000 between the Issuer and Wells Fargo Bank Minnesota, National Association as Indenture Trustee. The Trust will also issue Home Equity Loan-Backed Variable Funding Notes, Series 2000-1 (the "VARIABLE FUNDING NOTES", and together with the Term Notes, the "NOTES"). Pursuant to the Trust Agreement, the Issuer will issue one class of Home Equity Loan-Backed Certificates, Series 2000-1 (the "CERTIFICATES"). The Notes and the Certificates are collectively referred to herein as the "SECURITIES." Only the Term Notes are offered hereby.


                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this Prospectus Supplement is based upon the characteristics of the pool of Mortgage Loans as of the Cut-Off Date (the "INITIAL MORTGAGE LOANS"). Such statistical information is based upon the characteristics of the home equity lines of credit (the "HELOCS") as of the Cut-Off Date (the "INITIAL HELOCS") and the home equity loans (the "HELS") as of the Cut-Off Date (the "INITIAL HELS"). The HELOCs and the HELs are collectively referred to herein as the "MORTGAGE LOANS". The statistical characteristics of the entire pool of Mortgage Loans on the Closing Date may vary from the statistical information presented in this Prospectus Supplement upon the acquisition of Subsequent Mortgage Loans. See "Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Funding Account" herein.

INITIAL MORTGAGE LOANS

         The Initial Mortgage Loans assigned and transferred to the Issuer and pledged to the Indenture Trustee as of the Closing Date will be divided into four groups (each, a "LOAN GROUP"). Loan Group I is expected to have an aggregate principal balance of approximately $54,310,211.24 as of the Cut-Off Date and will consist of Mortgage Loans (the "GROUP I MORTGAGE LOANS") which are fixed-rate, closed-end home equity loans secured by first, second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 100%. Loan Group II is expected to have an aggregate principal balance of approximately $68,487,921.38 as of the Cut-Off Date and will consist of Mortgage Loans (the "GROUP II MORTGAGE LOANS") which are (i) fixed-rate, closed-end home equity loans secured by second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 100%, and
(ii) fixed-rate, closed-end home equity loans secured by second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 125%. Loan Group III is expected to have an aggregate principal balance of approximately $29,998,623.33 as of the Cut-Off Date and will consist of Mortgage Loans (the "GROUP III MORTGAGE LOANS") which are fixed-rate, closed-end home equity loans secured by first or second mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 125%. Loan Group IV is expected to have an aggregate principal balance of approximately $40,807,326.86 as of the Cut-Off Date and will consist of Mortgage Loans (the "GROUP IV MORTGAGE LOANS") which are adjustable-rate home equity lines of credit secured by first, second or more junior mortgages or deeds of trust on residential properties with combined loan-to-value ratios generally less than or equal to 100%. In the case of the Mortgage Loans to be included in Loan Groups I and III, the original Principal Balance of each Mortgage Loan will not exceed the current loan limits for mortgages eligible for purchase by Freddie Mac.

         The Mortgage Loans in Loan Groups II and III which are fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally less than or equal to 125% are referred to as "HIGH LOAN-TO-VALUE MORTGAGE LOANS."

         Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon the aggregate Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans as of the Cut-Off Date.

         The Mortgage Loans are evidenced by Mortgage Notes (each, a "MORTGAGE NOTE") or, in the case of HELOCs, loan agreements (each, a "LOAN AGREEMENT"), secured by mortgages or deeds of trust (the "MORTGAGES"), of which approximately 97.81% are second or more junior lien Mortgages with respect to the Group I Mortgage Loans, of which approximately 100.00% are second or more junior lien Mortgages with respect to the Group II Mortgage Loans, of which approximately 99.80% are second or more junior lien Mortgages, with respect to the Group III Mortgage Loans and of which approximately 99.82% are second or more junior lien Mortgages, with respect to the Group IV Mortgage Loans, on one- to four-family residential properties (the "MORTGAGED PROPERTIES") and have the additional characteristics described below.

         Each Group I Mortgage Loan for which information is presented in this Prospectus Supplement has an original term to stated maturity of up to 30 years and was selected for inclusion in the Trust from among those that met the following additional criteria as of the Cut-Off Date: (i) a current principal balance of no less than $1,808.82 and (ii) not more than 59 days past due. The Group I Mortgage Loans were selected by the Originator from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by the Originator not to be adverse to the Certificateholders or to the Enhancer. As of the Cut-Off Date, the average principal balance of the Group I Mortgage Loans was approximately $34,417.12. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group I Mortgage Loans was approximately 12.408%. The weighted average Combined Loan-to-Value Ratio of the Group I Mortgage Loans was approximately 91.46%. The weighted average remaining term to maturity was 209 months and the latest scheduled maturity of any Group I Mortgage Loan is May 12, 2030; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, 1,569 of the Mortgaged Properties securing the Group I Mortgage Loans, which secure approximately 99.50% of the outstanding principal balance of the Group I Mortgage Loans, will be owner occupied primary residences and 9 of the Mortgaged Properties securing the Group I Mortgage Loans, which secure approximately 0.50% of the outstanding principal balance of the Group I Mortgage Loans, will be non-owner occupied or second homes.

         Each Group II Mortgage Loan for which information is presented in this Prospectus Supplement has an original term to stated maturity of up to 25 years and was selected for inclusion in the Trust from among those that met the following criteria of the Cut-Off Date: (i) a current principal balance of no less than $3,600.00 and (ii) not more than 59 days past due. The Group II Mortgage Loans were selected by the Originator from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by the Originator not to be adverse to the Certificateholders or to the Enhancer. As of the Cut-Off Date, the average principal balance of the Group II Mortgage Loans was approximately $41,109.20. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group II Mortgage Loans was approximately 14.205%. The weighted average Combined Loan-to-Value Ratio of the Group II Mortgage Loans was approximately 109.00%. The weighted average remaining term to stated maturity was approximately 216 months and the latest scheduled maturity of any Group II Mortgage Loan is September 15, 2025; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, all of the Mortgaged Properties securing the Group II Mortgage Loans will be owner occupied primary residences.

         Each Group III Mortgage Loan for which information is presented in this Prospectus Supplement has an original term to stated maturity of up to 30 years and was selected for inclusion in the Trust from among those that met the following criteria of the Cut-Off Date: (i) a current principal balance of no less than $4,000.00 and (ii) not more than 59 days past due. The Group III Mortgage Loans were selected by the Originator from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by the Originator not to be adverse to the Certificateholders or to the Enhancer. As of the Cut-Off Date, the average principal balance of the Group III Mortgage Loans was approximately $33,744.23. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group III Mortgage Loans was approximately 15.113%. The weighted average Combined

Loan-to-Value Ratio of the Group III Mortgage Loans was approximately 117.71%. The weighted average remaining term to stated maturity was approximately 199 months and the latest scheduled maturity of any Group III Mortgage Loan is November 25, 2028; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, all of the Mortgaged Properties securing the Group III Mortgage Loans will be owner occupied primary residences.

         The monthly payment on each Mortgage Loan, with the exception of the HELOCs, (each a "MONTHLY PAYMENT") includes interest plus an amount that will amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

         The Mortgage Loans assigned to Loan Group IV are evidenced by loan agreements (each, a "LOAN AGREEMENT") secured by Mortgages, of which approximately 98.82% are junior Mortgages on the related Mortgaged Properties, and have the additional characteristics described below.

         As of the Cut-Off Date, the average principal balance of the Initial Mortgage Loans in Loan Group IV is approximately $46,904.97, the weighted average Gross Margin of the Initial Mortgage Loans in Loan Group IV is approximately 2.681%, and the weighted average Mortgage Interest Rate of the Initial Mortgage Loans in Loan Group IV is approximately 12.140%. The weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group IV is approximately 88.66%, and none of the Initial Mortgage Loans in Loan Group IV have Combined Loan-to-Value Ratios greater than 100%. The weighted average credit limit utilization rate (computed by dividing the aggregate principal balance of the Initial Mortgage Loans in Loan Group IV as of the Cut-Off Date by the aggregate credit limit thereof) is approximately 95.88%. The weighted average remaining term to maturity is 237 months and the latest scheduled maturity of any Initial Mortgage Loan in Loan Group IV is September 15, 2020; however, the actual date on which any Initial Mortgage Loan in Loan Group IV is paid in full may be earlier than the stated maturity date thereof due to unscheduled payments of principal.

         Effective with the first payment due on a HELOC after the tenth anniversary date of the date of origination thereof in the case of substantially all HELOCs, on each related Interest Adjustment Date, the Monthly Payment will be adjusted to an amount that will amortize the then-outstanding Principal Balance of such HELOC over its remaining term plus interest thereon. The weighted average number of months from the Cut-Off Date to the first adjustment of the Monthly Payment such that the resulting amount will amortize the outstanding Principal Balance of the Initial HELOCs over their remaining term is approximately 117 months.

         Interest on each HELOC is and will be calculated based on the average daily Principal Balance thereof outstanding during the related Billing Cycle. The "DUE DATE" for any HELOC is the 15th day of each calendar month. The "BILLING CYCLE" for any HELOC is the period from on or about the 23rd or 28th day of the calendar month second preceding such Due Date to the 22nd or 27th, as applicable, day of the calendar month immediately preceding such Due Date.

         The Mortgage Interest Rates on the HELOCs will adjust monthly on each applicable Interest Adjustment Date to a rate equal to the sum of (i) the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the month immediately preceding the related Interest Adjustment Date plus (ii) a fixed percentage (the "GROSS MARGIN"), which total is generally subject to specified maximum and minimum lifetime Mortgage Interest Rates ("LIFETIME RATE CAPS" and "LIFETIME RATE FLOORS", respectively), as specified in the related Mortgage documents. Due to the application of the Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage Interest Rate on any HELOC, as adjusted on any Interest Adjustment Date, may not equal the sum of the related prime rate and Gross Margin. Each HELOC requires the related Mortgagor to make current interest payments during the life of such HELOC.

         Each Initial HELOC has a term to maturity from the date of origination of approximately 20 years.

         A Mortgagor may make a draw at any time during the period stated in the related Loan Agreement (the "DRAW PERIOD"). In addition, the Mortgagor will not be permitted to make any draw during the period stated in the related Loan Agreement (the "REPAYMENT PERIOD"). The Draw Period and the Repayment Period for any HELOC may vary based on such HELOC's state of origination.

         The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the credit limit thereof over the outstanding Principal Balance thereof at the time of such draw. Approximately 7.08% of the Initial Mortgage Loans may be prepaid in whole or in part at any time, after origination thereof without a corresponding penalty. However, Mortgagors will have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC.

         A Mortgagor's right to make draws during the Draw Period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such Mortgagor's financial circumstances; (ii) a decline in the value of the related Mortgaged Property significantly below the Appraised Value thereof at origination of such HELOC; or (iii) a payment default by such Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the Master Servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any Mortgagor's ability to make Draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, such HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related Mortgagor's failure to make any payment as required; (ii) any action or inaction by such Mortgagor that adversely affects the related Mortgaged Property or the mortgagee's rights therein; or (iii) fraud or material misrepresentation by such Mortgagor in connection with such HELOC.

         During the Draw Period, the Mortgagor will be obligated to make Monthly Payments on the related HELOC, which amounts will generally be equal to the Finance Charge and Additional Charges for such Billing Cycle. During the Repayment Period, the Mortgagor will be obligated to make Monthly Payments consisting of principal installments that would substantially amortize the Principal Balance of the related Mortgage Loan by the maturity date thereof, plus current Finance Charges and Additional Charges.

         With respect to each HELOC, (i) the "FINANCE CHARGE" for any Billing Cycle will be an amount equal to the aggregate of, as calculated for each day in such Billing Cycle, the then-applicable Mortgage Interest Rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC and (ii) the "ACCOUNT BALANCE" on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (collectively, "ADDITIONAL CHARGES"), and any unpaid Finance Charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Payments made by or on behalf of the Mortgagor will be applied to any unpaid Finance Charges due thereon, prior to application to any unpaid Principal Balance outstanding.

         The "MORTGAGE INTEREST RATE" of each Mortgage Loan is the per annum interest rate required to be paid by the mortgagor (each a "MORTGAGOR") under the terms of the related note and, in the case of the HELOCs, the related Loan Agreement. The Mortgage Interest Rate borne by each Mortgage Loan is (i) in the case of a HELOC, adjustable on the date (each such date, an "Interest Adjustment Date") specified in the related Loan Agreement to a rate equal to the sum of (A) the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the related calendar month and (B) the margin specified in the related Loan Agreement and (ii) in the case of a HEL, fixed as of the date of origination of such HEL.

         The "COMBINED LOAN-TO-VALUE RATIO" generally will be, with respect to each HELOC, the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding Principal Balance at origination of such HELOC of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value. With respect to each HEL, the "Combined Loan-to-Value Ratio" generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance of such HEL as of the related Cut-Off Date and (ii) any outstanding Principal Balance at origination of such HEL of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value. The "APPRAISED VALUE" for any Mortgaged Property will be the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time). See "Description of the Mortgage Loans--Underwriting Standards" herein.

         Approximately 89.83% of the Group I Mortgage Loans, 82.12% of the Group II Mortgage Loans, 81.58% of the Group III Mortgage Loans and 92.92% of the Group IV Mortgage Loans provide for penalties upon full prepayment during the first two, three, four or five years after origination thereof. Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

SOLICITATION PROCESS

         Since January 1995, the Originator has processed responses from a geographic mailing base that includes areas within 29 states. More recently, the Originator also began to procure customer leads obtained through loan brokers. A portion of the Mortgage Loans being sold to the trust were originated by correspondent lenders. The Originator expects to originate its mortgage loan product line through a variety of origination channels in other states.

         The Originator uses pre-screening and list processing (response modeling) techniques in connection with direct-mail methods to contact the most creditworthy and profitable customer segments within its targeted mail base. The Originator also uses direct-mail to contact individuals identified in public records as having a second mortgage.

UNDERWRITING STANDARDS

         The Mortgage Loans (other than those originated by correspondent lenders) were underwritten by the Originator in accordance with underwriting standards of the Originator developed at the direction of IUB. The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. However, there can be no assurance that the quality or performance of all Mortgage Loans will be equivalent in every respect under all circumstances.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from national credit reporting companies is required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and record of any defaults, bankruptcies, repossessions or judgments. Appraisals and property valuations range from full appraisals to use of stated value. Title searches and insurance range from full ALTA policies to property profiles. The appraisal and title requirements obtained in connection with each loan vary based on loan amount, lien position and property type and location.

         The Originator's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending on the dates on which Mortgage Loans are originated, such Mortgage Loans may have been originated by the Originator pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Trust may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain Mortgage Loans were originated using less stringent underwriting requirements, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated pursuant to more stringent underwriting requirements.

         The Mortgage Loans originated by lenders other than the Master Servicer or the Originator were originated in accordance with the underwriting criteria of the Originator developed at the direction of IUB and applied by the originating institution at the time of origination of the related Mortgage Loan. The Originator selected the mortgage loans to be acquired by the Master Servicer from among the mortgage loans offered to it by approved originators. All acquired loans were reviewed and approved by the Master Servicer both at underwriting and at post-closing to ensure that underwriting and documentation guidelines were satisfied. The Originator's acquisition requirements for certain types of mortgage loans may change from time to time, which in certain instances may result in less stringent requirements.

MORTGAGE LOAN CLOSING PROCEDURES

         The Mortgage Loans are closed and the loan files are reviewed, verified and completed in accordance with procedures developed by the Originator and the Master Servicer. Closing procedures may vary based upon loan amount and property location. Following the customer's acceptance of the loan offer, the loan processing officer or the account executive responsible for the loan delivers the loan file to the closing area. The loan documents are drafted after verifying that the file contains a "signing confirmation request" from the applicable title company; for loans qualifying for limited title and appraisal, the "signing confirmation request" is not required. All files are audited for completeness. Once the loan documents are prepared, the loan file is delivered to the Quality Review area for further audit. Following Quality Review approval, the loan documents are delivered by overnight delivery to the closing agent or borrower. For loans qualifying for limited title and appraisal, the documents are forwarded directly to the borrower with detailed signing and notary instructions. If a closing agent closed the loan, the closing agent reviews each loan file for completeness using a funding audit checklist prepared by the Originator. At the time of funding, the individual responsible for closing the loan will fund the appropriate account. Every loan funded is audited for completeness using post-closing procedures developed by the Originator.

STATISTICAL INFORMATION

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.


                     LIEN POSITION OF GROUP I MORTGAGE LOANS

                                                                                                  AGGREGATE UNPAID
                                                  NUMBER OF         PERCENTAGE OF AGGREGATE     PRINCIPAL BALANCE OF
                                               INITIAL MORTGAGE  PRINCIPAL BALANCE OF GROUP I     GROUP I MORTGAGE
LIEN POSITION                                       LOANS               MORTGAGE LOANS                  LOANS
---------------                                ----------------  ----------------------------   --------------------
First Lien...............................              25                    2.19%                $ 1,188,027.48
Second Lien..............................           1,552                   97.78                  53,102,183.76
Third Lien...............................               1                    0.04                      20,000.00
                                                    -----                  ------                 --------------
                  Total..................           1,578                  100.00%                $54,310,211.24
                                                    =====                  ======                 ==============

                               MORTGAGE INTEREST RATES OF GROUP I MORTGAGE LOANS

                                                                                                  AGGREGATE UNPAID
                                               NUMBER OF        PERCENTAGE OF AGGREGATE    PRINCIPAL BALANCE OF
                                           INITIAL MORTGAGE   PRINCIPAL BALANCE OF GROUP     GROUP I MORTGAGE
MORTGAGE INTEREST RATES (%)                      LOANS             I MORTGAGE LOANS                LOANS
----------------------------               ----------------   --------------------------   --------------------
   7.500   to     7.999.................           1                    0.11%                $    60,600.00
   8.000   to     8.499.................           1                    0.06                      29,890.00
   8.500   to     8.999.................          17                    1.49                     811,151.57
   9.000   to     9.499.................          25                    1.78                     969,217.48
   9.500   to     9.999.................          66                    4.62                   2,511,324.73
  10.000   to    10.499.................          65                    4.28                   2,327,140.23
  10.500   to    10.999.................         128                    8.72                   4,738,265.45
  11.000   to    11.499.................         103                    7.95                   4,316,426.02
  11.500   to    11.999.................         186                   12.98                   7,048,229.13
  12.000   to    12.499.................         136                    9.39                   5,097,940.62
  12.500   to    12.999.................         241                   15.73                   8,540,940.25
  13.000   to    13.499.................         132                    7.86                   4,266,671.79
  13.500   to    13.999.................         191                   11.30                   6,138,983.94
  14.000   to    14.499.................          81                    3.89                   2,115,284.54
  14.500   to    14.999.................          87                    4.65                   2,525,455.20
  15.000   to    15.499.................          39                    1.72                     934,197.63
  15.500   to    15.999.................          28                    1.30                     706,193.15
  16.000   to    16.499.................          14                    0.62                     335,081.55
  16.500   to    16.999.................          17                    0.77                     417,234.41
  17.000   to    17.499.................           7                    0.27                     146,872.00
  17.500   to    17.999.................           9                    0.35                     192,091.04
  18.000   to    18.499.................           2                    0.05                      29,159.14
  18.500   to    18.999.................           1                    0.04                      23,764.29
  20,000+ ..............................           1                    0.05                      28,097.08
                                               -----                  ------                 --------------
               Total....................       1,578                  100.00%                $54,310,211.24
                                               =====                  ======                 ==============

         The weighted average Mortgage Interest Rate of the Group I Mortgage Loans is approximately 12.408% per annum.

               ORIGINAL TERM TO MATURITY OF GROUP I MORTGAGE LOANS

                                                                                                    AGGREGATE UNPAID
                                                    NUMBER OF         PERCENTAGE OF AGGREGATE       PRINCIPAL BALANCE
ORIGINAL TERM TO MATURITY                        INITIAL MORTGAGE  PRINCIPAL BALANCE OF GROUP I    OF GROUP I MORTGAGE
(MONTHS)                                              LOANS               MORTGAGE LOANS                  LOANS
--------------------------                       ----------------  ----------------------------    --------------------
    1  to  120 .....................                    69                     3.34%                  $ 1,812,141.68
  121  to  180 .....................                 1,089                    64.19                    34,863,460.97
  181  to  240 .....................                   141                    10.99                     5,967,213.32
  241  to  300 .....................                   278                    21.44                    11,643,164.51
  301  to  360 .....................                     1                     0.04                        24,230.76
                                                     -----                   ------                  ---------------
        Total.......................                 1,578                   100.00%                  $54,310,211.24
                                                     =====                   ======                  ===============

         The weighted average original term to maturity of the Group I Mortgage Loans is approximately 210 months.



              REMAINING TERM TO MATURITY OF GROUP I MORTGAGE LOANS

                                               NUMBER OF                                      AGGREGATE UNPAID
                                                INITIAL         PERCENTAGE OF AGGREGATE     PRINCIPAL BALANCE OF
                                               MORTGAGE      PRINCIPAL BALANCE OF GROUP I     GROUP I MORTGAGE
REMAINING TERM TO MATURITY (MONTHS)              LOANS              MORTGAGE LOANS                  LOANS
-----------------------------------           ----------     ----------------------------   --------------------
     0   to    60.........................           1                  0.02%                  $    11,097.36
    61   to    120........................          68                  3.32                     1,801,044.32
   121   to    180........................       1,089                 64.19                    34,863,460.97
   181   to    240........................         142                 11.06                     6,007,062.00
   241   to    300........................         277                 21.36                    11,603,315.83
   301   to    360........................           1                  0.04                        24,230.76
                                                 -----                ------                   --------------
            Total.........................       1,578                100.00%                  $54,310,211.24
                                                 =====                ======                   ==============


         The calculated weighted average remaining term of the Group I Mortgage Loans is approximately 209 months.

                  YEAR OF ORIGINATION OF GROUP I MORTGAGE LOANS


                                                                                                   AGGREGATE UNPAID
                                                  NUMBER OF         PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                               INITIAL MORTGAGE  PRINCIPAL BALANCE OF GROUP I         OF GROUP I
YEAR OF ORIGINATION                                 LOANS               MORTGAGE LOANS              MORTGAGE LOANS
---------------------                          ----------------  ----------------------------      -----------------
1998.....................................                1                  0.04%                    $    19,746.01
1999.....................................               29                  1.77                         959,173.25
2000.....................................            1,548                 98.20                      53,331,291.98
                                                     -----                ------                     --------------
               Total.....................            1,578                100.00%                    $54,310,211.24
                                                     =====                ======                     ==============


         The earliest month and year of origination of any Group I Mortgage Loan is July 1998 and the latest month and year of origination is August 2000.



              MORTGAGED PROPERTIES SECURING GROUP I MORTGAGE LOANS


                                                                                                     AGGREGATE UNPAID
                                                   NUMBER OF          PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                                INITIAL MORTGAGE   PRINCIPAL BALANCE OF GROUP I         OF GROUP I
PROPERTY TYPE                                        LOANS                MORTGAGE LOANS              MORTGAGE LOANS
-------------                                   ----------------   ----------------------------      -----------------
Single-Family Dwelling...................            1,402                    88.69%                   $48,165,736.25
Planned Unit Development.................               80                     5.90                      3,204,791.45
Condominium..............................               96                     5.41                      2,939,683.54
                                                     -----                   ------                    --------------
                Total....................            1,578                   100.00%                   $54,310,211.24
                                                     =====                   ======                    ==============

             COMBINED LOAN-TO-VALUE RATIOS OF GROUP I MORTGAGE LOANS

                                                                                                    AGGREGATE UNPAID
                                                   NUMBER OF          PERCENTAGE OF AGGREGATE     PRINCIPAL BALANCE OF
COMBINED LOAN-TO-VALUE                          INITIAL MORTGAGE   PRINCIPAL BALANCE OF GROUP I          GROUP I
RATIO (%)                                            LOANS                MORTGAGE LOANS             MORTGAGE LOANS
----------------------                          ----------------   ----------------------------   --------------------
    0.001    to     30.000.............               22                      1.67%                 $   907,263.20
   30.001    to     40.000.............                6                      0.52                      281,332.91
   40.001    to     50.000.............                5                      0.34                      182,143.09
   50.001    to     60.000.............               13                      0.87                      470,844.45
   60.001    to     70.000.............               34                      2.30                    1,251,506.79
   70.001    to     80.000.............              104                      6.49                    3,526,304.87
   80.001    to     90.000.............              312                     19.22                   10,439,747.99
   90.001    to     95.000.............              240                     14.58                    7,918,073.35
   95.001    to    100.000.............              841                     53.97                   29,311,054.56
  100.001    to    105.000..............               1                      0.04                       21,940.03
                                                   -----                    ------               -----------------
                    Total...................       1,578                    100.00%                $54,310,211.24
                                                   =====                    ======                ===============

         The minimum and maximum Combined Loan-to-Value Ratios of the Group I Mortgage Loans as of the Cut-Off Date are approximately 10.00% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the Group I Mortgage Loans is approximately 91.46%. The "Combined Loan-to-Value Ratio" of a Group I Mortgage Loan as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first mortgage balance as of the date of origination of the related Group I Mortgage Loan plus the Principal Balance of such Group I Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Property.

                  PRINCIPAL BALANCES OF GROUP I MORTGAGE LOANS

                                            NUMBER OF                                       AGGREGATE UNPAID
                                             INITIAL        PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                            MORTGAGE         PRINCIPAL BALANCE OF              OF GROUP I
PRINCIPAL BALANCE                             LOANS         GROUP I MORTGAGE LOANS           MORTGAGE LOANS
-----------------                           ---------       -----------------------        -----------------
  $      0.01   to   $  25,000.00               561                   20.12%                 $10,927,640.17
  $ 25,000.01   to   $  50,000.00               795                   52.73                   28,640,168.17
  $ 50,000.01   to   $  75,000.00               179                   20.17                   10,956,459.60
  $ 75,000.01   to   $ 100,000.00                42                    6.64                    3,604,508.43
  $100,000.01   to   $ 200,000.00                 1                    0.33                      181,434.87
                                              -----                  ------                  --------------
                  Total.................      1,578                  100.00%                 $54,310,211.24
                                              =====                  ======                  ==============


         As of the Cut-Off Date, the average unpaid principal balance of the Group I Mortgage Loans is approximately $34,417.12.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                             GROUP I MORTGAGE LOANS

                                                                                                   AGGREGATE UNPAID
                                                  NUMBER OF          PERCENTAGE OF AGGREGATE       PRINCIPAL BALANCE
                                               INITIAL MORTGAGE        PRINCIPAL BALANCE OF           OF GROUP I
STATE                                               LOANS             GROUP I MORTGAGE LOANS        MORTGAGE LOANS
---------                                      ----------------      ------------------------      -----------------
California...............................             491                     36.03%                   $19,570,382.09
Florida..................................             106                      6.00                      3,257,657.07
Washington...............................              83                      5.53                      3,000,803.06
Georgia..................................              94                      4.93                      2,679,157.77
Illinois.................................              68                      4.41                      2,396,350.24
Michigan.................................              66                      4.31                      2,339,498.25
Colorado.................................              61                      3.96                      2,150,078.09
Virginia.................................              58                      3.43                      1,861,369.53
Missouri.................................              56                      3.29                      1,786,541.08
Ohio.....................................              57                      3.19                      1,732,318.08
Arizona..................................              47                      2.89                      1,566,952.33
Maryland.................................              42                      2.46                      1,337,293.78
New Jersey...............................              41                      2.40                      1,305,255.44
Pennsylvania.............................              49                      2.30                      1,246,703.45
Louisiana................................              34                      2.12                      1,152,091.99
Oregon...................................              34                      2.02                      1,098,329.20
Other ((less than) 2%)...................             191                     10.73                      5,829,429.79
                                                    -----                    ------                    --------------
                Total....................           1,578                    100.00%                   $54,310,211.24
                                                    =====                    ======                    ==============


         No more than approximately 1.19% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one zip code.

                 DEBT-TO-INCOME RATIOS OF GROUP I MORTGAGE LOANS

                                     NUMBER OF                                      AGGREGATE UNPAID PRINCIPAL
                                      INITIAL           PERCENTAGE OF AGGREGATE               BALANCE
                                     MORTGAGE          PRINCIPAL BALANCE OF GROUP           OF GROUP I
DEBT-TO-INCOME RATIOS (%)              LOANS                I MORTGAGE LOANS              MORTGAGE LOANS
-------------------------            ---------         --------------------------   --------------------------
10.01   to    15.00......                  9                        0.46%                   $   251,421.92
15.01   to    20.00......                 29                        1.50                        816,543.84
20.01   to    25.00......                 83                        4.51                      2,450,528.76
25.01   to    30.00......                139                        7.98                      4,331,726.22
30.01   to    35.00......                212                       12.51                      6,796,380.44
35.01   to    40.00......                262                       15.75                      8,555,213.60
40.01   to    45.00......                281                       18.04                      9,797,795.85
45.01   to    50.00......                343                       23.43                     12,725,240.46
50.01   to    55.00......                220                       15.81                      8,585,360.15
                                       -----                      ------                    --------------
     Total...............              1,578                      100.00%                   $54,310,211.24
                                       =====                      ======                    ==============


         The weighted average Debt-to-Income Ratio of the Group I Mortgage Loans is approximately 40.78%


                    OCCUPANCY TYPE OF GROUP I MORTGAGE LOANS

                                        NUMBER OF                                       AGGREGATE UNPAID PRINCIPAL
                                         INITIAL           PERCENTAGE OF AGGREGATE                BALANCE
                                         MORTGAGE         PRINCIPAL BALANCE OF GROUP            OF GROUP I
OCCUPANCY TYPE                            LOANS                I MORTGAGE LOANS               MORTGAGE LOANS
------------------                      ---------         --------------------------    --------------------------
Owner Occupied.............               1,569                      99.50%                   $54,038,681.56
Second Home................                   9                       0.50                        271,529.68
                                          -----                     ------                    --------------
            Total..........               1,578                     100.00%                   $54,310,211.24
                                          =====                     ======                    ==============





                    CREDIT QUALITY OF GROUP I MORTGAGE LOANS

                                          NUMBER OF                                              AGGREGATE UNPAID
                                           INITIAL            PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                          MORTGAGE             PRINCIPAL BALANCE OF                 OF GROUP I
CREDIT QUALITY                              LOANS             GROUP I MORTGAGE LOANS              MORTGAGE LOANS
-------------------------                 ---------           ------------------------          -----------------
Excellent...................                1,109                         73.33%                  $39,824,512.46
Superior....................                  278                         16.30                     8,850,225.92
Good........................                  176                          9.52                     5,170,828.49
Fair........................                   15                          0.86                       464,644.37
                                            -----                        ------                   --------------
            Total...........                1,578                        100.00%                  $54,310,211.24
                                            =====                        ======                   ==============


         Credit grades run from Excellent to Superior to Good to Fair in descending order.

                    LIEN POSITION OF GROUP II MORTGAGE LOANS

                                                                                              AGGREGATE UNPAID
                                                        PERCENTAGE OF AGGREGATE PRINCIPAL    PRINCIPAL BALANCE
                                   NUMBER OF INITIAL               BALANCE OF                   OF GROUP II
LIEN POSITION                        MORTGAGE LOANS          GROUP II MORTGAGE LOANS           MORTGAGE LOANS
----------------                   -----------------    ---------------------------------    ------------------
Second Lien...................           1,665                     99.96%                      $68,462,921.38
Third Lien....................               1                      0.04                            25,000.00
                                         -----                    ------                       --------------
               Total..........           1,666                    100.00%                      $68,487,921.38
                                         =====                    ======                       ==============


               MORTGAGE INTEREST RATES OF GROUP II MORTGAGE LOANS

                                           NUMBER OF                                     AGGREGATE UNPAID PRINCIPAL
                                            INITIAL          PERCENTAGE OF AGGREGATE               BALANCE
                                           MORTGAGE           PRINCIPAL BALANCE OF               OF GROUP II
MORTGAGE INTEREST RATES (%)                  LOANS           GROUP II MORTGAGE LOANS           MORTGAGE LOANS
---------------------------                ---------        --------------------------   ---------------------------
       8.000   to    8.499...........           1                    0.07%                      $    45,000.00
       8.500   to    8.999...........           4                    0.37                           256,318.91
       9.000   to    9.499...........           6                    0.63                           430,877.14
       9.500   to    9.999...........          24                    2.74                         1,875,850.21
      10.000   to    10.499..........          17                    1.81                         1,242,057.08
      10.500   to    10.999..........          50                    4.55                         3,116,614.82
      11.000   to    11.499..........          41                    3.84                         2,627,721.72
      11.500   to    11.999..........          77                    7.08                         4,849,958.92
      12.000   to    12.499..........          52                    4.39                         3,005,279.80
      12.500   to    12.999..........         125                    9.19                         6,294,608.41
      13.000   to    13.499..........          72                    5.23                         3,579,558.23
      13.500   to    13.999..........         166                    9.62                         6,585,453.87
      14.000   to    14.499..........          79                    4.37                         2,995,915.13
      14.500   to    14.999..........         193                   11.29                         7,729,379.26
      15.000   to    15.499..........          86                    4.73                         3,241,479.68
      15.500   to    15.999..........         162                    8.66                         5,930,371.75
      16.000   to    16.499..........          89                    4.27                         2,921,061.40
      16.500   to    16.999..........         127                    5.65                         3,871,537.36
      17.000   to    17.499..........          65                    2.70                         1,846,674.35
      17.500   to    17.999..........          86                    3.53                         2,417,010.70
      18.000   to    18.499..........          48                    1.80                         1,235,153.64
      18.500   to    18.999..........          24                    0.94                           641,719.75
      19.000   to    19.499..........          11                    0.44                           301,637.10
      19.500   to    19.999..........          30                    1.04                           711,188.84
      20.00+        .................          31                    1.07                           735,493.31
                                            -----                  ------                       --------------
               Total.................       1,666                  100.00%                      $68,487,921.38
                                            =====                  ======                       ==============


         The weighted average Mortgage Interest Rate of the Group II Mortgage Loans is approximately 14.205% per annum.

              ORIGINAL TERM TO MATURITY OF GROUP II MORTGAGE LOANS


                                         NUMBER OF                                           AGGREGATE UNPAID
                                          INITIAL         PERCENTAGE OF AGGREGATE            PRINCIPAL BALANCE
ORIGINAL TERM TO MATURITY                MORTGAGE           PRINCIPAL BALANCE OF                OF GROUP II
(MONTHS)                                   LOANS          GROUP II MORTGAGE LOANS             MORTGAGE LOANS
-------------------------                ---------       -------------------------           ------------------
        0   to   120...............           76                      3.42%                   $ 2,345,214.21
      121   to   180...............        1,064                     56.70                     38,830,791.08
      181   to   240...............          167                     11.85                      8,114,396.43
      241   to   300...............          359                     28.03                     19,197,519.66
                                           -----                    ------                    --------------
         Total.....................        1,666                    100.00%                   $68,487,921.38
                                           =====                    ======                    ==============


         The weighted average original term to maturity of the Group II Mortgage Loans is approximately 219 months.



              REMAINING TERM TO MATURITY OF GROUP II MORTGAGE LOANS


                                                                                             AGGREGATE UNPAID
                                         NUMBER OF         PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                      INITIAL MORTGAGE      PRINCIPAL BALANCE OF                OF GROUP II
REMAINING TERM TO MATURITY (MONTHS)        LOANS           GROUP II MORTGAGE LOANS            MORTGAGE LOANS
-----------------------------------   ----------------    -------------------------          ------------------
         61   to    120............          76                      3.42%                     $ 2,345,214.21
        121   to    180............       1,064                     56.70                       38,830,791.08
        181   to    240............         167                     11.85                        8,114,396.43
        241   to    300............         359                     28.03                       19,197,519.66
                                         ------                   -------                     ---------------
         Total..................          1,666                    100.00%                     $68,487,921.38
                                          =====                    ======                      ==============


         The calculated weighted average remaining term of the Group II Mortgage Loans is approximately 216 months.

                 YEAR OF ORIGINATION OF GROUP II MORTGAGE LOANS

                                                                                             AGGREGATE UNPAID
                                         NUMBER OF         PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                     INITIAL MORTGAGE       PRINCIPAL BALANCE OF                OF GROUP II
YEAR OF ORIGINATION                        LOANS           GROUP II MORTGAGE LOANS            MORTGAGE LOANS
--------------------               -----------------    ---------------------------------    ------------------
1996..........................               1                       0.05%                     $    32,883.38
1998..........................              18                       0.85                          585,252.53
1999..........................             103                       5.43                        3,716,046.77
2000..........................           1,544                      93.67                       64,153,738.70
                                         -----                    -------                     ---------------
         Total................           1,666                     100.00%                     $68,487,921.38
                                         =====                     ======                      ==============


         The earliest month and year of origination of any Group II Mortgage Loan is June 1996 and the latest month and year of origination is August 2000.

              MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS


                                                                                         AGGREGATE UNPAID PRINCIPAL
                                            NUMBER OF        PERCENTAGE OF AGGREGATE               BALANCE
                                         INITIAL MORTGAGE   PRINCIPAL BALANCE OF GROUP           OF GROUP II
PROPERTY TYPE                                 LOANS             II MORTGAGE LOANS              MORTGAGE LOANS
----------------                         ----------------   --------------------------   --------------------------
Condominium........................             155                    7.24%                  $ 4,955,928.42
Multi-Family.......................              20                    1.00                       682,166.22
Planned Unit Development...........             144                    9.58                     6,557,865.22
Single-Family Dwelling.............           1,333                   81.69                    55,948,249.10
Ground Lease.......................              14                    0.50                       343,712.42
                                              -----                  ------                   --------------
              Total................           1,666                  100.00%                  $68,487,921.38
                                              =====                  ======                   ==============



            COMBINED LOAN-TO-VALUE RATIOS OF GROUP II MORTGAGE LOANS


                                          NUMBER OF                                     AGGREGATE UNPAID
                                           INITIAL       PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                          MORTGAGE        PRINCIPAL BALANCE OF             OF GROUP II
COMBINED LOAN-TO-VALUE RATIO (%)            LOANS        GROUP II MORTGAGE LOANS          MORTGAGE LOANS
----------------------------------       -----------     -----------------------        -----------------
    40.001   to     50.000.......            4                    0.37%                 $   255,508.56
    50.001   to     60.000.......            0                    0.00                            0.00
    60.001   to     70.000.......           12                    1.38                      943,203.17
    70.001   to     80.000.......           34                    3.49                    2,388,051.04
    80.001   to     90.000.......          112                    9.96                    6,820,751.39
    90.001   to     95.000.......           32                    3.35                    2,291,798.86
    95.001   to     100.000......          112                   11.40                    7,806,911.43
   100.001   to     105.000......           87                    4.02                    2,756,042.85
   105.001   to     110.000......           84                    4.27                    2,921,791.48
   110.001   to     115.000......          275                   13.63                    9,335,038.55
   115.001   to     120.000......          434                   22.13                   15,156,752.88
   120.001   to     125.000......          480                   26.01                   17,812,071.17
                                        ------                 -------                 ---------------
            Total................        1,666                  100.00%                 $68,487,921.38
                                         =====                  ======                  ==============


         The minimum and maximum Combined Loan-to-Value Ratios of the Group II Mortgage Loans as of the Cut-Off Date are approximately 41.05% and 125.00%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the Group II Mortgage Loans is approximately 109.00%. The "Combined Loan-to-Value Ratio" of a Group II Mortgage Loan as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first and other mortgage balances, if any, as of the date of origination plus the Principal Balance of such Group II Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Property at origination.

                  PRINCIPAL BALANCES OF GROUP II MORTGAGE LOANS


                                                                                               AGGREGATE UNPAID
                                                 NUMBER OF        PERCENTAGE OF AGGREGATE      PRINCIPAL BALANCE
                                              INITIAL MORTGAGE  PRINCIPAL BALANCE OF GROUP        OF GROUP II
PRINCIPAL BALANCE                                  LOANS             II MORTGAGE LOANS          MORTGAGE LOANS
-----------------------                       ----------------  --------------------------     ------------------
        $0.01   to  $25,000.00......                   470                 13.99%                $ 9,578,480.90
   $25,000.01   to  $50,000.00......                   847                 46.36                  31,751,970.18
   $50,000.01   to  $75,000.00......                   236                 22.07                  15,113,677.10
   $75,000.01   to  $100,000.00.....                    83                 11.00                   7,532,298.97
  $100,000.01   to  $200,000.00.....                    28                  5.94                   4,066,784.52
  $200,000.01   to  $300,000.00.....                     2                  0.65                     444,709.71
                                                     -----                ------                 --------------
             Total.....................              1,666                100.00%                $68,487,921.38
                                                     =====                ======                 ==============


         As of the Cut-Off Date, the average unpaid principal balance of the Group II Mortgage Loans is approximately $41,109.20.


            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                             GROUP II MORTGAGE LOANS

                                                                                        AGGREGATE UNPAID PRINCIPAL
                                           NUMBER OF        PERCENTAGE OF AGGREGATE              BALANCE
                                        INITIAL MORTGAGE  PRINCIPAL BALANCE OF GROUP           OF GROUP II
STATE                                        LOANS             II MORTGAGE LOANS              MORTGAGE LOANS
----------------                        ----------------  --------------------------    --------------------------
California........................            467                    38.77%                 $26,551,000.83
Florida...........................            104                     5.36                    3,673,861.28
Virginia..........................            101                     5.23                    3,579,745.15
Georgia...........................            106                     5.00                    3,426,229.09
Maryland..........................            104                     4.66                    3,194,666.10
Washington........................             74                     4.39                    3,009,268.95
Illinois..........................             76                     4.20                    2,877,585.19
Arizona...........................             63                     3.25                    2,225,083.62
Michigan..........................             57                     2.94                    2,012,782.53
Pennsylvania......................             52                     2.81                    1,925,455.75
Ohio..............................             59                     2.55                    1,748,403.19
Colorado..........................             36                     2.28                    1,562,104.69
Oregon............................             35                     2.18                    1,495,449.68
Other ((less than) 2%)............            332                    16.36                   11,206,285.33
                                           ------                  -------                  --------------
               Total..............          1,666                   100.00%                 $68,487,921.38
                                            =====                   ======                  ==============


         No more than approximately 1.19% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one zip code.

                DEBT-TO-INCOME RATIOS OF GROUP II MORTGAGE LOANS


                                    NUMBER OF
                                     INITIAL         PERCENTAGE OF AGGREGATE     AGGREGATE UNPAID PRINCIPAL
                                     MORTGAGE      PRINCIPAL BALANCE OF GROUP              BALANCE
DEBT-TO-INCOME RATIOS (%)             LOANS             II MORTGAGE LOANS        OF GROUP II MORTGAGE LOANS
--------------------------         ------------    --------------------------    --------------------------
10.01    to    15.00.........             1                  0.07%                    $    49,947.73
15.01    to    20.00.........            11                  0.61                         415,994.44
20.01    to    25.00.........            23                  1.47                       1,007,933.24
25.01    to    30.00.........            99                  5.53                       3,788,252.57
30.01    to    35.00.........           156                  8.34                       5,713,739.12
35.01    to    40.00.........           224                 12.84                       8,795,866.59
40.01    to    45.00.........           391                 22.66                      15,519,120.46
45.01    to    50.00.........           466                 26.49                      18,139,458.36
50.01    to    55.00.........           295                 21.99                      15,057,608.87
                                      -----                ------                     --------------
               Total.........         1,666                100.00%                    $68,487,921.38
                                      =====                ======                     ==============

         The weighted average Debt-to-Income Ratio of the Group II Mortgage Loans is approximately 43.47%.


                    OCCUPANCY TYPE OF GROUP II MORTGAGE LOANS


                                           NUMBER OF                                    AGGREGATE UNPAID PRINCIPAL
                                            INITIAL         PERCENTAGE OF AGGREGATE               BALANCE
                                            MORTGAGE         PRINCIPAL BALANCE OF               OF GROUP II
OCCUPANCY TYPE                               LOANS          GROUP II MORTGAGE LOANS           MORTGAGE LOANS
----------------                           ---------        -----------------------     --------------------------
Owner Occupied.....................         1,666                 100.00%                     $68,487,921.38
                                            -----                 ------                      --------------
               Total...............         1,666                 100.00%                     $68,487,921.38
                                            =====                 ======                      ==============


                    CREDIT QUALITY OF GROUP II MORTGAGE LOANS


                                                                                              AGGREGATE UNPAID
                                            NUMBER OF        PERCENTAGE OF AGGREGATE         PRINCIPAL BALANCE
                                        INITIAL MORTGAGE    PRINCIPAL BALANCE OF GROUP          OF GROUP II
CREDIT QUALITY                                LOANS             II MORTGAGE LOANS              MORTGAGE LOANS
----------------                        ----------------    --------------------------       ------------------
Excellent..........................          1,132                   73.35%                    $50,233,519.69
Superior...........................            306                   16.39                      11,222,217.78
Good...............................            220                    9.87                       6,759,420.89
Fair...............................              8                    0.40                         272,763.02
                                             -----                  ------                     --------------
               Total...............          1,666                  100.00%                    $68,487,921.38
                                             =====                  ======                     ==============


         Credit grades run from Excellent to Superior to Good to Fair in descending order.

                    LIEN POSITION OF GROUP III MORTGAGE LOANS

                                                                                                  AGGREGATE UNPAID
                                                        PERCENTAGE OF AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                                   NUMBER OF INITIAL               BALANCE OF                       OF GROUP III
LIEN POSITION                        MORTGAGE LOANS         GROUP III MORTGAGE LOANS               MORTGAGE LOANS
----------------                   -----------------    ---------------------------------        ------------------
First Lien....................               1                      0.20%                          $    59,673.43
Second Lien...................             888                     99.80                            29,938,949.90
                                           ---                    ------                           --------------
               Total..........             889                    100.00%                          $29,998,623.33
                                           ===                    ======                           ==============




               MORTGAGE INTEREST RATES OF GROUP III MORTGAGE LOANS

                                           NUMBER OF                                     AGGREGATE UNPAID PRINCIPAL
                                            INITIAL          PERCENTAGE OF AGGREGATE               BALANCE
                                           MORTGAGE           PRINCIPAL BALANCE OF              OF GROUP III
MORTGAGE INTEREST RATES (%)                  LOANS          GROUP III MORTGAGE LOANS           MORTGAGE LOANS
----------------                         ----------------   --------------------------   --------------------------
  9.000   to    9.999...........                4                    0.45%                      $   134,495.88
 10.000   to    10.499..........                2                    0.31                            92,145.63
 10.500   to    10.999..........                6                    1.01                           304,394.33
 11.000   to    11.499..........                6                    0.78                           233,298.87
 11.500   to    11.999..........               23                    2.99                           896,888.40
 12.000   to    12.499..........               17                    2.34                           700,965.74
 12.500   to    12.999..........               68                    9.33                         2,798,242.00
 13.000   to    13.499..........               30                    3.24                           972,984.65
 13.500   to    13.999..........               81                   10.34                         3,102,073.37
 14.000   to    14.499..........               46                    6.35                         1,903,780.04
 14.500   to    14.999..........              144                   17.43                         5,230,106.10
 15.000   to    15.499..........               61                    6.76                         2,027,974.88
 15.500   to    15.999..........              102                   11.71                         3,513,576.64
 16.000   to    16.499..........               55                    4.95                         1,485,789.26
 16.500   to    16.999..........               66                    6.54                         1,963,260.17
 17.000   to    17.499..........               46                    4.09                         1,228,124.61
 17.500   to    17.999..........               40                    3.57                         1,071,238.92
 18.000   to    18.499..........               37                    3.16                           946,864.01
 18.500   to    18.999..........               17                    1.46                           436,847.11
 19.000   to    19.499..........               10                    1.05                           313,785.53
 19.500   to    19.999..........               14                    1.08                           322,685.10
 20.000+........................               14                    1.06                           319,102.09
                                              ---                  ------                       --------------
           Total................              889                  100.00%                      $29,998,623.33
                                              ===                  ======                       ==============


         The weighted average Mortgage Interest Rate of the Group III Mortgage Loans is approximately 15.113% per annum.

              ORIGINAL TERM TO MATURITY OF GROUP III MORTGAGE LOANS


                                         NUMBER OF                                         AGGREGATE UNPAID
                                          INITIAL         PERCENTAGE OF AGGREGATE          PRINCIPAL BALANCE
ORIGINAL TERM TO MATURITY                MORTGAGE           PRINCIPAL BALANCE OF             OF GROUP III
(MONTHS)                                   LOANS          GROUP III MORTGAGE LOANS          MORTGAGE LOANS
--------------------------               ---------       --------------------------        -----------------
        0   to    120...............         33                      3.27%                   $   979,919.94
      121   to    180...............        679                     72.82                     21,845,620.21
      181   to    240...............         60                      7.62                      2,286,654.94
      241   to    300...............        116                     16.08                      4,823,805.16
      301   to    360...............          1                      0.21                         62,623.08
                                            ---                    ------                    --------------
         Total......................        889                    100.00%                   $29,998,623.33
                                            ===                    ======                    ==============


         The weighted average original term to maturity of the Group III Mortgage Loans is approximately 202 months.



             REMAINING TERM TO MATURITY OF GROUP III MORTGAGE LOANS


                                                                                               AGGREGATE UNPAID
                                           NUMBER OF         PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                        INITIAL MORTGAGE      PRINCIPAL BALANCE OF               OF GROUP III
REMAINING TERM TO MATURITY (MONTHS)          LOANS          GROUP III MORTGAGE LOANS            MORTGAGE LOANS
-----------------------------------     ----------------   --------------------------          ------------------
 61   to    120............                    33                      3.27%                     $   979,919.94
121   to    180............                   679                     72.82                       21,845,620.21
181   to    240............                    60                      7.62                        2,286,654.94
241   to    300............                   116                     16.08                        4,823,805.16
301   to    360............                     1                      0.21                           62,623.08
                                              ---                    ------                      --------------
 Total.....................                   889                    100.00%                     $29,998,623.33
                                              ===                    ======                      ==============

         The calculated weighted average remaining term of the Group III Mortgage Loans is approximately 199 months.


                 YEAR OF ORIGINATION OF GROUP III MORTGAGE LOANS


                                                                                             AGGREGATE UNPAID
                                         NUMBER OF         PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                     INITIAL MORTGAGE       PRINCIPAL BALANCE OF               OF GROUP III
YEAR OF ORIGINATION                        LOANS          GROUP III MORTGAGE LOANS            MORTGAGE LOANS
------------------------             ----------------    --------------------------         -------------------
1998..........................              10                       1.19%                     $   355,778.55
1999..........................              70                       7.33                        2,198,537.66
2000..........................             809                      91.49                       27,444,307.12
                                           ---                     ------                      --------------
         Total................             889                     100.00%                     $29,998,623.33
                                           ===                     ======                      ==============


         The earliest month and year of origination of any Group III Mortgage Loan is January 1998 and the latest month and year of origination is August 2000.

             MORTGAGED PROPERTIES SECURING GROUP III MORTGAGE LOANS


                                                                                               AGGREGATE UNPAID
                                            NUMBER OF         PERCENTAGE OF AGGREGATE         PRINCIPAL BALANCE
                                         INITIAL MORTGAGE   PRINCIPAL BALANCE OF GROUP           OF GROUP III
PROPERTY TYPE                                 LOANS             III MORTGAGE LOANS              MORTGAGE LOANS
--------------                           ----------------   --------------------------       -------------------
Single-Family Dwelling.............             889                  100.00%                   $29,998,623.33
                                                ---                  ------                    --------------
              Total................             889                  100.00%                   $29,998,623.33
                                                ===                  ======                    ==============



            COMBINED LOAN-TO-VALUE RATIOS OF GROUP III MORTGAGE LOANS


                                                NUMBER OF                                         AGGREGATE UNPAID
                                                 INITIAL           PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                                MORTGAGE            PRINCIPAL BALANCE OF            OF GROUP III
COMBINED LOAN-TO-VALUE RATIO (%)                 LOANS            GROUP III MORTGAGE LOANS         MORTGAGE LOANS
---------------------------------              ----------        --------------------------       -----------------
   100.001   to   105.000......                    60                        5.78%                 $ 1,735,349.10
   105.001   to   110.000......                   215                       21.57                    6,470,181.70
   110.001   to   115.000......                   138                       14.26                    4,276,812.34
   120.001   to   125.000......                   474                       58.16                   17,446,400.33
   125.001   to   130.000......                     2                        0.23                       69,879.86
                                                  ---                      ------                  --------------
           Total...............                   889                      100.00%                 $29,998,623.33
                                                  ===                      ======                  ==============


         The minimum and maximum Combined Loan-to-Value Ratios of the Group III Mortgage Loans as of the Cut-Off Date are approximately 102.86% and 125.20%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the Group III Mortgage Loans is approximately 117.71%. The "Combined Loan-to-Value Ratio" of a Group III Mortgage Loan as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first and other mortgage balances, if any, as of the date of origination plus the Principal Balance of such Group III Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Property at origination.

                 PRINCIPAL BALANCES OF GROUP III MORTGAGE LOANS


                                                                                        AGGREGATE UNPAID
                                         NUMBER OF         PERCENTAGE OF AGGREGATE      PRINCIPAL BALANCE
                                      INITIAL MORTGAGE   PRINCIPAL BALANCE OF GROUP       OF GROUP III
PRINCIPAL BALANCE                          LOANS             III MORTGAGE LOANS          MORTGAGE LOANS
------------------------              ----------------    --------------------------   -------------------
     $0.01   to   $25,000.00......            288                 18.89%                $ 5,666,885.11
$25,000.01   to   $50,000.00......            500                 59.73                  17,919,037.17
$50,000.01   to   $75,000.00......             98                 20.47                   6,141,216.15
$75,000.01   to   $100,000.00.....              3                  0.90                     271,484.90
                                              ---                ------                 --------------
          Total.....................          889                100.00%                $29,998,623.33
                                              ===                ======                 ==============


         As of the Cut-Off Date, the average unpaid principal balance of the Group III Mortgage Loans is approximately $33,744.23.


            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                            GROUP III MORTGAGE LOANS

                                                                                          AGGREGATE UNPAID PRINCIPAL
                                           NUMBER OF          PERCENTAGE OF AGGREGATE              BALANCE
                                        INITIAL MORTGAGE    PRINCIPAL BALANCE OF GROUP           OF GROUP III
STATE                                        LOANS              III MORTGAGE LOANS              MORTGAGE LOANS
-------                                 ----------------    --------------------------    --------------------------
California........................            141                    18.24%                 $ 5,470,292.64
Georgia...........................             78                     8.36                    2,507,622.42
Florida...........................             63                     6.77                    2,029,849.80
Virginia..........................             56                     6.41                    1,924,096.97
Ohio..............................             51                     5.51                    1,652,036.77
Illinois..........................             50                     5.48                    1,643,754.62
Maryland..........................             49                     5.30                    1,589,538.58
Michigan..........................             42                     4.85                    1,455,239.54
Arizona...........................             45                     4.68                    1,403,460.68
Pennsylvania......................             40                     4.41                    1,322,458.56
Washington........................             38                     4.00                    1,199,200.26
Oregon............................             23                     2.98                      895,106.69
Missouri..........................             28                     2.83                      849,774.63
Wisconsin.........................             26                     2.71                      812,502.42
Other ((less than) 2%)............            159                    17.48                    5,243,688.75
                                              ---                   ------                  --------------
               Total..............            889                   100.00%                 $29,998,623.33
                                              ===                   ======                  ==============


         No more than approximately 1.05% of the Group III Mortgage Loans are secured by Mortgaged Properties located in any one zip code.

                DEBT-TO-INCOME RATIOS OF GROUP III MORTGAGE LOANS


                                  NUMBER OF
                                   INITIAL         PERCENTAGE OF AGGREGATE     AGGREGATE UNPAID PRINCIPAL
                                   MORTGAGE      PRINCIPAL BALANCE OF GROUP              BALANCE
DEBT-TO-INCOME RATIOS (%)           LOANS            III MORTGAGE LOANS        OF GROUP III MORTGAGE LOANS
-------------------------        -----------     --------------------------    ---------------------------
10.01   to   15.00.........             1                  0.04%                    $    11,367.01
15.01   to   20.00.........             5                  0.54                         161,160.31
20.01   to   25.00.........            21                  1.95                         585,289.42
25.01   to   30.00.........            48                  5.00                       1,500,184.22
30.01   to   35.00.........            79                  8.37                       2,509,874.55
35.01   to   40.00.........           127                 12.91                       3,872,478.46
40.01   to   45.00.........           213                 23.44                       7,032,953.51
45.01   to   50.00.........           261                 29.61                       8,881,453.86
50.01   to   55.00.........           133                 17.98                       5,393,914.22
55.01+                                  1                  0.17                          49,947.77
                                      ---                ------                     --------------
               Total.......           889                100.00%                    $29,998,623.33
                                      ===                ======                     ==============


         The weighted average Debt-to-Income Ratio of the Group III Mortgage Loans is approximately 43.25%.



                   OCCUPANCY TYPE OF GROUP III MORTGAGE LOANS


                                           NUMBER OF                                    AGGREGATE UNPAID PRINCIPAL
                                            INITIAL         PERCENTAGE OF AGGREGATE               BALANCE
                                            MORTGAGE         PRINCIPAL BALANCE OF              OF GROUP III
OCCUPANCY TYPE                               LOANS         GROUP III MORTGAGE LOANS           MORTGAGE LOANS
----------------                           ----------      ------------------------     --------------------------
Owner Occupied.....................           889                 100.00%                     $29,998,623.33
                                              ---                 ------                      --------------
               Total...............           889                 100.00%                     $29,998,623.33
                                              ===                 ======                      ==============


                   CREDIT QUALITY OF GROUP III MORTGAGE LOANS


                                                                                              AGGREGATE UNPAID
                                            NUMBER OF        PERCENTAGE OF AGGREGATE         PRINCIPAL BALANCE
                                        INITIAL MORTGAGE    PRINCIPAL BALANCE OF GROUP          OF GROUP III
CREDIT QUALITY                                LOANS             III MORTGAGE LOANS             MORTGAGE LOANS
---------------                         ----------------    --------------------------       -------------------
Excellent..........................            639                   76.55%                    $22,965,085.31
Superior...........................            143                   13.94                       4,181,488.91
Good...............................            101                    8.86                       2,657,156.58
Fair...............................              6                    0.65                         194,892.53
                                               ---                  ------                     --------------
               Total...............            889                  100.00%                    $29,998,623.33
                                               ===                  ======                     ==============


         Credit grades run from Excellent to Superior to Good to Fair in descending order.

                    LIEN POSITION OF GROUP IV MORTGAGE LOANS


                                                                                              AGGREGATE UNPAID
                                        NUMBER OF          PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                     INITIAL MORTGAGE        PRINCIPAL BALANCE OF               OF GROUP IV
LIEN POSITION                             LOANS            GROUP IV MORTGAGE LOANS             MORTGAGE LOANS
---------------                      ----------------    --------------------------         -------------------
First Lien....................                6                       1.18%                    $   481,121.89
Second Lien...................              860                      98.57                      40,222,104.97
Third Lien....................                4                       0.26                         104,100.00
                                            ---                     ------                     --------------
               Total..........              870                     100.00%                    $40,807,326.86
                                            ===                     ======                     ==============




               MORTGAGE INTEREST RATES OF GROUP IV MORTGAGE LOANS

                                     NUMBER OF                                      AGGREGATE UNPAID PRINCIPAL
                                      INITIAL           PERCENTAGE OF AGGREGATE               BALANCE
                                      MORTGAGE           PRINCIPAL BALANCE OF               OF GROUP IV
MORTGAGE INTEREST RATES (%)            LOANS            GROUP IV MORTGAGE LOANS           MORTGAGE LOANS
------------------------             ----------        -------------------------    --------------------------
   8.000  to    8.999..........           4                     0.50%                      $   203,019.63
   9.000  to    9.999..........          66                    10.60                         4,325,619.83
  10.000  to    10.999.........         144                    19.58                         7,989,616.65
  11.000  to    11.999.........         154                    20.80                         8,487,552.65
  12.000  to    12.999.........         179                    20.34                         8,300,814.45
  13.000  to    13.999.........         141                    14.44                         5,890,853.18
  14.000  to    14.999.........         100                     8.13                         3,317,492.91
  15.000  to    15.999.........          54                     4.13                         1,685,112.94
  16.000  to    16.999.........          14                     0.71                           290,514.63
  17.000  to    17.999.........          11                     0.62                           252,454.59
  18.000  to    18.999.........           3                     0.16                            64,275.40
                                        ---                   ------                       --------------
            Total..............         870                   100.00%                      $40,807,326.86
                                        ===                   ======                       ==============


         The weighted average Mortgage Interest Rate of the Group IV Mortgage Loans is approximately 12.140% per annum.

                     GROSS MARGIN OF GROUP IV MORTGAGE LOANS


                                         NUMBER OF
                                          INITIAL         PERCENTAGE OF AGGREGATE             AGGREGATE UNPAID
                                         MORTGAGE           PRINCIPAL BALANCE OF            PRINCIPAL BALANCE OF
GROSS MARGINS (%)                          LOANS          GROUP IV MORTGAGE LOANS         GROUP IV MORTGAGE LOANS
------------------------                 ---------       -------------------------        -----------------------
 -1.000  to   -0.001...........              15                        1.90%                 $   777,153.37
  0.000  to   0.999............             106                       15.57                    6,355,560.27
  1.000  to   1.999............             168                       24.06                    9,818,013.95
  2.000  to   2.999............             161                       19.45                    7,936,199.86
  3.000  to   3.999............             175                       19.47                    7,944,395.47
  4.000  to   4.999............             108                        8.93                    3,642,900.67
  5.000  to   5.999............              87                        7.32                    2,988,320.36
  6.000  to   6.999............              29                        1.90                      777,174.11
  7.000  to   7.999............               9                        0.39                      160,552.96
  8.000  to   8.999............               8                        0.71                      289,919.89
  9.000  to   9.999............               4                        0.29                      117,135.95
                                            ---                      ------                  --------------
     Total.....................             870                      100.00%                 $40,807,326.86
                                            ===                      ======                  ==============


         The weighted average Gross Margin of the Group IV Mortgage Loans is approximately 2.681% per annum.

                  LIFETIME RATE CAPS OF GROUP IV MORTGAGE LOANS


                                         NUMBER OF          PERCENTAGE OF AGGREGATE       AGGREGATE UNPAID PRINCIPAL
                                          INITIAL        PRINCIPAL BALANCE OF GROUP IV   BALANCE OF GROUP IV MORTGAGE
LIFETIME RATE CAPS (%)                MORTGAGE LOANS           MORTGAGE LOANS                      LOANS
------------------------             ----------------    -----------------------------   ----------------------------
 15.000  to   15.999...........               1                        0.18%                 $    72,781.85
 16.000  to   16.999............             24                        4.47                    1,822,930.98
 17.000  to   17.999...........             126                       16.43                    6,706,020.68
 18.000  to   18.999...........             161                       23.25                    9,486,402.41
 19.000  to   19.999...........             145                       16.97                    6,923,922.39
 20.000  to   20.999...........             160                       15.99                    6,526,161.22
 21.000  to   21.999...........             104                       10.40                    4,244,110.83
 22.000  to   22.999...........              63                        4.38                    1,786,193.77
 23.000  to   23.999...........              21                        1.58                      642,942.94
 24.000  to   24.999...........              62                        6.17                    2,519,582.77
 25.000  to   25.999...........               3                        0.19                       76,277.02
                                            ---                      ------                  --------------
    Total......................             870                      100.00%                 $40,807,326.86
                                            ===                      ======                  ==============


         The weighted average Lifetime Rate Cap of the Group IV Mortgage Loans is approximately 19.715% per annum.

                 LIFETIME RATE FLOORS OF GROUP IV MORTGAGE LOANS


                                         NUMBER OF        PERCENTAGE OF AGGREGATE        AGGREGATE UNPAID PRINCIPAL
                                          INITIAL      PRINCIPAL BALANCE OF GROUP IV    BALANCE OF GROUP IV MORTGAGE
LIFETIME RATE FLOORS (%)              MORTGAGE LOANS           MORTGAGE LOANS                      LOANS
------------------------             ----------------  -----------------------------    ----------------------------
 5.000  to   5.999............                1                        0.18%                 $    72,781.85
 6.000  to   6.999............               24                        4.47                    1,822,930.98
 7.000  to   7.999............              128                       16.70                    6,813,820.68
 8.000  to   8.999............              149                       22.74                    9,278,342.39
 9.000  to   9.999............              159                       19.06                    7,777,857.01
10.000  to   10.999...........              177                       17.43                    7,112,464.68
11.000  to   11.999...........              111                       11.20                    4,572,357.41
12.000  to   12.999...........               76                        5.23                    2,135,080.76
13.000  to   13.999...........               26                        1.94                      790,535.50
14.000  to   14.999...........               13                        0.71                      291,481.24
15.000  to   15.999...........                6                        0.34                      139,674.36
                                            ---                      ------                  --------------
    Total.....................              870                      100.00%                 $40,807,326.86
                                            ===                      ======                  ==============


         The weighted average Lifetime Rate Floor of the Group IV Mortgage Loans is approximately 9.566% per annum.

            CREDIT LIMIT UTILIZATION RATES OF GROUP IV MORTGAGE LOANS


                                         NUMBER OF          PERCENTAGE OF AGGREGATE        AGGREGATE UNPAID PRINCIPAL
CREDIT LIMIT UTILIZATION                  INITIAL        PRINCIPAL BALANCE OF GROUP IV    BALANCE OF GROUP IV MORTGAGE
RATES (%)                             MORTGAGE LOANS            MORTGAGE LOANS                      LOANS
------------------------             ----------------    ------------------------------   ----------------------------
  0.001  to   5.000............               2                        0.01%                 $     3,059.42
  5.001  to   10.000...........               4                        0.09                       36,683.08
 10.001  to   15.000...........               4                        0.23                       95,891.58
 15.001  to   20.000...........               1                        0.03                       10,440.74
 20.001  to   25.000...........               7                        0.25                      102,329.74
 25.501  to   30.000...........               3                        0.08                       34,544.17
 30.001  to   35.000...........               3                        0.23                       93,684.45
 35.501  to   40.000...........               2                        0.12                       49,600.00
 40.001  to   45.000...........               3                        0.41                      167,663.43
 45.001  to   50.000...........              10                        0.65                      267,091.08
 50.001  to   55.000...........               8                        0.87                      353,039.68
 55.501  to   60.000...........               4                        0.34                      137,769.61
 60.001  to   65.000...........              10                        0.86                      349,720.57
 65.501  to   70.000...........              15                        1.19                      485,943.47
 70.001  to   75.000...........              10                        0.75                      307,649.57
 75.501  to   80.000...........               8                        0.91                      371,187.30
 80.001  to   85.000...........              10                        0.85                      347,538.14
 85.001  to   90.000...........              14                        2.49                    1,016,077.82
 90.001  to   95.000...........              17                        3.09                    1,261,939.18
 95.001  to   100.000..........             735                       86.54                   35,315,473.83
                                            ---                      ------                  --------------
    Total...................                870                      100.00%                 $40,807,326.86
                                            ===                      ======                  ==============


         The weighted average Credit Limit Utilization Rate of the Group IV Mortgage Loans is approximately 95.88% per annum.

              ORIGINAL TERM TO MATURITY OF GROUP IV MORTGAGE LOANS


                                         NUMBER OF                                         AGGREGATE UNPAID
                                          INITIAL         PERCENTAGE OF AGGREGATE          PRINCIPAL BALANCE
ORIGINAL TERM TO MATURITY                MORTGAGE           PRINCIPAL BALANCE OF              OF GROUP IV
(MONTHS)                                   LOANS          GROUP IV MORTGAGE LOANS           MORTGAGE LOANS
-------------------------                ---------        -----------------------          -----------------
      181 to 240.................           870                    100.00%                   $40,807,326.86
                                            ---                    ------                    --------------
         Total...................           870                    100.00%                   $40,807,326.86
                                            ===                    ======                    ==============


         The weighted average original term to maturity of the Group IV Mortgage Loans is approximately 240 months.



              REMAINING TERM TO MATURITY OF GROUP IV MORTGAGE LOANS


                                                                                          AGGREGATE UNPAID
                                           NUMBER OF         PERCENTAGE OF AGGREGATE      PRINCIPAL BALANCE
                                        INITIAL MORTGAGE      PRINCIPAL BALANCE OF           OF GROUP IV
REMAINING TERM TO MATURITY (MONTHS)          LOANS           GROUP IV MORTGAGE LOANS       MORTGAGE LOANS
-----------------------------------     ----------------    -------------------------    -------------------
        181  to  240............              870                    100.00%              $  40,807,326.86
                                              ---                    ------               ----------------
         Total..................              870                    100.00%              $  40,807,326.86
                                              ===                     ======              ================


         The calculated weighted average remaining term of the Group IV Mortgage Loans is approximately 237 months.

                 YEAR OF ORIGINATION OF GROUP IV MORTGAGE LOANS


                                                                                          AGGREGATE UNPAID
                                         NUMBER OF         PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                     INITIAL MORTGAGE       PRINCIPAL BALANCE OF             OF GROUP IV
YEAR OF ORIGINATION                        LOANS           GROUP IV MORTGAGE LOANS         MORTGAGE LOANS
-----------------------              ----------------     -------------------------       -----------------
1996............................             1                       0.03%                   $    13,000.00
1999............................            95                      11.26                      4,593,303.57
2000............................           774                      88.71                     36,201,023.29
                                           ---                     ------                    --------------
         Total..................           870                     100.00%                   $40,807,326.86
                                           ===                     ======                    ==============


         The earliest month and year of origination of any Group IV Mortgage Loan is November 1996 and the latest month and year of origination is August 2000.


              MORTGAGED PROPERTIES SECURING GROUP IV MORTGAGE LOANS


                                                                                             AGGREGATE UNPAID PRINCIPAL
                                             NUMBER OF          PERCENTAGE OF AGGREGATE                BALANCE
                                          INITIAL MORTGAGE        PRINCIPAL BALANCE OF               OF GROUP IV
PROPERTY TYPE                                  LOANS            GROUP IV MORTGAGE LOANS            MORTGAGE LOANS
--------------                            ----------------    --------------------------    ---------------------------
Condominium........................              49                      4.41%                    $ 1,800,403.06
Multi-Family.......................               7                      0.53                         217,343.69
Planned Unit Development...........              59                     10.50                       4,285,802.24
Single-Family Dwelling.............             753                     84.47                      34,469,901.56
Ground Lease.......................               2                      0.08                          33,876.31
                                                ---                    ------                     --------------
              Total................             870                    100.00%                    $40,807,326.86
                                                ===                    ======                     ==============

            COMBINED LOAN-TO-VALUE RATIOS OF GROUP IV MORTGAGE LOANS

                                                                                             AGGREGATE UNPAID
                                           NUMBER OF         PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                       INITIAL MORTGAGE        PRINCIPAL BALANCE OF             OF GROUP IV
COMBINED LOAN-TO-VALUE RATIO (%)             LOANS           GROUP IV MORTGAGE LOANS          MORTGAGE LOANS
---------------------------------      ----------------     -------------------------      -------------------
     0.001   to   30.000.......                4                        0.27%                 $   112,135.61
    30.001   to   40.000.......                4                        0.34                      139,647.94
    40.001   to   50.000.......                8                        1.14                      463,298.89
    50.001   to   60.000.......               10                        2.08                      850,154.66
    60.001   to   70.000.......               29                        4.96                    2,022,410.35
    70.001   to   80.000.......               96                       13.21                    5,391,322.06
    80.001   to   90.000.......              220                       26.37                   10,759,643.30
    90.001   to   95.000.......              114                       11.71                    4,777,623.70
    95.001   to   100.000......              385                       39.92                   16,291,090.35
                                             ---                      ------                  --------------
             Total.............              870                      100.00%                 $40,807,326.86
                                             ===                      ======                  ==============


         The minimum and maximum Combined Loan-to-Value Ratios of the Group IV Mortgage Loans as of the Cut-Off Date are approximately 7.14% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the Group IV Mortgage Loans is approximately 88.66%. The "Combined Loan-to-Value Ratio" of a Group IV Mortgage Loan as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first and other mortgage balances, if any, as of the date of origination plus the Principal Balance of such Group IV Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Property at origination.

                  PRINCIPAL BALANCES OF GROUP IV MORTGAGE LOANS


                                                                                                  AGGREGATE UNPAID
                                              NUMBER OF            PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                           INITIAL MORTGAGE     PRINCIPAL BALANCE OF GROUP IV        OF GROUP IV
PRINCIPAL BALANCE                               LOANS                   MORTGAGE LOANS             MORTGAGE LOANS
-------------------------------            ----------------    -------------------------------   -------------------
      $0.01   to   $25,000.00......              273                     12.60%                    $ 5,143,305.72
 $25,000.01   to   $50,000.00......              358                     32.06                      13,081,139.12
 $50,000.01   to   $75,000.00......              122                     18.48                       7,540,526.56
 $75,000.01   to   $100,000.00.....               71                     15.48                       6,316,415.98
$100,000.01   to   $200,000.00.....               33                     10.91                       4,451,395.97
$200,000.01   to   300,000.00......                7                      4.41                       1,797,839.57
$300,000.01   to   $400,000.00.....                3                      2.69                       1,097,250.50
$400,000.01   to   $500,000.00.....                3                      3.38                       1,379,453.44
                                                 ---                    ------                     --------------
           Total...................              870                    100.00%                    $40,807,326.86
                                                 ===                    ======                     ==============


         As of the Cut-Off Date, the average unpaid principal balance of the Group IV Mortgage Loans is approximately $46,904.97.


            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                             GROUP IV MORTGAGE LOANS

                                                                                                AGGREGATE UNPAID
                                              NUMBER OF         PERCENTAGE OF AGGREGATE        PRINCIPAL BALANCE
                                           INITIAL MORTGAGE       PRINCIPAL BALANCE OF            OF GROUP IV
STATE                                           LOANS           GROUP IV MORTGAGE LOANS          MORTGAGE LOANS
----------------                           ----------------    --------------------------      -------------------
California........................                343                   50.36%                 $20,552,158.70
Georgia...........................                 55                    5.51                    2,250,319.20
Virginia..........................                 39                    4.45                    1,815,677.78
Washington........................                 43                    4.13                    1,683,302.45
Florida...........................                 39                    3.39                    1,382,016.59
New York..........................                 24                    3.01                    1,228,095.84
Connecticut.......................                 17                    2.98                    1,217,610.45
Illinois..........................                 31                    2.91                    1,187,218.31
Ohio..............................                 35                    2.78                    1,133,281.27
Maryland..........................                 29                    2.38                      970,544.51
Michigan..........................                 29                    2.22                      904,165.94
Others ((less than 2%)............                186                   15.89                    6,482,935.82
                                                  ---                  ------                  --------------
               Total..............                870                  100.00%                 $40,807,326.86
                                                  ===                  ======                  ==============


         No more than approximately 1.35% of the Group IV Mortgage Loans are secured by Mortgaged Properties located in any one zip code.

                DEBT-TO-INCOME RATIOS OF GROUP IV MORTGAGE LOANS


                                     NUMBER OF                                     AGGREGATE UNPAID
                                      INITIAL         PERCENTAGE OF AGGREGATE      PRINCIPAL BALANCE
                                      MORTGAGE      PRINCIPAL BALANCE OF GROUP        OF GROUP IV
DEBT-TO-INCOME RATIOS (%)              LOANS             IV MORTGAGE LOANS          MORTGAGE LOANS
------------------------             ---------      --------------------------    -------------------
5.01    to    10.00.........             1.00               0.06%                    $    25,000.00
10.01   to    15.00.........             2.00               0.13                          51,891.40
15.01   to    20.00.........            11.00               1.10                         450,326.50
20.01   to    25.00.........            29.00               2.24                         914,028.43
25.01   to    30.00.........            65.00               7.78                       3,176,792.19
30.01   to    35.00.........            93.00               8.59                       3,506,881.16
35.01   to    40.00.........           111.00              11.14                       4,547,168.43
40.01   to    45.00.........           134.00              17.08                       6,969,095.79
45.01   to    50.00.........           173.00              20.99                       8,564,540.10
50.01   to    55.00.........           251.00              30.88                      12,601,602.86
                                       ------             ------                     --------------
        Total...............           870.00             100.00%                    $40,807,326.86
                                       ======             ======                     ==============


         The weighted average Debt-to-Income Ratio of the Group IV Mortgage Loans is approximately 43.66%.



                    OCCUPANCY TYPE OF GROUP IV MORTGAGE LOANS


                                           NUMBER OF                                    AGGREGATE UNPAID PRINCIPAL
                                            INITIAL         PERCENTAGE OF AGGREGATE               BALANCE
                                            MORTGAGE         PRINCIPAL BALANCE OF               OF GROUP IV
OCCUPANCY TYPE                               LOANS          GROUP IV MORTGAGE LOANS           MORTGAGE LOANS
---------------                            ---------       -------------------------    --------------------------
Owner Occupied.....................             854                  97.15%                    $39,642,333.47
Second Home........................              16                   2.85                       1,164,993.39
                                                ---                 ------                     --------------
               Total...............             870                 100.00%                    $40,807,326.86
                                                ===                 ======                     ==============

                    CREDIT QUALITY OF GROUP IV MORTGAGE LOANS

                                                                                                 AGGREGATE UNPAID
                                            NUMBER OF          PERCENTAGE OF AGGREGATE           PRINCIPAL BALANCE
                                        INITIAL MORTGAGE        PRINCIPAL BALANCE OF                OF GROUP IV
CREDIT QUALITY                                LOANS            GROUP IV MORTGAGE LOANS            MORTGAGE LOANS
---------------                         ----------------      -------------------------         -------------------
Excellent..........................            662                    81.49%                      $33,254,124.02
Superior...........................            129                    12.27                         5,006,554.79
Good...............................             66                     5.31                         2,166,213.67
Fair...............................             13                     0.93                           380,434.38
                                               ---                   ------                       --------------
               Total...............            870                   100.00%                      $40,807,326.86
                                               ===                   ======                       ==============


         Credit grades run from Excellent to Superior to Good to Fair in descending order.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

         The Transferor is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Transferor has breached a representation or warranty, to repurchase such Mortgage Loans or substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan. See "Prepayment and Yield Considerations" and "Description of the Mortgage Loan Sale Agreement and the Purchase and Sale Agreement -- Assignment of Mortgage Loans" herein.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS, THE PRE-FUNDING ACCOUNT AND THE FUNDING ACCOUNT

         The Sale and Servicing Agreement permits the Trust to acquire certain Mortgage Loans (the "SUBSEQUENT MORTGAGE LOANS") after the Closing Date and prior to March 31, 2001. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Cut-Off Date subsequent to the Closing Date upon the acquisition of Subsequent Mortgage Loans. Each Subsequent Mortgage Loan will be purchased by the Trust at a purchase price equal to the Principal Balance thereof as of the related Cut-Off Date. The date of transfer of a Subsequent Mortgage Loan to the Trust is the "SUBSEQUENT TRANSFER DATE."

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the consent of the Enhancer and to certain requirements set forth in the Purchase and Sale Agreement, which are designed to ensure that, following such purchase, the characteristics of the Mortgage Loans in the aggregate for each Loan Group will not differ materially from the characteristics of the Initial Mortgage Loans. In addition, following the purchase of Subsequent Mortgage Loans during the Pre-Funding Period, the percentage of Group IV Mortgage Loans (by Principal Balance) secured by mortgaged properties located in California will not be allowed to exceed 50%.

         The Pre-Funding Account. The Master Servicer will cause an account (the "PRE-FUNDING ACCOUNT") to be established in the name of the Indenture Trustee, and will deposit the Pre-Funded Amount therein on the Closing Date from the net proceeds of the sale of the Term Notes. The "PRE-FUNDED AMOUNT" will be an amount equal to the excess of the aggregate initial Term Note Balance plus the initial Overcollateralization Amount, if any, required by the Enhancer, over the sum of the aggregate Principal Balance of the Initial Mortgage Loans acquired by the Trust on the Closing Date. Monies in the Pre-Funding Account will be applied during the Pre-Funding Period to purchase Subsequent Mortgage Loans from the Transferor. Approximately $46,853,167.62 will be allocated to purchasing subsequent home equity loans for Loan Group I, approximately $68,745,889.64 will be allocated to purchasing subsequent home equity loans for Loan Group II, approximately $20,001,376.67 will be allocated to purchasing subsequent home equity loans for Loan Group III and approximately $25,994,703.60 will be allocated to purchasing subsequent home equity lines of credit for Loan Group
IV. The "PRE-FUNDING PERIOD" will be the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) March 31, 2001 and (iii) the occurrence, if any, of a servicer default under the Sale and Servicing Agreement or a Rapid Amortization Event. The Pre-Funding Account will be part of the Trust, but monies on deposit therein will not be available to cover losses on or in respect of the Mortgage Loans. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period for the Class A-1, the Group 2 and the Class A-7 Term Notes, that was allocated to purchase Subsequent Mortgage Loans for Loan Group I, Loan Group II and Loan Group III, respectively, will be paid to the related Class of Noteholders (other than the Class IO-2 Term Notes) as a payment of principal. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period for the Class A-8 Term Notes, will be applied first to acquire any additional draws under the HELOCs during the period from the Closing Date to the end of the Managed Amortization Period for the Class A-8 Term Notes (the "ADDITIONAL BALANCES") and thereafter will be paid to holders of the Class A-8 Term Notes as a payment of principal. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments as provided in the Indenture. Net income on investment of funds in the Pre-Funding Account will be deposited into or credited to an account held by the Indenture Trustee designated the "capitalized interest account" (the "CAPITALIZED INTEREST ACCOUNT"). There can be no assurance that a sufficient number of Subsequent Mortgage Loans for any Loan Group will be available for application of the entire Pre-Funded Amount.

         The Funding Account. On each Payment Date during the Revolving Period for the Class A-1 Term Notes, the Indenture Trustee will deposit principal collections for the related Collection Period into the Funding Account and will apply such collections to buy more home equity loans for Loan Group I, to the extent they are available. On each Payment Date during the period beginning at the end of the Pre-Funding Period and terminating at the end of the Managed Amortization Period for the Class A-8 Term Notes, the Indenture Trustee, from any amounts transferred from the Pre-Funding Account to the Funding Account at the end of the Pre-Funding Period that had been allocated to purchase subsequent home equity lines of credit, will apply such amounts to buy Additional Balances for Loan Group IV, to the extent they are available. The Class A-1 Term Notes will be subject to redemption in part on the Payment Date immediately succeeding the date on which the Revolving Period ends in the event that any amounts relating to Loan Group I remain on deposit in the Funding Account, after giving effect to the purchase by the Trust of all Subsequent Mortgage Loans, including any such purchase on the date on which the Revolving Period ends. The Class A-8 Term Notes will be subject to redemption in part on the Payment Date immediately succeeding the date on which the Managed Amortization Period ends in the event that any amounts relating to Loan Group IV remain on deposit in the Funding Account, after giving effect to the purchase by the Trust of all Additional Balances, including any such purchase on the date on which the Managed Amortization Period ends.


                               IRWIN FUNDING CORP.

         Irwin Funding Corp. (the "TRANSFEROR"), a Delaware corporation headquartered in Columbus, Indiana, is a wholly-owned subsidiary of IUB, incorporated in the State of Delaware on June 10, 1998. Irwin Funding Corp. was organized for limited purposes, which include purchasing mortgage loans from IUB and its affiliates, selling and transferring such mortgage loans to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of Irwin Funding Corp. are located at 500 Washington Street, Columbus, Indiana 47201. The telephone number of such offices is (812) 376-1909.


                          IRWIN HOME EQUITY CORPORATION

GENERAL

         Irwin Home Equity Corporation (the "ORIGINATOR") is an Indiana corporation with a single origination and servicing facility in San Ramon, California. The Originator will initially be the sole subservicer of the Mortgage Loans. The Originator is a direct substantially wholly-owned subsidiary of Irwin Financial Corporation ("IFC"), a specialized financial services company headquartered in Columbus, Indiana. The Originator identifies mortgage loans that are appropriate for origination or acquisition by the Master Servicer in selected markets nationwide using a combination of direct mail, broker channels, internet site, correspondent lenders, telemarketing and portfolio acquisition. The Originator services these loans on behalf of the Master Servicer. The Originator's home equity line of credit and closed-end, fixed rate products are marketed primarily as debt consolidation loans for repeat or frequent borrowers with strong credit ratings. Borrowers with similarly strong credit ratings are targeted for the

Originator's first mortgage refinance and portfolio acquisition program. As of June 30, 2000, the Originator had over $458 million in assets, had originated or acquired over $1.7 billion in mortgage loans and was a Freddie Mac approved seller-servicer. The Originator underwrites first, second and more junior lien mortgage loans secured by one- to four-family residences located primarily in selected metropolitan markets in the United States.

         The Originator, in accordance with the underwriting standards of IUB, underwrote or reunderwrote all the Mortgage Loans which IUB will sell to the Transferor pursuant to a mortgage loan sale agreement and the Transferor will sell to the Depositor pursuant to a purchase and sale agreement between the Transferor and the Depositor (together, the "MORTGAGE SALE AGREEMENTS"). On the Issue Date, the Depositor will acquire the Mortgage Loans from the Transferor and simultaneously therewith transfer the Mortgage Loans to the Trust.

AS SUBSERVICER

         The Trust will appoint Irwin Union Bank and Trust Company as Master Servicer pursuant to the Sale and Servicing Agreement. However, the Originator will subservice the Mortgage Loans pursuant to a Subservicing Agreement between Irwin Home Equity Corporation and Irwin Union Bank and Trust Company. Notwithstanding such subservicing arrangement, Irwin Union Bank and Trust Company shall remain responsible to the Trust for the servicing of the Mortgage Loans

         The Originator engages in mortgage loan servicing, including servicing of previously securitized loans, which involves, among other things, the processing and administration of mortgage loan payments in return for a servicing fee. At June 30, 2000, the Originator serviced 32,576 mortgage loans with an outstanding principal balance of approximately $1.093 billion.

         At June 30, 2000, the Originator had approximately 605 employees. Its offices are located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California, 94583 and its telephone number is (925) 277-2001.

         The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Originator's servicing portfolio. The Originator's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment that were originated by the Originator's mortgage banking operations.

                      THE ORIGINATOR'S SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                  Year ended            Year Ended              Year Ended          Six Months Ended
                              December 31, 1997      December 31, 1998      December 31, 1999         June 30, 2000
                              -----------------      -----------------      -----------------       ----------------
Beginning servicing                $230,450             $ 358,166               $ 581,243              $ 819,694
portfolio

Add:
      Loans originated             $214,518             $ 389,673               $ 388,653              $ 248,444

      Acquired and                                                               $ 27,008              $ 119,641
      serviced loans (1)

Deduct:

      Principal payments         $ (86,802)            $(166,596)              $(177,210)              $(94,555)
      (net of subsequent
      draws)

Ending servicing portfolio         $358,166             $ 581,243                $819,694             $1,093,224

Number of loans serviced             10,800                14,578                  22,524                 32,576

Average loan size                    $   33               $    40                  $   36                $    34



Note: Ending servicing portfolio does not include $6.9 million loans serviced by Equifax that were funded through June 30, 2000.

(1) Represents acquired loans on which servicing had been transferred as of June 30, 2000.

DELINQUENCY AND LOSS EXPERIENCE OF THE ORIGINATOR'S SERVICING PORTFOLIO

         The following tables summarize the delinquency and loss experience for closed-end, fixed-rate first and second mortgage loans and adjustable-rate, home equity lines of credit originated or acquired by the Master Servicer and serviced by the Originator. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                                         SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                                      JUNE 30,
----------------------------------------------------------------------------------------------------------------------------

                           1996                 1997                1998                 1999                  2000
                           ----                 ----                ----                 ----                  ----

                    Number                Number              Number                Number              Number
                     of       Dollar        of      Dollar     of       Dollar       of       Dollar      of       Dollar
Accounts Managed    Loans     Amount      Loans     Amount    Loans     Amount      Loans     Amount    Loans      Amount
----------------------------------------------------------------------------------------------------------------------------

Principal
Balance of
Mortgage Loans:     7,247    $230,450     10,800   $358,166  14,578   $581,243     22,524    $819,694   32,576   $1,093,224

30--59 Days Past
Due (1)..........      50    $  1,427         80   $  2,516     108   $  3,590        238    $  6,193      432   $   11,767

60-89 Days Past
Due (1)..........      10    $    287         12   $    372      13   $    352         45    $  1,118      119   $    2,632

90+ Days Past
Due (1)..........       8    $    176         28   $    905      31   $    991         16    $    506      113   $    3,352

Foreclosures.....       8    $    371         38   $  1,546      62   $  2,151        139    $  4,618       33   $    1,812

REO Properties
(2)..............       5    $    322          3   $    150       8   $    277         10    $    300       15   $      689

--------------------
(1) Contractually past due excluding mortgage loans in the process of foreclosure.
(2) "REAL ESTATE OWNED" properties - properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition.



                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                                                                                           SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                                        JUNE 30,
----------------------------------------------------------------------------------------------------------------------------
                                           1996              1997               1998               1999          2000
                                           ----              ----               ----               ----          ----

     Aggregate Principal
     Balance Outstanding.                $230,450          $358,166            $581,243          $819,694    $1,093,224

     Net Charge-offs (1).                $     37          $  1,026            $  2,141          $  3,186    $    2,920

     Total Loans in Foreclosure          $    693          $  1,696            $  2,428          $  4,618    $    1,812
----------------------------------------------------------------------------------------------------------------------------
     Net Charge-offs as a
     Percentage of Aggregate
     Amount Outstanding at
     period-end..........                    0.02%             0.29%               0.37%             0.39%         0.27%
----------------------

(1) Net Charge-offs refers to writedowns on properties prior to liquidation and the actual liquidated loss incurred on a mortgaged property when sold net of recoveries.

         The Originator commenced receiving applications for mortgage loans under its lending programs only in 1995, and the Originator, through IUB, funded its first loan in March, 1995. Accordingly, the Originator has insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the Mortgage Loans being sold to the Trust.

         The information set forth in this section concerning the Originator has been provided by Irwin Home Equity Corporation. None of the Depositor, the Trustee or the Enhancer make any representation as to the accuracy or completeness of such information.


                       PREPAYMENT AND YIELD CONSIDERATIONS

         GENERAL

         The yield to maturity and the aggregate amount of payments on the Term Notes will depend on the price paid by the related Term Noteholder for such Term Note, the related Note Rate and the rate and timing of principal payments (including payments in excess of the monthly payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans in the related Loan Group and, in the case of the HELOCs, the rate and timing of draws and the allocations thereof. Approximately 89.83% of the Group I Mortgage Loans, approximately 82.12% of the Group II Mortgage Loans, approximately 81.58% of the Group III Mortgage Loans and approximately 92.92% of the Group IV Mortgage Loans provide for the payment of a penalty in connection with prepayment in full during the first two, three, four or five years after origination thereof.

         The rate of principal prepayments on the Mortgage Loans in the related Loan Group will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Mortgage Loans at any time because of specific factors relating to such Mortgage Loans, such as the age of the Mortgage Loans, the geographic location of the related Mortgaged Properties and the extent of the related Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such mortgage loans were originated. Further, the rate of prepayments may vary as among Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans, as between HELOCs and HELs, and as between HELOCs with Additional Balances and those without Additional Balances. There can be no assurance as to the prepayment rate of the Mortgage Loans in the related Loan Group, or that the Mortgage Loans in the related Loan Group will conform to the prepayment experience of other mortgage loans or to any past prepayment experience or any published prepayment forecast.

         In general, if a Term Note is purchased at a premium over its face amount and payments of principal of such Term Note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Term Note is purchased at a discount from its face amount and payments of principal of such Term Note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         The rate and timing of defaults on the Mortgage Loans in the related Loan Group will also affect the rate and timing of principal payments on the Mortgage Loans in the related Loan Group and thus the yield on the Term Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by Excess Spread or an Insured Payment, the Term Noteholders will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" herein and in the Prospectus.

         "WEIGHTED AVERAGE LIFE" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Term Notes (other than the Class IO-2 Term Notes) will be influenced by, among other factors, the rate of principal payments (and, with respect to the HELOCs, the rate of draws) on the Mortgage Loans in the related Loan Group.

         The primary source of information available to investors concerning the Term Notes will be the monthly statements discussed herein under "Description of the Trust Agreement and Indenture-- Reports to Term Noteholders" and in the Prospectus under "Description of the Securities-Reports to Holders", which will include information as to the outstanding Term Note Balance. There can be no assurance that any additional information regarding the Term Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Term Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Term Notes may adversely affect the liquidity of the Term Notes, even if a secondary market for the Term Notes becomes available.

         HELOCs. There can be no assurance as to the rate of principal payments or the rate of draws on the HELOCs. The rate of principal payments and/or draws may fluctuate substantially from time to time. Generally, revolving credit loans such as the HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws may be much more volatile than that for typical first lien mortgage loans. In addition, the repayment of any HELOC may be dependent on the ability of the related Mortgagor to make larger interest payments following the adjustment of the Mortgage Interest Rate during the life of such HELOC. The rate of such losses and delinquencies is likely to be higher than that of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by Excess Spread or an Insured Payment, the Securityholders will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" herein and in the Prospectus.

         Funding Account. Amounts on deposit in the Funding Account may be used during the Revolving Period for the Class A-1 Term Notes and during the period beginning at the end of the Pre-Funding Period and terminating at the end of the Managed Amortization Period for the Class A-8 Term Notes, to acquire, in the case of Loan Group I, Subsequent Mortgage Loans for Loan Group I, and in the case of Loan Group IV, Additional Balances for Loan Group IV. In the event that, at the end of the Revolving Period, any amounts relating to Loan Group I remain on deposit in the Funding Account have not been used to acquire Subsequent Mortgage Loans for Loan Group I, then the Class A-1 Term Notes will be prepaid in part on the following Payment Date. In the event that, at the end of the Managed Amortization Period, any amounts relating to Loan Group IV remain on deposit in the Funding Account have not been used to acquire Additional Balances for Loan Group IV, then the Class A-8 Term Notes will be prepaid in part on the following Payment Date.

         TABLES

         The tables set forth below for the Class A-1, the Group 2 and the Class A-7 Term Notes are based on the prepayment model ("PREPAYMENT ASSUMPTION") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. In the case of the Class A-1 Term Notes, a 100% prepayment assumption assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the Group I Mortgage Loans in the first month of the life of such home equity loans and an additional 1.4545% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Group I Mortgage Loans, a 100% prepayment assumption assumes a constant prepayment rate of 20% per annum each month. In the case of the Group 2 and the Class A-7 Term Notes, a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the Group II and Group III Mortgage Loans in the first month of the life of such home equity loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the Group II and Group III Mortgage Loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month. As used in the tables below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.

         The tables set forth below for the Class A-8 and the Class IO-2 Term Notes are based on the constant prepayment rate ("CPR", which is the assumed rate of prepayment each month as an annualized percentage of the then outstanding principal balance of a pool of mortgage loans), constant draw rate (in the case of the HELOCs, and which, for purposes of the assumptions, is the amount of Additional Balances drawn each month as an annualized percentage of the principal balance of the Group IV Mortgage Loans outstanding at the beginning of such month) and optional termination assumptions as indicated in the tables below.

         The Mortgage Loans are assumed to consist of sub-pools of Mortgage Loans with the characteristics set forth below in the table captioned "Assumed Mortgage Loan Characteristics".

         In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities -- Priority of Distributions", (ii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iii) no delinquencies or defaults occur, (iv) in the case of the HELOCs, a 2% per annum draw rate is assumed for 236 months and is calculated before giving affect to prepayments, (v) the Mortgage Loans pay on the basis of a 30-day month and a 360-day year, (vi) there is no restriction on the Maximum Variable Funding Balance, (vii) no Rapid Amortization Event or Managed Amortization Event occurs, (viii) the scheduled due date for each Mortgage Loan is the first day of each calendar month, (ix) the Closing Date is September 26, 2000, (x) one month LIBOR remains constant at 6.620% per annum,
(xi) the initial Term Note Balances are as set forth on the cover page hereof,
(xii) unless otherwise noted, the Master Servicer has not exercised the optional termination as set forth in "Description of the Securities - Maturity and Optional Redemption" and (xiii) the Trustee Fee is 0.0125% per annum.

         The actual characteristics and performance of the Mortgage Loans in the related Loan Group will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and (in the case of the HELOCs) draw scenarios. For example, it is very unlikely that the Mortgage Loans in the related Loan Group will prepay and/or experience draws at a constant rate until maturity or that all Mortgage Loans in the related Loan Group will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans in the related Loan Group could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans in the related Loan Group is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans in the related Loan Group, or actual prepayment experience, will affect the percentages of initial Security Balances outstanding over time and the weighted average life of the Term Notes. Neither the Prepayment Assumption, the CPR model nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the Principal Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all Mortgage Loans equals the indicated percentage of the Prepayment Assumption or CPR.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

--------------------------------------------------------------------------------------------------------------------
                                                                                                   REMAINING TERM
                      INITIAL                GROSS                           ORIGINAL TERM TO        TO STATED
                    OUTSTANDING             MORTGAGE                          STATED MATURITY         MATURITY
 LOAN GROUP      PRINCIPAL BALANCE       INTEREST RATE     SERVICING FEE         (MONTHS)             (MONTHS)
 ----------      -----------------       -------------     -------------         --------             --------
     I           $101,163,378.86              12.408%           0.75%               210                 209
     II          $116,771,511.57              15.238%           0.75%               210                 207
     II          $ 20,462,299.45              11.779%           0.75%               239                 237
    III          $ 50,000,000.00              15.113%           0.75%               202                 199
     IV          $ 66,802,030.46              12.140%           0.75%               240                 237

-------------------------------------

   TOTAL         $355,199,220.34


         Subject to the foregoing discussion and assumptions, the following tables sets forth the percentage of the initial Term Note Balance of the Term Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption and CPR, as applicable, and indicate the weighted average life of each class of Term Notes.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-1

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                                   0%         50%        75%       100%       125%        150%
Ramp to                                                   0.00%      10.00%     15.00%     20.00%     25.00%      30.00%
-------------------------------------------------------------------------------------------------------------------------
Initial...................................                  100         100        100        100        100         100
September 2001............................                   96          91         88         85         82          79
September 2002............................                   94          79         72         65         58          52
September 2003............................                   91          69         59         50         42          35
September 2004............................                   89          59         48         38         30          24
September 2005............................                   86          51         39         30         22          16
September 2006............................                   83          44         32         23         16          11
September 2007............................                   79          38         26         17         11           7
September 2008............................                   75          32         21         13          8           5
September 2009............................                   70          27         17         10          6           3
September 2010............................                   64          23         13          7          4           2
September 2011............................                   58          19         10          5          3           1
September 2012............................                   51          15          8          4          2           *
September 2013............................                   44          12          6          2          1           *
September 2014............................                   36           9          4          1          *           0
September 2015............................                   27           6          2          1          0           0
September 2016............................                   17           3          1          *          0           0
September 2017............................                    5           1          0          0          0           0
September 2018............................                    0           0          0          0          0           0
September 2019............................                    0           0          0          0          0           0
September 2020............................                    0           0          0          0          0           0
Weighted Average Life to 10% call
(years) (2) ..............................                11.14        6.16       4.78       3.84       3.19        2.72
Weighted Average Life to maturity
(years) (3)...............................                11.17        6.30       4.99       4.07       3.40        2.91

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group I (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group I.
(3)      Assumes the Class A-1 Term Notes pay to maturity.
*        indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-2

PAYMENT DATE                                                          PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                            0%           50%        75%         100%         125%        150%
Ramp to                                            0.00%         7.50%     11.25%       15.00%       18.75%      22.50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100          100         100
September 2001...........................             77            62         54           46           39          31
September 2002...........................             71            33         15            0            0           0
September 2003...........................             65             7          0            0            0           0
September 2004...........................             59             0          0            0            0           0
September 2005...........................             51             0          0            0            0           0
September 2006...........................             42             0          0            0            0           0
September 2007...........................             32             0          0            0            0           0
September 2008...........................             20             0          0            0            0           0
September 2009...........................              6             0          0            0            0           0
September 2010...........................              0             0          0            0            0           0
September 2011...........................              0             0          0            0            0           0
September 2012...........................              0             0          0            0            0           0
September 2013...........................              0             0          0            0            0           0
September 2014...........................              0             0          0            0            0           0
September 2015...........................              0             0          0            0            0           0
September 2016...........................              0             0          0            0            0           0
September 2017...........................              0             0          0            0            0           0
September 2018...........................              0             0          0            0            0           0
September 2019...........................              0             0          0            0            0           0
September 2020...........................              0             0          0            0            0           0
Weighted Average Life to 10% call
(years) (2)..............................           4.75          1.54       1.19         1.00         0.88        0.79
Weighted Average Life to maturity
(years) (3)..............................           4.75          1.54       1.19         1.00         0.88        0.79

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group II (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group II.
(3)      Assumes the Class A-2 Term Notes pay to maturity.
*        indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-3

PAYMENT DATE                                                          PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                            0%           50%        75%         100%         125%       150%
Ramp to                                            0.00%         7.50%     11.25%       15.00%       18.75%     22.50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100          100        100
September 2001...........................            100           100        100          100          100        100
September 2002...........................            100           100        100           96           75         55
September 2003...........................            100           100         77           47           19          0
September 2004...........................            100            80         40            5            0          0
September 2005...........................            100            52          8            0            0          0
September 2006...........................            100            26          0            0            0          0
September 2007...........................            100             1          0            0            0          0
September 2008...........................            100             0          0            0            0          0
September 2009...........................            100             0          0            0            0          0
September 2010...........................             88             0          0            0            0          0
September 2011...........................             65             0          0            0            0          0
September 2012...........................             39             0          0            0            0          0
September 2013...........................              9             0          0            0            0          0
September 2014...........................              0             0          0            0            0          0
September 2015...........................              0             0          0            0            0          0
September 2016...........................              0             0          0            0            0          0
September 2017...........................              0             0          0            0            0          0
September 2018...........................              0             0          0            0            0          0
September 2019...........................              0             0          0            0            0          0
September 2020...........................              0             0          0            0            0          0
Weighted Average Life to 10% call
(years) (2)..............................          11.56          5.14       3.80         3.01         2.49       2.14
Weighted Average Life to maturity
(years) (3)..............................          11.56          5.14       3.80         3.01         2.49       2.14

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group II (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group II.
(3)      Assumes the Class A-3 Term Notes pay to maturity.
*        indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-4

PAYMENT DATE                                                          PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                            0%           50%        75%         100%         125%        150%
Ramp to                                            0.00%         7.50%     11.25%       15.00%       18.75%      22.50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100          100         100
September 2001...........................            100           100        100          100          100         100
September 2002...........................            100           100        100          100          100         100
September 2003...........................            100           100        100          100          100          89
September 2004...........................            100           100        100          100           54           6
September 2005...........................            100           100        100           47            0           0
September 2006...........................            100           100         62            0            0           0
September 2007...........................            100           100         17            0            0           0
September 2008...........................            100            61          0            0            0           0
September 2009...........................            100            23          0            0            0           0
September 2010...........................            100             0          0            0            0           0
September 2011...........................            100             0          0            0            0           0
September 2012...........................            100             0          0            0            0           0
September 2013...........................            100             0          0            0            0           0
September 2014...........................             53             0          0            0            0           0
September 2015...........................              0             0          0            0            0           0
September 2016...........................              0             0          0            0            0           0
September 2017...........................              0             0          0            0            0           0
September 2018...........................              0             0          0            0            0           0
September 2019...........................              0             0          0            0            0           0
September 2020...........................              0             0          0            0            0           0
Weighted Average Life to 10% call
(years) (2)..............................          14.08          8.34       6.32         5.01         4.12        3.49
Weighted Average Life to maturity
(years) (3)..............................          14.08          8.34       6.32         5.01         4.12        3.49

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group II (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group II.
(3)      Assumes the Class A-4 Term Notes pay to maturity.
*       indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-5

PAYMENT DATE                                                           PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                            0%           50%        75%         100%         125%         150%
Ramp to                                            0.00%         7.50%     11.25%       15.00%       18.75%       22.50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100          100          100
September 2001...........................            100           100        100          100          100          100
September 2002...........................            100           100        100          100          100          100
September 2003...........................            100           100        100          100          100          100
September 2004...........................            100           100        100          100          100          100
September 2005...........................            100           100        100          100           90           40
September 2006...........................            100           100        100           94           35            0
September 2007...........................            100           100        100           47            0            0
September 2008...........................            100           100         75            7            0            0
September 2009...........................            100           100         37            0            0            0
September 2010...........................            100            85          2            0            0            0
September 2011...........................            100            48          0            0            0            0
September 2012...........................            100            12          0            0            0            0
September 2013...........................            100             0          0            0            0            0
September 2014...........................            100             0          0            0            0            0
September 2015...........................             81             0          0            0            0            0
September 2016...........................              0             0          0            0            0            0
September 2017...........................              0             0          0            0            0            0
September 2018...........................              0             0          0            0            0            0
September 2019...........................              0             0          0            0            0            0
September 2020...........................              0             0          0            0            0            0
Weighted Average Life to 10% call
(years) (2)..............................          15.40         11.00       8.71         7.00         5.79         4.90
Weighted Average Life to maturity
(years) (3)..............................          15.40         11.00       8.71         7.00         5.79         4.90

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group II (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group II.
(3)      Assumes the Class A-5 Term Notes pay to maturity.
*        indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-6

PAYMENT DATE                                                          PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                            0%           50%        75%         100%         125%       150%
Ramp to                                            0.00%         7.50%     11.25%       15.00%       18.75%     22.50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100          100        100
September 2001...........................            100           100        100          100          100        100
September 2002...........................            100           100        100          100          100        100
September 2003...........................            100           100        100          100          100        100
September 2004...........................            100           100        100          100          100        100
September 2005...........................            100           100        100          100          100        100
September 2006...........................            100           100        100          100          100         93
September 2007...........................            100           100        100          100           95         69
September 2008...........................            100           100        100          100           74         52
September 2009...........................            100           100        100           84           57         38
September 2010...........................            100           100        100           67           43         27
September 2011...........................            100           100         83           52           32         20
September 2012...........................            100           100         66           40           24         13
September 2013...........................            100            87         51           30           17          8
September 2014...........................            100            67         38           21           11          4
September 2015...........................            100            47         26           13            6          2
September 2016...........................             96            28         14            6            2          0
September 2017...........................             35             8          3            *            0          0
September 2018...........................             13             1          0            0            0          0
September 2019...........................              5             0          0            0            0          0
September 2020...........................              0             0          0            0            0          0
Weighted Average Life to 10% call
(years) (2)..............................          16.65         14.43      12.55        10.62         9.00       7.69
Weighted Average Life to maturity
(years) (3)..............................          16.99         14.93      13.34        11.68        10.14       8.80

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group II (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group II.
(3)      Assumes the Class A-6 Term Notes pay to maturity.
*        indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-7

PAYMENT DATE                                                         PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                            0%           50%        75%         100%       125%        150%
Ramp to                                            0.00%         7.50%     11.25%       15.00%     18.75%      22.50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100        100         100
September 2001...........................             93            88         86           83         81          78
September 2002...........................             90            79         73           68         62          57
September 2003...........................             88            71         63           55         48          42
September 2004...........................             86            63         53           45         38          32
September 2005...........................             83            56         45           37         30          24
September 2006...........................             80            49         38           30         23          18
September 2007...........................             77            43         33           25         18          13
September 2008...........................             72            38         28           20         14          10
September 2009...........................             68            33         23           16         11           7
September 2010...........................             62            28         19           12          8           5
September 2011...........................             55            23         15           10          6           4
September 2012...........................             48            19         12            7          4           2
September 2013...........................             39            15          9            5          3           1
September 2014...........................             30            11          6            3          2           1
September 2015...........................             20             6          3            2          1           *
September 2016...........................              8             2          1            *          0           0
September 2017...........................              0             0          0            0          0           0
September 2018...........................              0             0          0            0          0           0
September 2019...........................              0             0          0            0          0           0
September 2020...........................              0             0          0            0          0           0
Weighted Average Life to 10% call
(years) (2)..............................          10.51          6.68       5.45         4.51       3.80        3.26
Weighted Average Life to maturity
(years) (3)..............................          10.53          6.77       5.59         4.70       4.01        3.48

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group III (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group III as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group III.
(3)      Assumes the Class A-7 Term Notes pay to maturity.
*        indicates a number less than 0.5% but greater than 0%.

                     PERCENTAGE OF TERM NOTE BALANCE (1)(3)
                                    CLASS A-8

PAYMENT DATE                                                      PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
Gross CPR(4)                                      2%        14%         19%         24%         29%          34%
-------------------------------------------------------------------------------------------------------------------------
Initial.................................         100        100         100         100         100          100
September 2001..........................          96         83          78          73          68           63
September 2002..........................          96         73          64          55          48           40
September 2003..........................          96         63          52          42          34           28
September 2004..........................          96         55          42          33          25           19
September 2005..........................          94         46          34          25          18           12
September 2006..........................          92         39          27          19          12            8
September 2007..........................          90         34          22          14           9            5
September 2008..........................          88         29          18          11           6            3
September 2009..........................          86         25          15           8           4            2
September 2010..........................          84         21          12           6           3            1
September 2011..........................          83         18           9           5           2            1
September 2012..........................          81         16           8           4           1            *
September 2013..........................          79         13           6           3           1            *
September 2014..........................          77         12           5           2           *            0
September 2015..........................          76         10           4           1           *            0
September 2016..........................          74          8           3           1           *            0
September 2017..........................          73          7           3           1           0            0
September 2018..........................          71          6           2           *           0            0
September 2019..........................          70          5           2           *           0            0
September 2020..........................           0          0           0           0           0            0
Weighted Average Life to 10% call
(years) (2) ............................       16.68       6.06        4.30        3.28        2.62         2.15
Weighted Average Life to maturity
(years) (3).............................       16.68       6.18        4.58        3.54        2.84         2.33

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in Loan Group IV (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in Loan Group IV as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase Mortgage Loans for Loan Group IV.
(3) Assumes the Class A-8 Term Notes pay to maturity. (4) Assumes a constant draw rate of 2% per annum.
*        indicates a number less than 0.5% but greater than 0%.

                      PERCENTAGE OF NOTIONAL BALANCE (1)(3)
                                   CLASS IO-2

PAYMENT DATE                                                          PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
CPR                                                  25%           30%        35%          40%          45%         50%
-------------------------------------------------------------------------------------------------------------------------
Initial..................................            100           100        100          100          100         100
September 2001...........................            100           100        100          100          100         100
September 2002...........................            100           100        100          100          100         100
September 2003...........................              0             0          0            0            0           0
September 2004...........................              0             0          0            0            0           0
September 2005...........................              0             0          0            0            0           0
September 2006...........................              0             0          0            0            0           0
September 2007...........................              0             0          0            0            0           0
September 2008...........................              0             0          0            0            0           0
September 2009...........................              0             0          0            0            0           0
September 2010...........................              0             0          0            0            0           0
September 2011...........................              0             0          0            0            0           0
September 2012...........................              0             0          0            0            0           0
September 2013...........................              0             0          0            0            0           0
September 2014...........................              0             0          0            0            0           0
September 2015...........................              0             0          0            0            0           0
September 2016...........................              0             0          0            0            0           0
September 2017...........................              0             0          0            0            0           0
September 2018...........................              0             0          0            0            0           0
September 2019...........................              0             0          0            0            0           0
September 2020...........................              0             0          0            0            0           0
Weighted Average Life to 10% call
(years) (2)..............................           2.50          2.50       2.50         2.50         2.50        2.50
Weighted Average Life to maturity
(years) (3)..............................           2.50          2.50       2.50         2.50         2.50        2.50

(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the High Loan-to-Value Mortgage Loans in Loan Groups II and III (after applying payments received in the related collection period) is less than 10% of the sum of (x) the aggregate Principal Balance of the High Loan-to-Value Mortgage Loans in Loan Groups II and III as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to purchase High Loan-to-Value Mortgage Loans for Loan Groups II and III.
(3)      Assumes the Class IO-2 Term Notes pay to maturity.

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR or Prepayment Assumption, as applicable.

         None of the Enhancer, the Trust, the Indenture Trustee, the Owner Trustee, the Depositor or the Master Servicer will be liable to any Term Noteholder for any loss or damage incurred by such Term Noteholder as a result of a reduced rate of return experienced by such Term Noteholder relative to the Note Rate, upon reinvestment of the funds received in connection with any premature repayment of principal on the Term Notes, including, without limitation, any such repayment resulting from prepayments, liquidations, or repurchases of, or substitutions for, any Mortgage Loan.


                               THE MASTER SERVICER

SERVICING PROVISIONS

         The Master Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement. Initially, the Originator will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement. As such, all discussion herein of the Master Servicer's obligations initially apply to the Originator, as subservicer of the Mortgage Loans on behalf of the Master Servicer. See "Servicing of Loans" in the Prospectus and "Servicing of the Mortgage Loans" and "Description of the Sale and Servicing Agreement" herein.

         Billing statements will be mailed to Mortgagors monthly by the Master Servicer. Such statements will detail the monthly activity on the related Mortgage Loan and specify the monthly payment due thereon.

         For information regarding foreclosure procedures, see "Servicing of Loans--Realization Upon Defaulted Loans" in the Prospectus and "Servicing of the Mortgage Loans" herein. The Master Servicer's servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in applicable laws and regulations and other considerations.

SERVICING COMPENSATION

         The Servicing Fee will be payable out of Interest Collections on the Mortgage Loans. The Servicing Fee will be, with respect to any Collection Period, the sum for all outstanding Mortgage Loans of the product of (i) the applicable Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Principal Balance of the related Mortgage Loan as of the first day of such Collection Period. The Servicing Fee Rate shall equal 0.75%. The Servicing Fee will serve as compensation to the Master Servicer (or any applicable subservicer) in respect of its servicing activities. In addition to the Servicing Fee, the Master Servicer will be entitled under the Sale and Servicing Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, bad check charges and certain other servicing-related fees. The Master Servicer will be obligated to pay certain ongoing expenses incurred by it in connection with its servicing activities and other responsibilities under the Sale and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer will be obligated under the Sale and Servicing Agreement to service and administer the Mortgage Loans on behalf of the Trust, and will have full power and authority, subject to the provisions of the Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration that it may deem necessary. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Initially, the Originator will be the sole subservicer of the Mortgage Loans. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if it alone were servicing the Mortgage Loans. The Master Servicer will be obligated under the Sale and Servicing Agreement to make reasonable efforts to collect all payments due under the terms and provisions of the related mortgage documents and will be obligated, subject to the terms of the Sale and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans serviced by it for its own account, and that generally conform to the mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans for their own accounts in the jurisdictions in which the related Mortgaged Properties are located. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to, among other things, (i) waive any late payment charge, prepayment penalty or other charge in connection with any Mortgage Loan, (ii) arrange a schedule, running for no more than 180 days after the due date of any payment due under the related mortgage documents, for the liquidation of delinquent items and (iii) subject to certain restrictions, modify the Mortgage Interest Rate of a Mortgage Loan.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon. In connection with such foreclosure or other conversion, the Master Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property relating to any Mortgage Loan unless it shall determine that such foreclosure and/or restoration will increase Liquidation Proceeds.

         The Master Servicer will be permitted to foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, sale or strict foreclosure, and in the event a deficiency judgment is available against the related Mortgagor or any other person, may proceed for the deficiency.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Owner Trustee, or to the Master Servicer on behalf of the Owner Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be required to be considered to be a Mortgage Loan held by the Trust until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan.

         In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the related Mortgagor.

         Notwithstanding the foregoing, prior to the institution of foreclosure proceedings or the acceptance of a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer will make, or cause to be made, inspection of such Mortgaged Property in accordance with accepted servicing procedures. The Master Servicer will be entitled to rely upon the results of any such inspection made by others. In cases where such inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer will promptly give written notice of such fact to the Owner Trustee. The Master Servicer will not begin foreclosure proceedings or accept a deed-in-lieu of foreclosure for any Mortgaged Property where such inspection reveals potential contamination by hazardous waste without obtaining the consent of the Owner Trustee.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Master Servicer will, to the extent that it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related mortgage documents. The Master Servicer may not, however, exercise any such right if such due-on-sale clause, in the reasonable judgment of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer may enter into an assumption and modification agreement with the person to which such property has been or is about to be conveyed, pursuant to which such person will become liable under the related mortgage documents and, unless prohibited by applicable law or such mortgage documents, the related Mortgagor will remain liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor will be released from liability and such person will be substituted as Mortgagor and become liable under the related mortgage documents.

MAINTENANCE OF INSURANCE POLICIES

         Generally, the underwriting requirements of the Originator require mortgagors to obtain fire and casualty insurance as a condition to approving the related mortgage loan, but the existence and/or maintenance of such fire and casualty insurance is not in all cases monitored by the Originator. Title insurance is not required on all mortgage loans. The Master Servicer will follow such practices with respect to the Mortgage Loans. Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the Mortgagor thereunder is found not to have clear title to such Mortgaged Property, Term Noteholders may bear the risk of loss resulting from a default by the related Mortgagor to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or by the applicable credit enhancement. To the extent that the related mortgage documents require the Mortgagor under a Mortgage Loan to maintain a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount not less than the least of the full insurable value of such Mortgaged Property, the replacement value of the improvements on such Mortgaged Property or the unpaid Principal Balance of such Mortgage Loan and any senior liens, the Master Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Mortgage Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure or by deed in lieu of foreclosure, the Master Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount at least equal to the lesser of (i) the full insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest thereon and related liquidation expenses. Such insurance on property acquired by foreclosure or deed in lieu of foreclosure may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

         Any cost incurred by the Master Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the Term Noteholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Sale and Servicing Agreement, required to be maintained by any Mortgagor or the Master Servicer, other than pursuant to the terms of the related mortgage documents and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         The Master Servicer will also be required under the Sale and Servicing Agreement to maintain in force a fidelity bond or policy or policies of insurance covering dishonest acts in the performance of its obligations as Servicer.

         No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

MASTER SERVICER REPORTS

         The Master Servicer is required to deliver to the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency, not later than May 31 of each year, beginning with 2002, an officer's certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Sale and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Not later than May 31 of each year, beginning with 2002, the Master Servicer, at its expense, will cause a firm of nationally recognized independent public accountants to furnish a statement to the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency to the effect that, on the basis of an examination of certain documents and records relating to the servicing of mortgage loans then being serviced by the Master Servicer under servicing agreements similar to the Sale and Servicing Agreement, which agreements will be described in a schedule to such statement, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Master Servicer, including the servicing of the Mortgage Loans, that in the opinion of such firm are material, except for such exceptions as shall be set forth in such statement.

REMOVAL OF THE MASTER SERVICER

         The Enhancer, the Issuer or the Indenture Trustee, by notice given in writing to the Master Servicer, may terminate all rights and obligations of the Master Servicer under the Sale and Servicing Agreement, other than the Master Servicer's right to receive servicing compensation and reimbursement of expenses thereunder during any period prior to the date of such termination, upon the occurrence and continuation beyond the applicable cure period of an event described below (each, a "SERVICER DEFAULT"):

         (a) any failure by the Master Servicer to deposit into the Collection Account or the Trustee Collection Account any deposit required to be made under the terms of the Sale and Servicing Agreement that continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer, the Enhancer or the Indenture Trustee;

         (b) any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the interests of the Enhancer or any Securityholder, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer, the Enhancer or the Indenture Trustee; (c) the entry against the Master Servicer of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs; and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (d) the Master Servicer shall voluntarily go into liquidation or consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Master Servicer or all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of the Master Servicer's affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged, unbonded and unstayed for a period of 60 days, or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

         (e) the delinquency or loss experience of the Mortgage Loans exceeds certain levels specified in the Insurance and Indemnity Agreement, to be dated as of the Closing Date, among the Enhancer, the Transferor, the Depositor, the Master Servicer, the Originator, the Trust and the Indenture Trustee.

         The Master Servicer may not assign the Sale and Servicing Agreement nor resign from the obligations and duties imposed on it thereby except by mutual written consent of the parties thereto and the Enhancer or upon the Master Servicer's determination that its duties thereunder are no longer permissible under applicable law and that such incapacity cannot be cured without the incurrence of unreasonable expense. Any such determination that the Master Servicer's duties under the Sale and Servicing Agreement are no longer permissible under applicable law will be evidenced by a written Opinion of Counsel, who may be counsel for the Master Servicer, to such effect delivered to the Issuer, the Indenture Trustee and the Enhancer. No such resignation will become effective until the Indenture Trustee or a successor appointed in accordance with the terms of the Sale and Servicing Agreement has assumed the Master Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement. The Master Servicer will provide the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency with 30 days prior written notice of its intention to resign.

         Unless the Enhancer selects another eligible servicer to act as successor Master Servicer, within 90 days of such termination, the Indenture Trustee will be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the Sale and Servicing Agreement and with respect to the transactions set forth therein, and shall be subject to all responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms thereof. As compensation therefor, the Indenture Trustee will be entitled to such compensation as the Master Servicer would have been entitled to under the Sale and Servicing Agreement if there had been no such termination. If the Indenture Trustee is unwilling to act as successor Master Servicer or is legally unable so to act, then it will be required to appoint or petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer under the Sale and Servicing Agreement with respect to all or any part of the Master Servicer's responsibilities, duties or liabilities thereunder; provided, that the Enhancer shall have consented thereto and that no Rating Agency, after prior notice thereto, shall have notified the Indenture Trustee in writing that such appointment would result in a qualification, reduction or withdrawal of its then-current rating of the Term Notes, determined without regard to the Policy. See "The Master Servicer--Servicing Compensation" herein.

         Any successor Master Servicer, including the Indenture Trustee, (i) will be bound by the terms of the Insurance Agreement and (ii) will not be deemed to be in default or to have breached its duties under the Sale and Servicing Agreement if the predecessor Master Servicer fails to make any required deposit into the Collection Account or the Trustee Collection Account or otherwise cooperate with any required servicing transfer or succession thereunder.


                                   THE ISSUER

         The Issuer is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the purposes described in this Prospectus Supplement. The Trust Agreement constitutes the "GOVERNING INSTRUMENT" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer (the "TRUST ESTATE") and proceeds therefrom, (ii) issuing the Term Notes and the Certificates, (iii) making payments on the Term Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, in Wilmington, Delaware 19890-0001.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                              THE INDENTURE TRUSTEE

         Wells Fargo Bank Minnesota, National Association, a national banking association, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at the Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Term Notes are being offered hereby.

         The Notes will be secured by the assets of the Trust pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of:
(i) the Mortgage Loans (including all Additional Balances and any Subsequent Mortgage Loans); (ii) all funds on deposit from time to time in the Note Payment Account, the Certificate Distribution Account, the Pre-Funding Account, the Funding Account, the Collection Account, the Trustee Collection Account and the Capitalized Interest Account (each as defined herein) and all proceeds thereof;
(iii) the Policy; and (iv) all proceeds of the foregoing.

         The Variable Funding Notes will be issued to Irwin Union Bank and Trust Company. The Variable Funding Balance will be increased from time to time until the commencement of the Rapid Amortization Period for the Class A-8 Term Notes in consideration for Additional Balances sold to the Issuer, if Principal Collections in respect of the related Collection Period are insufficient or unavailable to cover the full consideration therefor. The consideration for any such sale will be, after the application of amounts, if any, on deposit in the Funding Account, an increase in the Variable Funding Balance. Notwithstanding any of the foregoing, the Variable Funding Balance may not exceed $50,000,000 (the "MAXIMUM VARIABLE FUNDING BALANCE"). Initially, the Variable Funding Balance will be zero. Except for any amounts paid from the Reserve Account, the Variable Funding Notes only will be entitled to receive a portion of the collections on the Mortgage Loans in Loan Group IV.

BOOK-ENTRY NOTES

         The Term Notes will initially be issued as Book-Entry Notes. Persons acquiring beneficial ownership interests in the Term Notes ("TERM NOTE OWNERS") may elect to hold their Term Notes through DTC in the United States, or Clearstream, Luxembourg or Euroclear, in Europe if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more securities which equal the aggregate principal balance of the Term Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers" securities accounts in the depositaries" names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "DEFINITIVE Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Term Notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be Holders as that term is used in the Indenture.

         A Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Term Note Owners will receive all payments of principal and interest on the Term Notes from the Indenture Trustee through DTC and DTC Participants. While the Term Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Term Notes and is required to receive and transmit payments of principal and interest on the Term Notes.

         Participants and Indirect Participants with whom Term Note Owners have accounts with respect to Term Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interest.

         Term Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Term Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Term Note Owners who are not Participants may transfer ownership of Term Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Term Notes, by book-entry transfer, through DTC for the account of the purchasers of such Term Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Term Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Term Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Term Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes.

Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Term Noteholders under the Indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Term Notes which conflict with actions taken with respect to other Term Notes.

         Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Term Note Balance of the Term Notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Term Notes as Holders under the Indenture.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration", "Description of the Securities--Book-Entry Securities" and "The Agreements--Book-Entry Securities" in the Prospectus and Annex I hereto.

         None of the Depositor, the Master Servicer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Term Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in October 2000 (each, a "PAYMENT DATE"). Payments on the Term Notes will be made to the persons in whose names the Term Notes are registered at the close of business on the day prior to each Payment Date for the Class A-2 and Class A-8 Term Notes and on the last day of the month prior to the Payment Date for the other Classes of Term Notes (or, if the Term Notes are no longer Book-Entry Notes, at the related Record Date). See "The Agreements--Book-Entry Securities" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "BUSINESS DAY" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, Maryland, New York, Indiana or Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

         The "NOTE RATE" for the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class IO-2 Term Notes will be the per annum rate as set forth on page S-5 of this Prospectus Supplement; provided, however, that the Note Rate on the Class A-1, Class A-6 and Class A-7 Term Notes will increase by 0.50% per annum commencing on the related Step-Up Date. The "STEP-UP DATE" for each Loan Group and the related Notes is the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in such Loan Group is less than 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date that is available to be used to purchase Mortgage Loans for such Loan Group. See "Maturity and Optional Redemption" below. Interest payments will accrue on each class of Notes on each Payment Date at the related Note Rate, subject to the limitations set forth below, which may result in Interest Carry-Forward Amounts.

         The Note Rate for the Class A-2 Term Notes will equal the lesser of (i) LIBOR plus 0.120% per annum and (ii) 10.00% per annum; provided, however, that the Note Rate on the Class A-2 Term Notes will equal the least of (i) LIBOR plus 0.240% per annum and (ii) 10.00% per annum, commencing on the Step-Up Date for Loan Group II.

         The Note Rate for the Class A-8 Term Notes will equal the least of (i) LIBOR plus 0.240% per annum, (ii) the weighted average net Mortgage Interest Rate of the Mortgage Loans in Loan Group IV, and (iii) 14.00% per annum; provided, however, that the Note Rate on the Class A-8 Term Notes will equal the least of (i) LIBOR plus 0.480% per annum, (ii) the weighted average net Mortgage Interest Rate of the Mortgage Loans in Loan Group IV, and (iii) 14.00% per annum, commencing on the Step-Up Date for Loan Group IV.

         However, on any Payment Date for which the Note Rate for the Class A-8 Term Notes has been determined pursuant to clause (ii) of the related definition above, the excess of (a) the amount of interest that would have accrued on the Class A-8 Term Notes during the related Interest Period had such amount been determined pursuant to clause (i) above over (b) the interest actually accrued on the Class A-8 Term Notes during such Interest Period (such excess, an "INTEREST CARRY-FORWARD AMOUNT") will accrue interest at the related Note Rate (as adjusted from time to time) and will be paid on subsequent Payment Dates to the extent funds are available therefor. Interest Carry-Forward Amounts will not be covered by the Policy and may remain unpaid on the Final Payment Date.

         The Class IO-2 Term Notes will be interest only notes. Except as set forth in the second succeeding sentence, interest on the Class IO-2 Term Notes will accrue on a notional balance of $16,677,000. The Class IO-2 Term Notes will not have a Note Balance. The notional balance of the Class IO-2 Term Notes will not be subject to reduction unless the aggregate Principal Balance of all of the High Loan-to-Value Mortgage Loans in Loan Groups II and III is reduced below $16,677,000 on or before March 1, 2003.

         Interest on each class of Term Notes in respect of any Payment Date will accrue for the related Interest Period on the related Note Balance. The "INTEREST PERIOD" with respect to any Payment Date and the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class IO-2 Term Notes will be the calendar month preceding the month in which the related Payment Date occurs. Interest for the Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class IO-2 Term Notes will be based on a 30-day month and a 360-day year. The Interest Period with respect to the Class A-2 and Class A-8 Term Notes will be (i) with respect to the Payment Date in October 2000, the period commencing on the Closing Date and ending on the day preceding the Payment Date in October 2000, and (ii) with respect to any Payment Date after the Payment Date in October 2000, the period commencing on the Payment Date in the month immediately preceding the month in which such Payment Date occurs and ending on the day preceding such Payment Date. Interest for the Class A-2 and Class A-8 Term Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest payments on the Notes will be funded from payments on the Mortgage Loans and, if necessary, from draws on the Policy as described herein.

DETERMINATION OF LIBOR

         On each Payment Date, LIBOR will be established by the Indenture Trustee. As to any Interest Period, LIBOR will equal, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank

Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         "TELERATE SCREEN PAGE 3750" means the display page so designated on the Bridge Information Systems Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks).

         The "REFERENCE BANK RATE" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the aggregate Term Note Balance of the Class A-2 and Class A-8 Term Notes; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Term Note Balance of the Class A-2 and Class A-8 Term Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

         "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Term Notes for the related Interest Period will, in the absence of manifest error, be final and binding.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date, if required by the Enhancer, a cash deposit will be made by the Transferor into an account in the name of the Indenture Trustee on behalf of the Trust (the "CAPITALIZED INTEREST ACCOUNT") from the proceeds of the sale of the Term Notes. In lieu of such deposit, a letter of credit in form and substance, and from a provider, acceptable to the Enhancer evidencing the availability of such amount may be delivered to the Owner Trustee on the Closing Date. On each Payment Date during the Pre-Funding Period, the Indenture Trustee will transfer from the Capitalized Interest Account (or make a drawing under such letter of credit and transfer) to the Trustee Collection Account an amount equal to the Capitalized Interest Requirement, if any, for such Payment Date.

         The "CAPITALIZED INTEREST REQUIREMENT" will be, with respect to each Payment Date during the Pre-Funding Period, the excess, if any of (i) the sum of
(A) the amount of interest accrued at the weighted average Note Rate on the amount on deposit in the Pre-Funding Account as of the preceding Payment Date (or as of the Closing Date, in the case of the first Payment Date) and (B) the amount of fees paid to the Enhancer, the Owner Trustee and the Indenture Trustee, over (ii) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account.

         On the Payment Date following the end of the Pre-Funding Period, the Indenture Trustee will distribute to the Transferor any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on such Payment Date. The Capitalized Interest Account will be closed following such payment.

PRINCIPAL PAYMENTS ON THE NOTES

         No principal will be payable on the Class A-1 Term Notes during the Revolving Period. On each Payment Date during the Managed Amortization Period, principal will be payable on the Class A-8 Term Notes in an amount equal to Net Principal Collections for Loan Group IV for the related Collection Period. On each Payment Date during the Rapid Amortization Period for each class of Notes, principal will be payable on the related Class or Classes of Notes in an amount equal to Principal Collections for the related Loan Group for the related Collection

Period. In addition, on each Payment Date during the Amortization Periods for each class of Notes, to the extent of funds available therefor, holders of the related class of Term Notes and the Variable Funding Notes will be entitled to receive certain additional amounts to be applied in reduction of the related Note Balances or Variable Funding Balance, as applicable, equal to Liquidation Loss Amounts, as described herein.

         During the Revolving Period for the Class A-1 Term Notes, Principal Collections for the Loan Group I will be applied by the trust to buy Mortgage Loans for Loan Group I, to the extent Mortgage Loans are available. During the period from the Closing Date to the end of the Managed Amortization Period for the Class A-8 Term Notes, Principal Collections will be applied to purchase Additional Balances for Loan Group IV, to the extent Additional Balances are available. Principal Collections will no longer be applied to acquire Mortgage Loans after the end of the Revolving Period for the Class A-1 Term Notes and will no longer be applied to buy Additional Balances after the end of the Managed Amortization Period for the Class A-8 Term Notes.

         As to the Class A-1 Term Notes, the "REVOLVING PERIOD" will be the period beginning on the Closing Date and ending on the earlier of (i) January 31, 2001 and (ii) the occurrence of a Rapid Amortization Event. As to the Class A-1 Term Notes, the "RAPID AMORTIZATION PERIOD" will be the period beginning on the earlier of (i) the first Payment Date following the end of the Revolving Period and (ii) the occurrence of a Rapid Amortization Event, and ending upon the termination of the Issuer.

         As to the Group 2 Term Notes and the Class A-7 Term Notes, the Rapid Amortization Period will be the period beginning on the Closing Date and ending upon the termination of the Issuer.

         As to the Class A-8 Term Notes, the "MANAGED AMORTIZATION PERIOD" will be the period beginning on the Closing Date and ending on the earlier of (i) September 30, 2004 and (ii) the occurrence of a Rapid Amortization Event. As to the Class A-8 Term Notes, the Rapid Amortization Period will be the period beginning on the earlier of (i) the First Payment Date following the end of the Managed Amortization Period and (ii) the occurrence of a Rapid Amortization Event, and ending upon the termination of the Issuer.

         Each of the Managed Amortization Period and the Rapid Amortization Period are referred to in this Prospectus Supplement as an "AMORTIZATION PERIOD." The Class A-1 Term Notes will not have a Managed Amortization Period. The Group 2 Term Notes and the Class A-7 Term Notes will not have a Revolving Period or a Managed Amortization Period. The Class A-8 Term Notes will not have a Revolving Period.

         All principal payments due and payable on the Class A-8 Term Notes and the Variable Funding Notes will be allocated to such classes of Notes pro rata based on the outstanding principal balances thereof until paid in full. In no event will principal payments on each class of Notes on any Payment Date exceed the related Note Balance or Variable Funding Balance, as applicable, on such Payment Date. On the Final Payment Date, principal will be due and payable on the Notes in an amount equal to the related Note Balance remaining outstanding on such Payment Date.

PRIORITY OF DISTRIBUTIONS

         On each Payment Date, from amounts on deposit in the Trustee Collection Account (including any draw on the Policy deposited therein for such Payment
Date), the Indenture Trustee will make the following payments in the following order of priority:

                  (i) any prepayment penalties collected during the immediately preceding Collection Period to the Certificateholders;

                  (ii) first, to the Enhancer, the amount of the premium for the Policy, with interest thereon as provided in the Insurance Agreement, and second, to the Indenture Trustee, the Indenture Trustee Fee payable thereto in respect of such Collection Period;

                  (iii) from Interest Collections and Principal Collections for each Loan Group, interest for the related Interest Period at the related Note Rate on the related Note Balances of the Notes (or notional balance in the case of the Class IO-2 Term Notes) immediately prior to such Payment Date, pro rata, to the Holders of the related Class or Classes of Term Notes (including the Class IO-2 Term Notes) and, in the case of Loan Group IV, to the Variable Funding Notes, pro rata;

                  (iv) to the Holders of the Class A-1 Term Notes during the Rapid Amortization Period for such Notes, the Principal Distribution Amount for Loan Group I, until the Note Balance thereof has been reduced to zero; to the Holders of the Group 2 Term Notes, the Principal Distribution Amount for Loan Group II, to be applied to the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Term Notes, in that order, until the respective Note Balance of each such Class has been reduced to zero; to the Holders of the Class A-7 Term Notes, the Principal Distribution Amount for Loan Group III, until the Note Balance thereof has been reduced to zero; and to the Holders of the Class A-8 Term Notes during the Managed Amortization Period for such Notes, the Principal Distribution Amount for Loan Group IV, and to the Holders of the Class A-8 Term Notes and Variable Funding Notes during the Rapid Amortization Period for such Notes, the Principal Distribution Amount for Loan Group IV, pro rata, until the respective Note Balance thereof has been reduced to zero;

                  (v) to the Enhancer, to reimburse it for prior draws made on the Policy, with interest thereon as provided in the Insurance Agreement (such payment shall be allocated first to Interest Collections and Principal Collections from Mortgage Loans assigned to Loan Group I if the draw in question was made for the benefit of the Class A-1 Term Notes; first to Interest Collections and Principal Collections from Mortgage Loans assigned to Loan Group II if the draw in question was made for the benefit of the Group 2 Term Notes; first to Interest Collections and Principal Collections from Mortgage Loans assigned to Loan Group III if the draw in question was made for the benefit of the Class A-7 Term Notes; or first to Interest Collections and Principal Collections from Mortgage Loans assigned to Loan Group IV if the draw in question was made for the benefit of the Class A-8 Term Notes or the Variable Funding Notes);

                  (vi) during the Revolving Period for the Class A-1 Term Notes, to the Funding Account, the amount (but not in excess of the Group I Excess Spread) necessary to be applied on such Payment Date so that the Overcollateralization Amount for the related Loan Group is not less than the Overcollateralization Target Amount for such Loan Group;

                  (vii) during the Amortization Periods for each class of Term Notes, to the Note Payment Account, the amount (but not in excess of the related Excess Spread for the related Loan Group) necessary to be applied on such Payment Date so that the Overcollateralization Amount for such Loan Group is not less than the Overcollateralization Target Amount for such Loan Group;

                  (viii) if the aggregate Overcollateralization Amount for all Loan Groups is less than the aggregate Overcollateralization Target Amount for all Loan Groups, the remaining Excess Spread for each Loan Group shall be deposited in the Reserve Account to be applied pursuant to clause (ix) below or, at such time, if any, that the aggregate Overcollateralization Amount for all Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups, the remaining Excess Spread for each Loan Group, together with any funds on deposit in the Reserve Account, shall be applied pursuant to clauses
         (x) through (xiii) below;

                  (ix) from any funds on deposit in the Reserve Account, the amount (but not in excess of the amount on deposit in the Reserve Account) of (A) any shortfalls in current interest ("INTEREST SHORTFALLS") for any Class of Term Notes and, as applicable, Variable Funding Notes that have not been paid to the related Holders pursuant to clause (iii) above on such Payment Date or prior Payment Dates (other than any Interest Shortfalls) and (B) any Liquidation Loss Amounts for each Loan Group not otherwise covered by payments pursuant to clauses (iv), (vi) or (vii) above, for payment to the Holders of the related Class or Classes of Term Notes and, if applicable, Variable Funding Notes, pro rata, based on the amount of the unpaid Liquidation Loss Amounts;

                  (x) to the Enhancer, any other amounts owed to the Enhancer pursuant to the Insurance Agreement;

                  (xi) to the Indenture Trustee, any amounts owing to the Indenture Trustee to the extent remaining unpaid; provided, that to the extent the amount available pursuant to this clause is insufficient to cover the entire amount payable to the Indenture Trustee in respect of such Collection Period, the remaining amount shall be paid as agreed on the Closing Date between the Master Servicer and the Indenture Trustee;

                  (xii) from (and only to the extent of) any remaining Group IV Excess Spread, to the Holders of the Class A-8 Term Notes, any Interest Carry-Forward Amounts not previously paid, together with interest thereon at the related Note Rate (as adjusted from time to time), based on the amount remaining unpaid with respect thereto; and

                  (xiii) any remaining amount, to the Certificateholders;

         Notwithstanding the foregoing, (x) on the Final Insured Payment Date the aggregate of amounts to be paid pursuant to clauses (iv), (vi) and (vii) above shall be equal to the aggregate of the Note Balances immediately prior to such Payment Date, and (y) any draw on the Policy included in the amount on deposit in the Trustee Collection Account shall be applied only to the payment of clauses (iii), (iv), (vii) and (ix) above.

         For purposes of the foregoing, to the extent that Subordination Deficits are not otherwise covered by Excess Spread or a draw on the Policy on a Payment Date, payments of principal to Holders of the Notes on such Payment Date will be reduced by the pro rata portion allocable to the related Class or Classes of Notes of all Subordination Deficits for such Payment Date.

         "AGGREGATE BALANCE DIFFERENTIAL" means, with respect to any Payment Date and any Variable Funding Note, the sum of the Balance Differentials that have been added to the Variable Funding Balance of such Variable Funding Note prior to such Payment Date. "BALANCE DIFFERENTIAL" means, with respect to any Payment Date, the amount, if any, by which the sum of the aggregate Principal Balance of all Additional Balances transferred to the Trust Estate and included in Loan Group IV during the related Collection Period exceeds the Principal Collections for Loan Group IV for the previous Collection Period.

         "EXCESS SPREAD" means, with respect to Loan Group I, the Group I Excess Spread, with respect to Loan Group II, the Group II Excess Spread, with respect to Loan Group III, the Group III Excess Spread and, with respect to Loan Group IV, the Group IV Excess Spread.

          "GROUP I EXCESS SPREAD" means with respect to any Payment Date and without taking into account any draw on the Policy for such Payment Date, the excess, if any, of Interest Collections and Principal Collections for Mortgage Loans assigned to Loan Group I over the sum of (i) prepayment penalties collected on Mortgage Loans assigned to Loan Group I, (ii) the portion of the premium for the Policy and the Indenture Trustee Fee allocable to Loan Group I,
(iii) interest accrued on the outstanding Class A-1 Term Note Balance at the applicable Note Rate for the related Interest Period, (iv) the Principal Distribution Amount for Loan Group I, and (v) the portion of any reimbursement amount, together with any interest thereon, payable to the Enhancer that is allocable to Loan Group I.

          "GROUP II EXCESS SPREAD" means with respect to any Payment Date and without taking into account any draw on the Policy for such Payment Date, the excess, if any, of Interest Collections and Principal Collections for Mortgage Loans assigned to Group II over the sum of (i) prepayment penalties collected on Mortgage Loans assigned to Loan Group II, (ii) the portion of the premium for the Policy and the Indenture Trustee Fee allocable to Loan Group II, (iii) interest accrued on the outstanding Group 2 Term Note Balance and the allocable portion of the Class IO-2 Term Notes at the applicable Note Rates for the related Interest Period, (iv) the Principal Distribution Amount for Loan Group II, and (v) the portion of any reimbursement amount, together with any interest thereon, payable to the Enhancer that is allocable to Loan Group II.

          "GROUP III EXCESS SPREAD" means with respect to any Payment Date and without taking into account any draw on the Policy for such Payment Date, the excess, if any, of Interest Collections and Principal Collections for Mortgage Loans assigned to Loan Group III over the sum of (i) prepayment penalties collected on Mortgage Loans assigned to Loan Group III, (ii) the portion of the premium for the Policy and the Indenture Trustee Fee allocable to Loan Group III, (iii) interest accrued on the outstanding Class A-7 Term Note Balance and the allocable portion of the Class IO-2 Term Notes at the applicable Note Rates for the related Interest Period, (iv) the Principal Distribution Amount for Loan Group III, and (v) the portion of any reimbursement amount, together with any interest thereon, payable to the Enhancer that is allocable to Loan Group III.

          "GROUP IV EXCESS SPREAD" means with respect to any Payment Date and without taking into account any draw on the Policy for such Payment Date, the excess, if any, of Interest Collections and Principal Collections for Mortgage Loans assigned to Loan Group IV over the sum of (i) prepayment penalties collected on Mortgage Loans assigned to Loan Group IV, (ii) the portion of the premium for the Policy and the Indenture Trustee Fee allocable to Loan Group IV,
(iii) interest accrued on the outstanding Class A-8 Term Note Balance and aggregate Variable Funding Balance at the applicable Note Rate for the related Interest Period, (iv) the Principal Distribution Amount for Loan Group IV, and
(v) the portion of any reimbursement amount, together with any interest thereon, payable to the Enhancer that is allocable to Loan Group IV.

         "INTEREST COLLECTIONS" means, with respect to any Payment Date and Loan Group, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including such portion of Insurance Proceeds, Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan as are paid by the Transferor or the Master Servicer in respect of Mortgage Loans in the applicable Loan Group or is collected by the Master Servicer under the Mortgage Loans in such Loan Group, reduced by the Servicing Fee for the related Collection Period and by any fees (including annual fees), prepayment penalties or late charges or similar administrative fees paid by Mortgagors with respect to Mortgage Loans in such Loan Group during such Collection Period). The terms of the related mortgage documents shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal and interest, respectively.

         "LIQUIDATED MORTGAGE LOAN" means a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         "LIQUIDATION LOSS AMOUNT" means, with respect to any Payment Date and any Liquidated Mortgage Loan in a Loan Group, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Liquidation Proceeds in connection therewith.

         "NET PRINCIPAL COLLECTIONS" means, with respect to any Payment Date during the Managed Amortization Period, the Principal Collections for Loan Group IV for the related Collection Period less the amount of Additional Balances sold to the Trust during such Collection Period (but not less than zero).

         "NOTE BALANCE" means the Term Note Balance and/or the Variable Funding Balance, as the context requires.

         "OVERCOLLATERALIZATION AMOUNT" shall mean, with respect to any Payment Date and each Loan Group, the excess, if any, of (x) the aggregate Principal Balance of all Mortgage Loans assigned to such Loan Group as of the close of business on the last day of the related Collection Period, together with the related portion of the property of the Issuer allocable to such Loan Group (including the allocable portion of the amounts on deposit in the Pre-Funding Account, the Funding Account and the Reserve Account) over (y) the aggregate of the Term Note Balances of the Class A-1 Term Notes, in the case of Loan Group I, the aggregate of the Term Note Balances of the Group 2 Term Notes, in the case of Loan Group II, the aggregate of the Term Note Balances of the Class A-7 Term Notes, in the case of Loan Group III, or the aggregate of the Term Note Balances of the Class A-8 Term Notes and the Variable Funding Balance, in the case of Loan Group IV, in each case after taking into account the payment of Net Principal Collections or Principal Collections, as applicable, for such Payment Date.

         "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to each Loan Group, shall have the meaning assigned thereto in the Insurance Agreement.

         "PRINCIPAL COLLECTIONS" means, with respect to any Payment Date and Loan Group, the aggregate of the following amounts:

         (i) the total amount of payments made by or on behalf of the related Mortgagors, received and applied as payments of principal on such Mortgage Loans in the related Loan Group during the related Collection Period, as reported by the Master Servicer or the related Subservicer;

         (ii) any Liquidation Proceeds allocable as a recovery of principal received in connection with such Mortgage Loans in the related Loan Group during the related Collection Period;

         (iii) if such Mortgage Loan (or Mortgage Loans) in the related Loan Group was purchased by the Transferor pursuant to the Mortgage Loan Sale Agreement during the related Collection Period, 100% of the Principal Balance thereof as of the date of such purchase; and

         (iv) other amounts received as payments on or proceeds of such Mortgage Loans in the related Loan Group during the Collection Period, to the extent applied in reduction of the Principal Balance thereof.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, for any Payment Date and Loan Group (i) during the Revolving Period (as applicable), zero, (ii) during the Managed Amortization Period (as applicable), Net Principal Collections for the Mortgage Loans in Loan Group IV, and (iii) during the Rapid Amortization Period, Principal Collections for the Mortgage Loans in such Loan Group; provided, that on any Payment Date, the Principal Distribution Amount shall also include an amount equal to the Liquidation Loss Amounts for the Mortgage Loans in such Loan Group; provided, further, that on any Payment Date as to which the aggregate Overcollateralization Amount for all Loan Groups that would result without regard to this proviso equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups (the "AGGREGATE OVERCOLLATERALIZATION TARGET AMOUNT"), the related Principal Distribution Amount for each Loan Group will be reduced as set forth in the Indenture. To the extent the Aggregate Overcollateralization Target Amount decreases on any Payment Date, the amount of the aggregate Principal Distribution Amount for the Loan Groups will be reduced on that Payment Date and on each subsequent Payment Date so that the aggregate Overcollateralization Amount for all Loan Groups equals the reduced Aggregate Overcollateralization Target Amount.


         A "RAPID AMORTIZATION EVENT" will be deemed to occur upon the occurrence of any one of the following events:

         (a) the failure on the part of Irwin Union Bank and Trust Company (i) to make any payment or deposit required to be made under the Purchase Agreement within five (5) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of Irwin Union Bank and Trust Company set forth in the Purchase Agreement, which failure continues unremedied for a period of sixty
(60) days after written notice thereof to Irwin Union Bank and Trust Company, and such failure materially and adversely affects the interests of the Enhancer or the Securityholders; provided, that a Rapid Amortization Event will not be deemed to occur if Irwin Union Bank and Trust Company has repurchased or caused to be repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, as applicable, during such period in accordance with the provisions of the Indenture;

         (b) any representation or warranty made by Irwin Union Bank and Trust Company in the Purchase Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Servicing Agreement after written notice and as a result of which the interests of the Enhancer or the Securityholders are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if Irwin Union Bank and Trust Company has repurchased or caused to be repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, as applicable, during such period in accordance with the provisions of the Indenture;

         (c) the entry against Irwin Union Bank and Trust Company or the Issuer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

         (d) Irwin Union Bank and Trust Company or the Issuer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Irwin Union Bank and Trust Company or the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Irwin Union Bank and Trust Company or the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of sixty (60) days or Irwin Union Bank and Trust Company or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (f) a Servicing Default occurs and is unremedied under the Servicing Agreement and a qualified successor Servicer has not been appointed;

         (g) the aggregate of all draws under the Policy exceeds 1% of the initial aggregate Note Balance;

         (h) the Issuer is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; or

         (i) an event of default under the Insurance Agreement (except for a default by the Enhancer, unless such Enhancer cannot be replaced without additional expense).

         In the case of any event described in (a), (b), (f), (g) or (i), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Enhancer or Securityholders evidencing not less than 51% of the aggregate Securities Balance, by written notice to the Depositor, the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Securityholders), declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), or (h), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Enhancer or the Securityholders immediately upon the occurrence of such event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.

         "SUBORDINATION DEFICIT" shall mean, with respect to any Payment Date and Loan Group, the excess, if any, of (i) the aggregate of the Class A-1 Term Note Balance, in the case of Loan Group I, the aggregate of the Group 2 Term Note Balances, in the case of Loan Group II, the aggregate of the Class A-7 Term Note Balance, in the case of Loan Group III, or the aggregate of the Class A-8 Term Note Balance and the Variable Funding Balance, in the case of Loan Group IV on such Payment Date, after taking into account the payment of the Principal Distribution Amount on such Payment Date (without taking into account any amounts payable under the Policy on such Payment Date) over (ii) the aggregate Principal Balance of all Mortgage Loans assigned to such Loan Group as of the close of business on the last day of the related Collection Period, together with the related portion of the property of the

Issuer allocable to such Loan Group (including the allocable portion of the amounts on deposit in the Pre-Funding Account, the Funding Account and the Reserve Account).

         "TERM NOTE BALANCE" means as of any date of determination and with respect to each Class of Term Notes (other than the Class IO-2 Term Notes), the principal balance of such Class of Term Notes on the Closing Date less any amounts actually distributed as principal thereon on all prior Payment Dates.

         "VARIABLE FUNDING BALANCE" means, with respect to any Payment Date and any Variable Funding Note, the initial Variable Funding Balance thereof (i) increased by the Aggregate Balance Differential for such Variable Funding Note immediately prior to such Payment Date and (ii) reduced by all distributions of principal thereon prior to such Payment Date.

RESERVE ACCOUNT

         On or after the Closing Date the Indenture Trustee will establish an account in its name designated the "reserve account" (the "RESERVE ACCOUNT"). On each Payment Date, the Indenture Trustee will transfer from the Reserve Account to the Note Payment Account the amount (but not in excess of the amount then on deposit in the Reserve Account) of any Interest Shortfalls and Liquidation Loss Amounts for each Loan Group not otherwise covered by Interest Collections and Principal Collections for such Loan Group on such Payment Date. The Reserve Account will be funded only from amounts representing the Excess Spread, if any, for each Loan Group remaining after such Excess Spread is applied towards the creation and/or maintenance of overcollateralization with respect to such Loan Group. Moneys on deposit in the Reserve Account may be invested in Permitted Investments as provided in the Servicing Agreement. Net income on the investment of funds in the Reserve Account will be retained therein.

OVERCOLLATERALIZATION

         The cashflow mechanics of the Trust Estate are intended to create overcollateralization by depositing the Excess Spread in the Funding Account during the Revolving Period with respect to the Class A-1 Term Notes and applying it to acquire Subsequent Mortgage Loans and by using a portion or all of the Excess Spread to make principal payments on the Notes during the Amortization Periods. Such application of Excess Spread will continue until the Overcollateralization Amount for a Loan Group equals the Overcollateralization Target Amount for such Loan Group at which point such application will cease unless necessary on a later Payment Date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future in which case a portion of the Excess Spread will not be used to acquire Additional Balances and/or Subsequent Mortgage Loans or paid to the holders of the Notes but will instead be distributed to the holders of the Certificates. As a result of these mechanics, the weighted average lives of the Notes will be different than they would have been in the absence of such mechanics.

         The cashflow mechanics of the Trust Estate are intended to provide limited cross-collateralization by depositing any remaining Excess Spread in the Reserve Account during the Amortization Periods and applying it to cover any remaining Interest Shortfalls and liquidation losses that are not otherwise covered by Principal Collections and Interest Collections with respect to the related Loan Group. Such application of any remaining Excess Spread will continue until the aggregate Overcollateralization Amount for all Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups at which point any funds on deposit in the Reserve Account will be applied in accordance with the normal priority of distributions. The trapping of any remaining Excess Spread in the Reserve Account may resume on a later Payment Date if the aggregate Overcollateralization Amount for all Loan Groups falls below the aggregate Overcollateralization Target Amount for all Loan Groups.

         To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization are exhausted and if payments are not made under the Policy as required, Noteholders may incur a loss on their investments.

THE PAYING AGENT

         The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

         Each class of Notes will be payable in full on April 25, 2032 (the "FINAL INSURED PAYMENT DATE"), in each case to the extent of any accrued and unpaid interest and the outstanding related Note Balance on such date, if any.

         In addition, with respect to each Loan Group and the related Notes, the Master Servicer may, at its option and at its sole expense, repurchase all but not less than all of the Mortgage Loans in a Loan Group, and thereby cause a full redemption of the aggregate outstanding Note Balance of the related Class or Classes of Notes, on any Payment Date on which the aggregate Principal Balance of the Mortgage Loans in such Loan Group (after applying payments received in the related Collection Period) is reduced to an amount less than or equal to 10% of the sum of (x) the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the related Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account and the Funding Account on the Closing Date that is available to be used to purchase Mortgage Loans for such Loan Group. In the event that all of the Mortgage Loans in a Loan Group are purchased by the Master Servicer, the purchase price will be equal to the sum of the aggregate Principal Balances of the Mortgage Loans so repurchased and accrued and unpaid interest thereon at the weighted average of the related Mortgage Interest Rates on such Mortgage Loans through the day preceding the Payment Date on which such purchase occurs, together with all amounts due and owing to the Enhancer. No such optional repurchase will be permitted without the prior written consent of the Enhancer if it would result in a draw on the Policy.


               DESCRIPTION OF THE MORTGAGE LOAN SALE AGREEMENT AND
                         THE PURCHASE AND SALE AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS

         Pursuant to the Mortgage Loan Sale Agreement between Irwin Union Bank and Trust Company, as seller (in such capacity, "IUB") and the Transferor, as purchaser, IUB will sell, transfer, assign, set over and otherwise convey the Initial Mortgage Loans without recourse to the Transferor on the Closing Date, and thereafter, until the commencement of the Rapid Amortization Period with respect to the Class A-8 Term Notes, all Additional Balances relating thereto created on or after the initial Cut-Off Date. Pursuant to the Purchase and Sale Agreement between the Transferor and the Depositor, the Transferor will sell, transfer, assign, set over and otherwise convey the Initial Mortgage Loans without recourse to the Depositor on the Closing Date, and thereafter, until the commencement of the Rapid Amortization Period, all Additional Balances relating thereto created on or after the initial Cut-Off Date. Pursuant to the Sale and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the Securityholders and the Enhancer all right, title and interest in and to each Initial Mortgage Loan on the Closing Date, and thereafter, until the commencement of the Rapid Amortization Period, all Additional Balances relating thereto created on or after the initial Cut-Off Date. Pursuant to the terms of one or more Subsequent Transfer Agreements among IUB, the Transferor, the Issuer and the Indenture Trustee, IUB will sell, transfer, assign, set over and otherwise convey the Subsequent Mortgage Loans to the Trust on the related Subsequent Transfer Date, and thereafter, until the commencement of the Rapid Amortization Period, all Additional Balances relating thereto created on or after such Subsequent Transfer Date. Each such transfer will convey all right, title and interest in and to (a) principal due to the extent of the Principal Balance and (b) interest accrued after the related Cut-Off Date; provided, however, that IUB will not convey, and IUB reserves and retains all its right, title and interest in and to principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan or Additional Balance on or prior to the related Cut-Off Date.

         In connection with such transfer and assignment, the Depositor will cause to be delivered to the Indenture Trustee on the Closing Date or Subsequent Transfer Date, as applicable, the following documents (collectively, with respect to each Mortgage Loan, the "TRUSTEE'S MORTGAGE FILE") with respect to each Mortgage Loan:

         (a) The original Loan Agreement endorsed without recourse in blank;

         In the case of the HELs, the original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of __________________________ without recourse" and signed in the name of the holder of record, and if by the Transferor, by an authorized officer;

         (b) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

         (c) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Indenture Trustee within 90 days of the Closing Date or the Subsequent Transfer Date, as applicable); provided, however, that assignments of mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Indenture Trustee, each of the Rating Agencies and the Enhancer shall have received an opinion of counsel satisfactory to the Indenture Trustee, each of the Rating Agencies and the Enhancer stating that, in such counsel's opinion, the failure to record such assignment shall not have a materially adverse effect on the security interest of the Indenture Trustee in the Mortgage Loan; provided, further, that any assignment not submitted for recordation within 90 days of the Closing Date shall be recorded upon the earlier to occur of (i) receipt by the Indenture Trustee of the Enhancer's written direction to record such assignment, (ii) the occurrence of any Event of Default, as such term is defined in the Sale and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, further, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to such Mortgage shall be delivered on the Closing Date);

         (d) Any intervening assignments of the Mortgage with evidence of recording thereon; and

         (e) Any assumption, modification, consolidation or extension agreements.

         Pursuant to the Sale and Servicing Agreement, the Indenture Trustee agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the Policy and, for each Mortgage Loan, the original Mortgage Note, item (b) above, with respect to the Mortgage Loans (with any exceptions noted). The Indenture Trustee agrees, for the benefit of the Securityholders and the Enhancer, to review (or cause to be reviewed) each Trustee's Mortgage File within 90 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 90 days after the receipt by the Indenture Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Mortgage Loan Sale Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

         If the Indenture Trustee or the Enhancer during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Indenture Trustee or the Enhancer, as applicable, shall promptly so notify the Indenture Trustee, the Master Servicer, the Transferor and the Enhancer. The Transferor agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Indenture Trustee. If, however, within 120 days after the Indenture Trustee's notice to it respecting such defect the Transferor has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Principal Balance of the Mortgage Loan or the interests of the Enhancer, the Transferor will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Principal Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Master Servicer as part of the related monthly remittance remitted by the Master Servicer the amount of any such shortfall (the "SUBSTITUTION ADJUSTMENT") or
(ii) purchase such Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of
(x) all accrued and unpaid interest thereon or (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unreimbursed servicing advances made by the Master Servicer, which purchase price shall be deposited in the Collection Account or Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan or Mortgage Loans (see "Description of the Notes--Priority of Distributions" above).

         A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is defined in the Indenture as any mortgage loan or mortgage loans which will be assigned to the same Loan Group as the deleted Mortgage Loan which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with a Borrower having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property,
(ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the deleted Mortgage Loan, (iv) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution)(which shall be the Principal Balance or Principal Balances thereof) not substantially less and not more than the Principal Balance of the deleted Mortgage Loan as of such date, and (v) complies or comply as of the date of substitution with each representation and warranty set forth in the Purchase and Sale Agreement.

REPRESENTATIONS AND WARRANTIES OF IUB AND THE TRANSFEROR

         IUB and the Transferor will represent, among other things, with respect to each Mortgage Loan, as of the Closing Date, the following:

         (a) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct;

         (b) Immediately prior to the sale of the Mortgage Loans to the Depositor, the Transferor was the sole owner and holder thereof free and clear of any and all liens and security interests; and

         (c) The Mortgage Loan Sale Agreement constitutes a legal, valid and binding obligation of IUB and the Transferor and the Purchase and Sale Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Transferor in and to the Mortgage Loans and the proceeds thereof.

         The benefit of the representations and warranties assigned or made to the Depositor by the Transferor in the Purchase and Sale Agreement will be assigned by the Depositor to the Trust pursuant to the Sale and Servicing Agreement.

         Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the Securityholders, the Master Servicer, the Transferor, the Enhancer or the Indenture Trustee that any of the representations and warranties contained in the Mortgage Loan Sale Agreement or the Purchase and Sale Agreement have been breached in any material respect as of the Closing Date, with the result that the interests of the Securityholders in the related Mortgage Loan or the interests of the Enhancer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach. Subject to certain provisions of the Mortgage Loan Sale Agreement and the Purchase and Sale Agreement, within 120 days of the earlier to occur of the Transferor's or IUB's discovery or its receipt of written notice of any such breach, the Transferor or IUB will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Transferor or IUB to substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal amount of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Principal Balance, plus accrued and unpaid interest thereon of the replaced Mortgage

Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Master Servicer on such Payment Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest thereon computed at the Mortgage Interest Rate, plus the amount of any unreimbursed servicing advances made by the Master Servicer, and deposit such purchase price into the Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Trustee Collection Account or the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan. The obligation of the Transferor to cure such breach or to substitute or purchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Securityholders, the Indenture Trustee and the Enhancer.


                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

         The following summary describes certain terms of the sale and servicing agreement dated as of August 31, 2000 (the "SALE AND SERVICING AGREEMENT"), among the Trust, the Depositor, the Transferor, the Indenture Trustee and the Master Servicer. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. See "Servicing of the Mortgage Loans" herein and "Servicing of Loans" and "The Agreements" in the Prospectus.

THE MASTER SERVICER

         Irwin Union Bank and Trust Company, an affiliate of the Originator, will be Master Servicer of the Mortgage Loans; provided, that the Mortgage Loans may be serviced by one or more subservicers designated by the Master Servicer pursuant to subservicing agreements between the Master Servicer and such subservicers. Initially, the Originator will act as sole subservicer of the Mortgage Loans on behalf of the Master Servicer. For a general description of the Master Servicer and its activities, see "The Master Servicer" and "Servicing of the Mortgage Loans" herein.

COLLECTIONS

         The Master Servicer will establish an account (the "COLLECTION ACCOUNT") into which the Master Servicer will deposit or cause to be deposited any amounts representing payments on and any collections received on or in respect of the Mortgage Loans received by it subsequent to the initial Cut-Off Date. On the 20th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "DETERMINATION DATE"), the Master Servicer will notify the Paying Agent and the Indenture Trustee of the amounts required to be withdrawn from the Collection Account and deposited into an Eligible Account established with and maintained by the Indenture Trustee (the "TRUSTEE COLLECTION ACCOUNT") prior to the close of business on the last Business Day that is at least three days prior to the related Payment Date. On each Payment Date, the Indenture Trustee will deposit such amounts into the Note Payment Account (the "NOTE PAYMENT ACCOUNT") or the Certificate Distribution Account (the "CERTIFICATE DISTRIBUTION ACCOUNT"), as applicable, for payment to the related Securityholders in accordance with the priorities set forth in the Indenture.

         All Collections will generally be allocated in accordance with the related mortgage documents between amounts collected in respect of interest and principal, respectively.

         "COLLECTION PERIOD" means, with respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date.

         "EXCLUDED AMOUNT" will mean the portion of the Principal Balance of any HELOC attributable to draws made following the commencement of the Rapid Amortization Period. Excluded Amounts will not be transferred to the Trust, and the portion of the collections of principal and interest on the related HELOC for each Collection Period during the Rapid Amortization Period will be allocated, pro rata, between the Excluded Amount and the Principal Balance of such HELOC in the Trust in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

         "LIQUIDATION PROCEEDS" means the proceeds, including Insurance Proceeds, but not including amounts drawn under the Policy, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or REO Property, whether through trustee's sale, foreclosure sale or otherwise, net of related liquidation expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage
Loan).

         "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (other than a Liquidated Mortgage Loan) and as of any day, the related Cut-Off Date principal balance, plus, in the case of a HELOC, any Additional Balances thereof conveyed to the Trust, minus, in the case of all Mortgage Loans, all collections credited as principal in respect of any such Mortgage Loan in accordance with the related mortgage documents (except for any such collections allocable to any Excluded Amount) and applied in reduction of the Principal Balance thereof. A Liquidated Mortgage Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Principal Balance of zero thereafter.


                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

         The following summary describes certain terms of the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Trust Agreement and the Indenture. See "The Agreements" in the Prospectus.

         The Trust Estate. Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Estate to the Indenture Trustee as collateral for the Notes. As pledgee of the Mortgage Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the Trust against the Transferor under the Purchase and Sale Agreement and against the Master Servicer under the Sale and Servicing Agreement.

         Reports To Noteholders. The Indenture Trustee will, to the extent such information is provided to it by the Master Servicer pursuant to the terms of the Sale and Servicing Agreement, make available to each Noteholder, at its address listed on the Note Register maintained with the Indenture Trustee, and each Rating Agency, the Enhancer and the Depositor, a report setting forth certain amounts relating to the Notes for each Payment Date, including, without limitation, the amount of the payment on such Payment Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal amount of each Note as of such Payment Date, the amount of any Insured Payment included in such distributions on such Payment Date and such other information as required by the Sale and Servicing Agreement.

         The Indenture Trustee will make such report (and, at its option, any addition files containing the same information in an alternative format) available each month to the Noteholders, via the Indenture Trustee's internet website and its fax-on-demand service. The Indenture Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Indenture Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website or the fax-on-demand service can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6610. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         Certain Covenants. The Indenture will provide that the Issuer may not consolidate or merge with or into any other Person, unless:

         (a) the Person (if other than the Issuer) formed by or surviving such consolidation or merger will be a Person organized and existing under the laws of the United States of America or any state, and will expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and to the Certificate Paying Agent, on behalf of the Noteholders, and the performance or observance of every agreement and covenant of the Indenture on the part of the Issuer to be performed or observed;

         (b) immediately after giving effect to such transaction, no event of default under the Indenture or the Trust Agreement (each, an "EVENT OF DEFAULT") shall have occurred and be continuing;

         (c) no Rating Agency, after prior notice thereto, shall have notified the Issuer that such transaction would cause such Rating Agency's then-current rating of the Term Notes to be qualified, reduced or withdrawn, or to be considered by either Rating Agency to be below investment grade, determined without regard to the Policy;

         (d) the Issuer shall have received an Opinion of Counsel (and will have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

         (e) any action necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

         (f) the Issuer shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental indenture comply with certain provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act of 1934, as amended).

         Modification of Indenture. The Indenture provides that, without the consent of the Holders of any Notes, but with prior notice to the Enhancer, the Issuer and the Indenture Trustee, when authorized by a request of the Issuer pursuant to the Indenture, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (1) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

         (2) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Notes or the Indenture;

         (3) to add to the covenants of the Issuer for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Issuer in the Indenture;

         (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (5) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture;

         (6) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Noteholders or the Enhancer;

         (7) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

         (8) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee and the Enhancer shall have received an Opinion of Counsel to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Noteholders.

         The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Enhancer and each Rating Agency and with the consent of the Enhancer and the Holders of Notes affected thereby representing not less than a majority of the aggregate Note Balance thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby:

         (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due;

         (ii) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

         (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein;

         (iv) reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to the Indenture;

         (v) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

         (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

         (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an opinion of counsel, cause the Issuer to be subject to an entity level tax.

         Certain Matters Regarding the Indenture Trustee and the Issuer. Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the Indenture Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of its willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent thereof will be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture, other than any loss, liability or expense incurred by reason of its willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the Indenture.


                            DESCRIPTION OF THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The information in this section regarding the Policy has been supplied by the Enhancer for inclusion herein. Only the Notes will be entitled to the benefit of the Policy to be issued by the Enhancer.

         On the date of issuance of the Notes the Enhancer will issue the Policy in favor of the Indenture Trustee. The Policy will unconditionally and irrevocably guarantee that portion of the Insured Amounts which will become Due for Payment but shall be unpaid by reason of Nonpayment.

         The Enhancer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for distribution to the Holders, whether or not such funds are properly distributed by the Indenture Trustee.

         For purposes of the Policy, "Holder" as to a particular Note does not and may not include the Master Servicer, the Originator, the Transferor or the Depositor.

         As used in the Policy, the following terms shall have the following meanings:

         "DEFICIENCY AMOUNT" means, for each Payment Date, the excess, if any, of Required Payments over the Total Available Funds for such Payment Date.

         "DUE FOR PAYMENT" means, with respect to any Insured Amount, such amount is due and payable pursuant to the terms of the Indenture.

         "INSURED AMOUNTS" means, with respect to any Payment Date, the Deficiency Amount for such Payment Date.

         "INSURED PAYMENTS" means, with respect to any Payment Date, the aggregate amount actually paid by the Enhancer to the Indenture Trustee in respect of Insured Amounts for such Payment Date.

         "NONPAYMENT" means, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

         "RELIEF ACT SHORTFALLS" are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors" Civil Relief Act of 1940" in the Prospectus.

         "REQUIRED PAYMENTS" means (x) with respect to any Loan Group and for any Payment Date (other than the Final Insured Payment Date), the excess, if any, of (i) the sum of (a) the amount of interest accrued on the Note Balances (or notional balance in the case of the Class IO-2 Term Notes), if any, of the related Class or Classes of Notes, at the applicable Note Rates during the related Interest Period (excluding any Interest Carry-Forward Amounts and Relief Act Shortfalls), and (b) the related Subordination Deficit minus an amount equal to the Overcollateralization Amount, if any, for the other Loan Groups (to the extent not in excess of such Subordination Deficit) over (ii) the related Total Available Funds for such Loan Group for such Payment Date, and (y) on the Final Insured Payment Date, the outstanding Note Balance of all Classes of Notes then outstanding, together with the amount of interest accrued on the Note Balances, if any, of such Notes, at the applicable Note Rates during the related Interest Period (excluding any Interest Carry-Forward Amounts and Relief Act Shortfalls), in each case to the extent not otherwise paid on such date. The Policy expires and terminates without any action on the part of the Enhancer or any other person on the date that is one year and one day following the date on which the Notes have been paid in full.

         "TOTAL AVAILABLE FUNDS" means, as to each Loan Group and for any Payment Date, the sum of (i) the Interest Collections and Principal Collections (excluding prepayment penalties, the premium for the Policy and the Indenture Trustee Fee, the Owner Trustee Fee and the Servicing Fee) for the related Classes of Notes and (ii) any Excess Spread available from the other Loan Groups (including amounts on deposit in the Reserve Account).

         The Policy will be issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                                  THE ENHANCER

         The following information has been supplied by Ambac Assurance Corporation (the "ENHANCER") for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Master Servicer, the Underwriters or any of their affiliates as to the accuracy or completeness of such information.

         The Enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Enhancer primarily insures newly issued municipal and structured finance obligations. The Enhancer is a wholly-owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc., have each assigned a triple-A financial strength rating to the Enhancer.

         The consolidated financial statements of the Enhancer and subsidiaries as of December 31, 1999 and December 31, 1998, and for each of the years in the three-year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 2000; Commission File Number 1-10777) and the unaudited consolidated financial statements of the Enhancer and subsidiaries as of June 30, 2000 and for the periods ending June 30, 2000 and June 30, 1999 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2000 (which was filed with the Commission on August 11, 2000), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Enhancer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Term Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the Enhancer's capitalization as of December 31, 1998, December 31, 1999 and June 30, 2000, respectively, in conformity with generally accepted accounting principles.



                           AMBAC ASSURANCE CORPORATION
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                  DECEMBER 31, 1998      DECEMBER 31, 1999        JUNE 30, 2000
                                                  -----------------      -----------------        --------------
                                                                                                    (UNAUDITED)
                                                                                                  --------------
Unearned premiums..............................       $1,303                 $1,442                    $1,452
Other liabilities..............................          548                    524                       504
                                                      ------                 ------                    -------
Total liabilities..............................       $1,851                 $1,966                    $1,956
                                                      ======                 ======                    ======
Stockholder's equity:
   Common Stock................................       $   82                 $   82                    $   82
   Additional paid-in capital..................          541                    752                       753
   Accumulated other comprehensive income                138                   (92)                      (46)
   (loss)......................................
   Retained earnings...........................        1,405                  1,674                     1,834
                                                       -----                  -----                     -----
Total stockholder's equity.....................       $2,166                 $2,416                    $2,623
                                                      ------                 ------                    ------
Total liabilities and Stockholder's equity.....       $4,017                 $4,382                    $4,579
                                                      ======                 ======                    ======


         For additional financial information concerning the Enhancer, see the audited and unaudited financial statements of the Enhancer incorporated by reference herein. Copies of the financial statements of the Enhancer incorporated herein by reference and copies of the Enhancer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the Enhancer. The address of the Enhancer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The Enhancer makes no representation regarding the Term Notes or the advisability of investing in the Term Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Enhancer and presented under the headings "The Enhancer" and "Description of the Policy" and in the financial statements incorporated herein by reference.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Morgan, Lewis & Bockius LLP, counsel to the Depositor, for federal income tax purposes, the Term Notes will be characterized as indebtedness and neither the Issuer nor any portion of the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

         For federal income tax purposes, the Term Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Certain Federal Income Tax Considerations" in the Prospectus.

         The Term Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code and will not be treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. In addition, interest on the Term Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Term Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Term Notes should see "Certain Federal Income Tax Considerations" and "State Tax Considerations" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Term Notes.


                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Term Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

         Each purchaser of a Term Note, by its acceptance of such Term Note, shall be deemed to have represented that a class or individual exemption under section 406 of ERISA or section 4975 of the Code is applicable to the acquisition of the Term Note by such purchaser or the acquisition of the Term Note by such purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the Prospectus.

         Insurance companies contemplating the investment of general account assets in the Term Notes should consult with their legal advisors with respect to the applicability of section 401(c) of ERISA, as described under "ERISA Considerations" in the Prospectus. The DOL issued final regulations under section 401(c) of ERISA on January 5, 2000.

         The Term Notes may not be purchased with the assets of a Plan if the Underwriters, Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Enhancer or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         The sale of any of the Term Notes to a Plan is in no respect a representation by the Issuer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

         The Term Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Term Notes. No representation is made herein as to whether the Term Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Term Notes as legal investments for such purchasers prior to investing in Term Notes.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement, dated September 13, 2000 (the "UNDERWRITING AGREEMENT"), between Bear, Stearns & Co. Inc., as underwriter (the "UNDERWRITER"), and the Depositor, the Underwriter has agreed to purchase and the Depositor has agreed to sell the principal amounts of the Term Notes as set forth on the cover of this Prospectus Supplement.

         The Transferor has been advised by the Underwriter that it proposes initially to offer the Term Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of 0.120% for each Class. The Underwriter may allow, and such dealers may reallow, a concession not in excess of 0.100% for each Class. After the initial public offering of the Term Notes, the public offering price and such concessions and reallowances may be changed.

         Until the distribution of the Term Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Term Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Term Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Term Notes.

         If the Underwriter creates a short position in the Term Notes in connection with the offering, i.e., if it sells more Term Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Term Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Transferor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Term Notes. In addition, neither the Transferor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         It is expected that delivery of the Term Notes will be made only in book-entry form through DTC, Clearstream, Luxembourg and Euroclear as discussed herein, on or about September 26, 2000, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Term Notes is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Term Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Term Notes will be the monthly statements discussed herein under "Description of the Trust Agreement and Indenture , Reports to Term Noteholders" and in the Prospectus under "Reports to Holders," which will include information as to the outstanding principal balance of the Term Notes. There can be no assurance that any additional information regarding the Term Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Term Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Term Notes may adversely affect the liquidity of the Term Notes, even if a secondary market for the Term Notes becomes available.


                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Term Notes will be passed upon for Irwin Union Bank and Trust Company, Irwin Funding Corp. and Irwin Home Equity Corporation by The Perkins Law Firm, Santa Monica, California and by Ellen Mufson, Esq. and for the Depositor and the Underwriter by Morgan, Lewis & Bockius LLP, New York, New York.


                                     RATINGS

         It is a condition to issuance that the Term Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. The Depositor has not requested a rating on the Term Notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Term Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Term Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Term Notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of Term Notes of distributions on the Mortgage Loans. The rating takes into consideration the structural and legal aspects associated with the Term Notes. The ratings on the Term Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. The ratings also do not address the likelihood of the payment of any Interest Carry-Forward Amounts. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS


Account Balance..........................................................S-24
Additional Balances......................................................S-55
Additional Charges.......................................................S-24
Aggregate Balance Differential...........................................S-84
AGGREGATE OVERCOLLATERALIZATION TARGET AMOUNT............................S-86
Amortization Period......................................................S-82
Appraised Value..........................................................S-25
Balance Differential.....................................................S-84
Billing Cycle............................................................S-23
Business Day.............................................................S-79
Capitalized Interest Account.............................................S-81
Capitalized Interest Requirement.........................................S-81
Certificate Distribution Account.........................................S-93
Certificates.............................................................S-21
Closing Date..............................................................S-4
Collection Account.......................................................S-93
Collection Period........................................................S-93
Combined Loan-to-Value Ratio.............................................S-22
Cut-Off Date..............................................................S-3
DEFICIENCY AMOUNT........................................................S-97
Definitive Note..........................................................S-78
Depositor...........................................................S-3, S-21
Determination Date.......................................................S-93
Draw Period..............................................................S-24
Due Date.................................................................S-23
DUE FOR PAYMENT..........................................................S-97
Enhancer............................................................S-3, S-98
European Depositaries....................................................S-78
Event of Default.........................................................S-94
Excess Spread............................................................S-84
Excluded Amount..........................................................S-93
Final Insured Payment Date...............................................S-89
Finance Charge...........................................................S-24
Financial Intermediary...................................................S-78
Global Securities.......................................................A-I-1
governing instrument.....................................................S-76
Gross Margin.............................................................S-23
GROUP 2 TERM NOTES........................................................S-8
Group I Excess Spread....................................................S-85
Group I Mortgage Loans...................................................S-21
Group II Excess Spread...................................................S-85
Group II Mortgage Loans..................................................S-21
Group III Excess Spread..................................................S-85
Group III Mortgage Loans.................................................S-21
Group IV Excess Spread...................................................S-85
Group IV Mortgage Loans..................................................S-21
HELOCs...................................................................S-21
HELs.....................................................................S-21
HIGH LOAN-TO-VALUE MORTGAGE LOANS........................................S-22
IFC......................................................................S-55
Indenture................................................................S-21

Indenture Trustee.........................................................S-3
Initial HELOCs...........................................................S-21
Initial HELs.............................................................S-21
Initial Mortgage Loans...................................................S-21
INSURED AMOUNTS..........................................................S-97
INSURED PAYMENTS.........................................................S-97
Interest Carry-Forward Amount............................................S-80
Interest Collections.....................................................S-85
Interest Shortfalls......................................................S-84
Issuer..............................................................S-3, S-21
IUB......................................................................S-89
LIBOR Business Day.......................................................S-81
Lifetime Rate Caps.......................................................S-23
Lifetime Rate Floors.....................................................S-23
Liquidated Mortgage Loan.................................................S-85
Liquidation Loss Amount..................................................S-85
Liquidation Proceeds.....................................................S-93
Loan Agreement.....................................................S-22, S-23
Loan Group...............................................................S-21
Managed Amortization Period..............................................S-82
Master Servicer...........................................................S-3
Maximum Variable Funding Balance.........................................S-77
Monthly Payment..........................................................S-23
Mortgage Interest Rate...................................................S-24
Mortgage Loan.............................................................S-3
Mortgage Loans...........................................................S-21
Mortgage Note............................................................S-22
mortgage related securities..............................................S-14
Mortgage Sale Agreements.................................................S-56
Mortgaged Properties.....................................................S-22
Mortgages................................................................S-22
Mortgagor................................................................S-24
Net Principal Collections................................................S-86
NONPAYMENT...............................................................S-97
Non-U.S. Person.........................................................A-I-3
Note Balance.............................................................S-86
Note Payment Account.....................................................S-93
Note Rate................................................................S-80
Notes....................................................................S-21
Originator..........................................................S-3, S-55
Overcollateralization Amount.............................................S-86
Overcollateralization Target Amount......................................S-86
Owner Trustee.............................................................S-3
Payment Date........................................................S-4, S-79
Pre-Funded Amount........................................................S-54
Pre-Funding Account......................................................S-54
Pre-Funding Period.......................................................S-54
Principal Balance........................................................S-93
Principal Collections....................................................S-86
Principal Distribution Amount............................................S-86
Qualified Substitute Mortgage Loan.......................................S-91
Rapid Amortization Event.................................................S-87
Rapid Amortization Period................................................S-82
Real estate owned........................................................S-58
Reference Bank Rate......................................................S-81
Relevant Depositary......................................................S-78

Relief Act Shortfalls....................................................S-97
Repayment Period.........................................................S-24
REQUIRED PAYMENTS........................................................S-97
Reserve Account..........................................................S-88
Revolving Period.........................................................S-82
Rules....................................................................S-78
Sale and Servicing Agreement.............................................S-92
Securities...............................................................S-21
Servicer Default.........................................................S-75
Step-Up Date........................................................S-5, S-80
Subordination Deficit....................................................S-88
Subsequent Mortgage Loans................................................S-54
Subsequent Transfer Date.................................................S-54
Substitution Adjustment..................................................S-91
Telerate Page 3750.......................................................S-81
Term Note Balance........................................................S-88
Term Note Owners.........................................................S-77
Term Notes...............................................................S-21
TIA......................................................................S-94
TOTAL AVAILABLE FUNDS....................................................S-97
Transferor..........................................................S-3, S-55
Trust....................................................................S-21
Trust Agreement..........................................................S-21
Trust Estate.............................................................S-76
Trustee Collection Account...............................................S-93
Trustee's Mortgage File..................................................S-90
U.S. Person.............................................................A-I-3
Underwriter.............................................................S-100
Underwriting Agreement..................................................S-100
Variable Funding Balance.................................................S-88
Variable Funding Notes...................................................S-21
Weighted average life....................................................S-60

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Bear Stearns Asset Backed Securities, Inc., Home Equity Loan-Backed Term Notes, Series 2000-1 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Term Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants (other than Morgan Guaranty Trust Company of New York ("Morgan") and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.



                                     A-I-1

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Transferor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Clearstream, Luxembourg customer or a Euroclear Participant, the purchaser must send instructions to Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank a the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg customers' or Euroclear Participant's accounts. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg customers or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for crediting Global Securities to Morgan or Citibank for the benefit of Clearstream, Luxembourg customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-`market transaction will settle no differently than a trade between two Participants.

         Trading between Clearstream, Luxembourg or Euroclear Transferor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream, Luxembourg customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in



                                     A-I-2
the Clearstream, Luxembourg customers' or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers" securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner's United States Tax Withholding). After December 31, 2000, only Form W-8BEN will be acceptable. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI).. A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. persons that are a Global Security holder residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner's United States Tax Withholding). If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or Form W-8BEN. Form 1001 may be filed by the Holder of a Global Security or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

         U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form w-8BEN and Form -8ECI are effective until the third succeeding calendar year from the date the form is signed. The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                     A-I-3

                     THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                            ASSET-BACKED SECURITIES

                              (ISSUABLE IN SERIES)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                   DEPOSITOR

------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

The securities represent obligations of
the trust only and do not represent an
interest in or obligation of the
depositor, the seller, the master
servicer or any of their affiliates.

This prospectus may be used to offer and
sell the securities only if accompanied
by a prospectus supplement.
-------------------------------------------

THE SECURITIES

         Bear Stearns Asset Backed Securities, Inc., as depositor, will sell the securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence either:

     o    ownership interests in certain assets in a trust fund or

     o    debt obligations secured by certain assets in a trust fund.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and

     o    private asset backed securities.

              Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

     Offers of the securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.

                               SEPTEMBER 13, 2000

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

              Information about each series of securities is contained in the following documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o the principal amount, interest rate and authorized denominations of each class of securities;

     o information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

     o information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

     o the terms of any credit enhancement with respect to particular classes of the securities;

     o information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is
(212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 85 of this prospectus.

                                  RISK FACTORS

         You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

LIMITED LIQUIDITY

         No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

LIMITED ASSETS FOR MAKING PAYMENTS

         The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

         In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

     o    all payments then due on the related securities have been made, and

     o any other payments specified in the related prospectus supplement have been made.

         Once released, such assets will no longer be available to make payments to securityholders.

         You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

     o funds obtained from enforcing any similar obligation of the originator of the loan, or

     o    monies from any reserve fund established to pay for loan repurchases.

LIMITED PROTECTION AGAINST LOSSES

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

YOUR YIELDS ON THE SECURITIES MAY VARY

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

     o the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

     o if any party has an option to terminate the related trust early, the effect of the exercise of the option;

     o the rate and timing of defaults and losses on the assets in the related trust fund;

     o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

     o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

         All the above factors may affect the yield to maturity of the securities.

         Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

SOME LOANS REQUIRE BALLOON PAYMENTS

         Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE LOANS MAY BE UNDERWRITTEN DIFFERENTLY

         A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

PROPERTY VALUES MAY BE INSUFFICIENT

         If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

     o an overall decline in the residential real estate markets where the properties are located;

     o    failure of borrowers to maintain their properties adequately; and

     o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

         If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

HOME IMPROVEMENT CONTRACTS AND OTHER LOANS MAY NOT HAVE SUFFICIENT SECURITY

         A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

         If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE STAMPED

         The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

PRE-FUNDING MAY ADVERSELY AFFECT YOUR INVESTMENT

         The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

BANKRUPTCY LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

         Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

     o require certain disclosures to the borrowers regarding the terms of the loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience; and

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

         Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

         If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

FINANCIAL INSTRUMENTS MAY NOT PERFORM AS EXPECTED

         As described under "Enhancement--Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT OWNERSHIP SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield.

Transfers of FASIT ownership interest securities are also restricted.

BOOK ENTRY REGISTRATION

         Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

         Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

         Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

SECURITY RATINGS ARE NOT RECOMMENDATIONS

         Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

         There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

     o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

     o an adverse change in the financial or other condition of a credit enhancement provider.


                         DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

         The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

         The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

         The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

         Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

     o all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

     o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund'); and

     o    amounts available pursuant to any other credit enhancement.

         If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The "Primary Assets" of each Trust Fund may include one or more pools of the following:

     o closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

     o securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

         The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

         If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

     o the product of the Asset Value Percentage as set forth in the Indenture and

     o    the lesser of

          (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

          (b)  the then-outstanding principal balance of the Primary Assets.

         Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

         The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

PAYMENTS OF INTEREST

         The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement. Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

PAYMENTS OF PRINCIPAL

         On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

          o    the Primary Assets;

          o amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

          o any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

          o any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

          o the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

         The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

         If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

         Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

          o to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

          o    to issue the Securities;

          o    to make payments and distributions on the Securities; and

          o    to perform certain related activities.

         No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

THE LOANS

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

         Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

     o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     o A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

     o    A borrower may fail to make the required periodic payment.

     o Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

     o a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

     o a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

         To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

         Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

         The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

         The amount payable under a VA guaranty will be the percentage of the VA- insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid Principal Balance of the Loans;

     o the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     o    the range and average Principal Balance of the Loans;

     o the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

     o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

     o the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

     o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

     o the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

     o the geographic distribution of any Mortgaged Properties securing the Loans;

     o for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

     o    the lien priority of the Loans;

     o    the delinquency status and year of origination of the Loans;

     o whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

     o in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

         The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

     o pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

     o    collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

     o offered and distributed to the public pursuant to an effective registration statement, or

     o purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be

     o a financial institution or other entity engaged generally in the business of lending;

     o a public agency or instrumentality of a state, local or federal government; or

     o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

         If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

     o the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

     o    certain characteristics of the Underlying Loans, including

          (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

          (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

          (c) the servicing fee or range of servicing fees for the Underlying Loans;

          (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

          (e)  the lien priority of the Underlying Loans; and

          (f) the delinquency status and year of origination of such Underlying Loans;

     o    the maximum original term to stated maturity of the Private
          Securities;

     o    the weighted average term to stated maturity of the Private
          Securities;

     o the pass-through or certificate rate or range of rates for the Private Securities;

     o the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

     o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

     o the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

     o the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

         "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the

Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

     o    the sum of

          (i) the amount of interest accrued on the Securities of the Series and

          (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period,

                                      over

     o    the amount of interest available from the Primary Assets in the Trust
          Fund.

         Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

         If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

SUBORDINATED SECURITIES

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

     (i)  the cost of repair or replacement of the Property, or

     (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

         If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Property with the proceeds described under clause
(i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause (ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

         If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

         If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments if any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

         If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

         Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

         If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow

Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

     o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

     o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

     (i) All payments in respect of principal, including prepayments, on the Primary Assets;

     (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;


    (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

     (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

     (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

     (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

    (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

     (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

     (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

    (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

     (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

     (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

     (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

    (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

   (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

         The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans.

The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

EVIDENCE AS TO COMPLIANCE

         If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

         If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

     o    services similar loans in the ordinary course of its business;

     o    is reasonably satisfactory to the Trustee;

     o has a net worth of not less than the amount specified in the Prospectus Supplement;

     o would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

     o executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

         No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

         If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

         Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

     o    the original principal amount,

     o    its unpaid Principal Balance as of the Cut-off Date,

     o    the current interest rate,

     o    the current Scheduled Payment of principal and interest,

     o    the maturity date, if any, of the related note, and

     o if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

     o the information contained in the Private Securities schedule is true and correct in all material respects;

     o immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

     o    there has been no other sale by the Private Securities; and

     o there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

     (a)  the lesser of

          (i)  the Principal Balance of the Primary Asset, and

          (ii) the Trust Fund's federal income tax basis in the Primary Asset;

                                      plus

     (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

     o have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

     o have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

     o have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

     o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors--Limited Assets for Making Payments" in this prospectus.

         No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

         The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

     (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

     (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

     (iii) the amount of

          (a)  any overdue accrued interest included in such distribution,

          (b) any remaining overdue accrued interest with respect to the Securities, or

          (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

     (iv) the amount of

          (a) any overdue payments of scheduled principal included in the distribution,

          (b) any remaining overdue principal amounts with respect to the Securities,

          (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

          (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

     (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

     (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

    (vii) the book value of any REO Property acquired by the related Trust Fund; and

   (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

     o    the total of the amounts reported pursuant to clauses (i), (ii) and
          (iv)(d) above for the calendar year, and

     o the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

         Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

     o any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

     o any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

        Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

     o a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

     o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

     o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
          (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

     o any other Event of Default specified with respect to Notes of that Series.

         If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

         If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default

(other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

     (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

     (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66% of the total amount of the then-outstanding Notes of the Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then- outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF TRUSTEES

         No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

     (i)  to cure any ambiguity,

     (ii) to correct any defective provisions or to correct or supplement any provision therein,

    (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

     (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

     (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

     (vi) to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

         Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

     (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

     (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

         If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

         In addition to such discharge with certain limitations, , if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

         The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the



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

original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period




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

loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

         General

         The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or
(iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.

                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

     o    to purchase the related Primary Assets,

     o to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

     o to establish any Reserve Funds described in the related Prospectus Supplement and

     o to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, Morgan, Lewis & Bockius LLP or such other counsel so designated in the Prospectus Supplement, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and
(ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal






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

income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the Trustee intends to treat interest on such Debt Securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is longer than the interval between subsequent Distribution Dates, the greater of (i) the interest foregone and
(ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first Distribution Date on a Debt Security is shorter than the interval between subsequent Distribution Dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service (the "IRS") issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.



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

         The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest


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

payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets




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described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", would cause the Trust not to be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with



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respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable




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

portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holder's adjusted basis in the newly acquired asset.



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

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that two conditions are met: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

         A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.



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

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair




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

market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing




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

fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier,




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upon the taxable disposition of the Short-Term Note). However, a cash basis
Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to





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

withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

         The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's





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

deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities") effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions




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contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

         However, the qualification as a FASIT of any Trust Fund for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and



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(vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Securities are treated as exchanging their Securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original




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

issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities,""--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD




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CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION,
OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires in general that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         On January 5, 2000, the United States Department of Labor (the "DOL") issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (a) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis; (b) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, (i) a lump-sum payment, or (ii) annual installment payments over a ten-year period, with interest; and (c) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to
Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         On November 13, 1986, the DOL issued final regulations (Labor Reg.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

         Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the Trust Fund, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases an equity interest, an investment in the equity interests by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an interest in asset-backed pass-through trusts that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps, Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

          (4) The trustee is not an affiliate of the underwriters, the depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

          (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicers' reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor, provided that, among other requirements: (i) such person (or its affiliate) is not an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

          (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificate holders or by a rating agency.

          (3) The transfer of such additional obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the Trust Fund:

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

               (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

          (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8)  The related prospectus or Prospectus Supplement must describe:

               (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (ii) the duration of the period of pre-funding;

               (iii) the percentage and/or dollar amount of the Funding Limit for the trust; and

               (iv) that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

         The DOL has proposed amendments to the Underwriter Exemption (the "Proposed Amendments") that, if finalized in current form, generally will be effective as of August 23, 2000. Among other things, it is anticipated that the amended Underwriter Exemption would permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Underwriter Exemption are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments

         Neither PTCE 83-1, which exempts certain transactions involving plan investments in mortgage trusts, nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York or Morgan, Lewis & Bockius LLP, New York, New York.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095 . The Depositor has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                             INDEX OF DEFINED TERMS


additional obligations:............................84
Advances...........................................27
Agreements..........................................8
Amortizable Bond Premium Regulations...............59
Asset Value........................................10
Assumed Reinvestment Rate..........................10
Available Interest Amount..........................11
Capitalized Interest Account.......................22
Cash Flow Bond Method..............................67
CERCLA.............................................45
Certificates........................................8
Class...............................................9
Closed-End Loans...................................14
Code...............................................12
Collection Account..............................9, 26
Contingent Payment Regulations.....................56
Custodian..........................................33
Cut-off Date.......................................14
Debt Securities....................................55
Deleted Primary Asset..............................35
Depositor...........................................8
Depositor Securities...............................53
Disqualified Organization..........................63
Distribution Account................................9
Distribution Date...................................9
DOL................................................81
Eligible Investments...............................21
Enhancement....................................13, 22
EPA................................................45
ERISA..............................................81
Escrow Account.....................................25
Events of Default..............................37, 38
FASIT..............................................54
FASIT Qualification Test...........................77
FASIT Securities...................................76
FHA................................................16
Final Mark-to-Market Regulations...................65
Final Scheduled Distribution Date..................11
Funding Limit......................................84
Funding Period.....................................84
Garn-St. Germain Act...............................48
High-Yield Interest................................78
Holder..............................................9
Holders............................................41
Home Improvement Contracts.....................10, 16
Home Improvements..............................10, 16
HUD................................................17
Indenture...........................................8
Installment Sales Contract.........................51
Insurance Proceeds.................................27
Interest Weighted Securities.......................58
IRS................................................56
Liquidation Proceeds...............................26
Loans..............................................10
Mortgage...........................................33
Mortgage Loans......................................9
New Regulations....................................68
Nonresidents.......................................69
Notes...............................................8
OID................................................55
OID Regulations....................................55
OTS................................................49
Parties in Interest................................81
Pass-Through Securities............................65
Pay-Through Security...............................57
Plan Asset Regulation..............................81
Plans..............................................81
Pool Insurance Policy..............................23
Pooling and Servicing Agreement.....................8
Pre-Funded Amount..................................21
Pre-Funding Account................................21
Pre-Funding Period.................................21
Prepayment Assumption..............................57
Primary Assets......................................9
Private Securities.................................10
Property...........................................16
PS Agreement.......................................19
PS Servicer........................................19
PS Sponsor.........................................19
PS Trustee.........................................19
PTCE...............................................82
Qualifying Substitute Primary Asset................35
Rating Agency...................................9, 86
Ratio Strip Securities.............................66
Regular Interest Securities........................54
Regular Interests..................................59
REMIC..........................................12, 54
REO Property.......................................13
Reserve Fund....................................9, 24
Residual Interest Security.........................61
Residual Interests.................................59
Revolving Credit Line Loans........................14
Revolving Mortgage Loans...........................14
Scheduled Payments.................................26
Securities..........................................8
Seller..............................................8
Servicing Fee..................................26, 65
Short-Term Note....................................70

Single Family Property.............................15
Special Redemption Date............................11
Stripped Securities................................65
Tax Counsel........................................53
TIN................................................68
Title V............................................49
Trust Agreement.................................8, 13
Trust Fund..........................................8
Trustee.............................................8
U.S. Person........................................54
UCC................................................50
Underlying Loans...............................10, 19
Underwriter Exemption..............................83
VA ................................................16

                                 $352,800,000

                      HOME EQUITY LOAN-BACKED TERM NOTES,
                                 SERIES 2000-1

                      IRWIN HOME EQUITY LOAN TRUST 2000-1
                                     ISSUER

                         IRWIN HOME EQUITY CORPORATION
                                   ORIGINATOR

                       IRWIN UNION BANK AND TRUST COMPANY
                                MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR



                               ----------------
                             PROSPECTUS SUPPLEMENT
                               ----------------



                            BEAR, STEARNS & CO. INC.


                               SEPTEMBER 13, 2000

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY, NOR AN OFFER OF THE NOTES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.